                                                                    Exhibit 2.1


                                                        CONFORMED COMPOSITE COPY


================================================================================


                         MASTER RESTRUCTURING AGREEMENT


                            Dated as of June 19, 1998


                                     Between


                                    ASTRA AB,

                               MERCK & CO., INC.,

                                ASTRA MERCK INC.,

                                ASTRA USA, INC.,

                                  KB USA, L.P.,

                          ASTRA MERCK ENTERPRISES INC.,

                                  KBI SUB INC.,

                              MERCK HOLDINGS, INC.

                                       and

                           ASTRA PHARMACEUTICALS, L.P.


================================================================================


           Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange
           Commission with a request for confidential treatment pursuant to Rule 24b-2. The location of an omitted portion is indicated by an asterisk within brackets ("[*]").

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1   CERTAIN DEFINITIONS.........................................     2

      1.1   Definitions.................................................     2

ARTICLE 2   EXECUTION OF AGREEMENTS; PRE-CLOSING EVENTS;
            CLOSING.....................................................    30

      2.1   Execution and Delivery of Initial Agreements................    30
      2.2   Other Pre-Closing Events....................................    31
      2.3   Closing.....................................................    32
      2.4   Actions to be Taken at the Closing..........................    32
      2.5   Certain Adjustments.........................................    34
      2.6   KBI Shared Liabilities......................................    38
      2.7   Other Actions...............................................    39
      2.8   Termination of Certain Agreements...........................    39

ARTICLE 3   CERTAIN OPERATIONAL PROVISIONS..............................    40

      3.1   Exclusive Distributorship Agreement.........................    40
      3.2   Competition.................................................    40
      3.3   Ownership of KBI, KBLP and Other Affiliates.................    42
      3.4   Use of Names................................................    48
      3.5   Put Option..................................................    49
      3.6   Outlicensing of Group D Compounds, KB USA
            Compounds and Group E Compounds.............................    50
      3.6A  Appointment of Subdistributors and Assignments
            of Rights with Respect to Licensed Compounds................    57
      3.7   Computation of Certain Contingent Amounts...................    62
      3.8   Inflation Adjustment........................................    66
      3.9   Payments....................................................    67
      3.10  Maintenance and Access to Books and Records.................    67
      3.11  Business of KBLP............................................    67
      3.12  Business of KBI Parties.....................................    68
      3.13  Notice of Events of Bankruptcy..............................    68
      3.14  Certain Actions in Respect of Contingent Amounts............    68
      3.15  Trigger Event...............................................    69
      3.16  [Intentionally Omitted].....................................    79
      3.17  KB Obligations in Respect of Certain Loans..................    79
      3.18  Other KB Outlet.............................................    80
      3.19  Information Concerning Compounds............................    80
      3.20  Determination of Critical Compounds.........................    80
      3.21  Preparation of Tax Returns and Financial
            Statements..................................................    82
      3.22  Co-promotions...............................................    82
      3.23  Lexxel Agreements...........................................    83


                                      (i)

                                TABLE OF CONTENTS
                                  (Continued)

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                                                                            ----
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ARTICLE 4   CONFIDENTIALITY.............................................    83

      4.1   Confidentiality.............................................    83
      4.2   Exceptions..................................................    84
      4.3   Enalapril Confidentiality...................................    85

ARTICLE 5   REPRESENTATIONS AND WARRANTIES..............................    85

      5.1   Representations and Warranties of TR and TR
            Holdings....................................................    85
      5.2   Representations and Warranties of KB Parties................    87
      5.3   Representations Concerning KBI..............................    90

ARTICLE 6   INTERIM COVENANTS...........................................    90

      6.1   Filings; Consents...........................................    90
      6.2   Notification of Certain Matters.............................    90

ARTICLE 7   CONDITIONS TO CLOSING.......................................    91

      7.1   Condition to Obligations of KB Parties......................    91
      7.2   Condition to Obligations of TR Parties......................    91
      7.3   Additional Condition to Certain Obligations of
            TR Parties..................................................    92

ARTICLE 8   GUARANTEES OF PERFORMANCE...................................    92

      8.1   Guarantee by KB.............................................    92
      8.2   Guarantee by TR.............................................    92
      8.3   Definitions.................................................    93
      8.4   Liability of Guarantor Unconditional........................    93
      8.5   Direct Action Against a Guarantor...........................    94
      8.6   Continuing Guarantee........................................    94
      8.7   Subordination...............................................    94
      8.8   Limits on Subrogation.......................................    95
      8.9   Obligations Additional......................................    95
      8.10  Remedies Not Exclusive......................................    95
      8.11  Effect of Assignment........................................    95

ARTICLE 9   ARBITRATION.................................................    96

      9.1   Binding Arbitration; Rules..................................    96
      9.2   Venue; Language.............................................    96
      9.3   Arbitrators.................................................    96
      9.4   Interim Relief..............................................    96

ARTICLE 10  INDEMNIFICATION.............................................    97

      10.1  By the KB Parties...........................................    97
      10.2  By TR.......................................................    97
      10.3  Indemnification Procedures..................................    97


                                      (ii)

                                TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
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      10.4  Subrogation.................................................    99
      10.5  Survival....................................................    99
      10.6  Limitation on Damages.......................................    99

ARTICLE 11  TERM AND TERMINATION........................................   100

      11.1  Term........................................................   100
      11.2  Cut-Off Date................................................   100
      11.3  Exercise of KBI-E Asset Option and KBI Shares
            Option......................................................   100
      11.4  Survival....................................................   100
      11.5  Unilateral Termination......................................   100

ARTICLE 12  MISCELLANEOUS...............................................   101

      12.1  Entire Agreement; Waiver or Modification....................   101
      12.2  Third Party Beneficiaries...................................   101
      12.3  Force Majeure...............................................   101
      12.4  Miscellaneous...............................................   102
      12.5  Binding Effect; Assignment..................................   102
      12.6  Further Assurances..........................................   103
      12.7  Affiliates..................................................   103
      12.8  Notices.....................................................   103
      12.9  Governing Law...............................................   104
      12.10 Severability................................................   104
      12.11 Remedies....................................................   105
      12.12 Expenses....................................................   105
      12.13 Execution...................................................   105
      12.14 Publicity...................................................   105
      12.15 Service of Process..........................................   106


Schedule 1.1         Certain KB USA Products
Schedule 1.2         Classification of Combinations
Schedule 2.5         Closing Statements
Schedule 3.2(b)      TR Joint Ventures
Schedule 3.7         Base Sales Weightings and Relative Sales Weightings
Schedule 3.8         Example of Computation of Inflation Adjustments
Schedule 3.15A       Trigger Event:  Certain Financial Calculations
Schedule 3.15B       Trigger Event:  Qualified Persons

Appendix I           Ancillary Agreements

Exhibit A            Form of Amended and Restated KBI License
Exhibit B            Form of Distribution Agreement
Exhibit C            Form of Exclusive Distributorship Agreement


                                     (iii)

Exhibit D            Form of KB USA Asset Contribution Agreement
Exhibit E            Form of KBI Asset Contribution Agreement
Exhibit F            Form of KBI License Assignment and Assumption Agreement
Exhibit G            Form of KBI Plan of Recapitalization
Exhibit H            Form of KBI Shares Option Agreement
Exhibit I            Form of KBI Sub Assignment and Assumption Agreement (#1)
Exhibit J            Form of KBI Sub Assignment and Assumption Agreement (#2)
Exhibit K            Form of KBI Supply Agreement
Exhibit L            Form of KBI-E Asset Contribution Agreement
Exhibit M            Form of KBI-E Asset Option Agreement
Exhibit N            Form of KBLP Assignment and Assumption Agreement
Exhibit O            Form of Manufacturing Agreement
Exhibit P            Form of Partnership Agreement
Exhibit Q            Form of Pledge Agreement
Exhibit R            Form of Selected Compounds Contribution Agreement
Exhibit S            Form of Trademark Rights Contribution Agreement
Exhibits T-1-T-5     Form of Agreements re Permitted Transfers
Exhibit U            Form of Clinical Supply Agreement
Exhibit V            Form of KBI Sublicense Agreement
Exhibits W           Form of Security Agreement


                                      (iv)

                         MASTER RESTRUCTURING AGREEMENT

            MASTER RESTRUCTURING AGREEMENT, dated as of June 19, 1998, between ASTRA AB, a company limited by shares organized and existing under the laws of Sweden ("KB"), MERCK & CO., INC., a New Jersey corporation ("TR"), ASTRA MERCK INC., a Delaware corporation ("KBI"), ASTRA USA, INC., a New York corporation and an indirect wholly-owned subsidiary of KB ("KB USA"), KB USA, L.P., a Delaware limited partnership of which KB is the general partner and KB USA is the limited partner ("KBLP"), ASTRA MERCK ENTERPRISES INC., a Delaware corporation and a direct wholly-owned subsidiary of KBI ("KBI-E"), KBI SUB INC., a Delaware corporation and a direct wholly-owned subsidiary of KBI ("KBI Sub"), MERCK HOLDINGS, INC., a Delaware corporation and a direct wholly-owned subsidiary of TR ("TR Holdings"), and ASTRA PHARMACEUTICALS, L.P. (f/k/a KB Operating, L.P.), a Delaware limited partnership (the "Partnership").


                                   WITNESSETH:


            WHEREAS, KB and TR Holdings own all the outstanding shares of KBI;

            WHEREAS, in the case of KB, such shares constitute (i) 50,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); (ii) one (1) share of Class C Common Stock, par value $.01 per share ("Class C Common Stock"); (iii) 187,500 shares of Class A Non-Voting Preferred Stock, par value $12,160 per share ("Class A Preferred Stock"); and (iv) 12,500 shares of Class C Voting Preferred Stock, par value $9,600 per share ("Class C Preferred Stock");

            WHEREAS, in the case of TR Holdings, such shares constitute (i) 50,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); (ii) 187,500 shares of Class B Non-Voting Preferred Stock, par value $12,160 per share ("Class B Preferred Stock"); and (iii) 12,500 shares of Class D Voting Preferred Stock, par value $9,600 per share ("Class D Preferred Stock");

            WHEREAS, KBI is a joint venture of KB and TR formed pursuant to that certain Agreement dated as of July 12, 1982, among TR, KB, KB USA and KBI, as amended by the Transfer Consummation Agreement dated as of November 1, 1994, among TR, KB, and KBI (such agreement, as so amended, being referred to herein as the "1982 JV Agreement");

            WHEREAS, pursuant to a Limited Partnership Agreement, dated as of October 21, 1997 (the "Original Partnership Agreement"), the Partnership has been formed and, contemporaneously with the execution and delivery of this Agreement, the partnership interests therein are being acquired by KBLP, as general partner, and KB USA, as limited partner;

            WHEREAS, KB and TR desire to restructure their joint venture through the termination of the Original Partnership Agreement, the acquisition by KBI Sub of the limited partner's interest in the Partnership, including its status as limited partner, and the entry into the

Partnership Agreement (as defined below) by KBLP and KBI Sub (upon its acquisition of the limited partnership interest in the Partnership), the capitalization of the Partnership and the modification of certain other contractual arrangements, as provided in the Initial Agreements (as defined below), the Partnership Agreement and the Ancillary Agreements (as defined below), and, in furtherance thereof, the parties hereto are entering into this Agreement and the other Initial Agreements (as applicable) as of the date hereof;

            NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and in the other Initial Agreements, the Partnership Agreement and the Ancillary Agreements, the parties hereto hereby agree as follows:


                                    ARTICLE 1


                               CERTAIN DEFINITIONS

            1.1   Definitions.

                  (a) Without limiting any other terms defined herein, as used in this Agreement the following terms shall have the following respective meanings:

            "ABCV Compound" shall mean the Parenteral Form of (i) any Licensed Compound which is a Group C Compound, (ii) any Group D Compound or (iii) any Group E Compound that, in any such case, also has other routes of administration or has an antibiotic, anticancer or antiviral use.

            "Accounting Procedures" shall have the meaning set forth in the Amended and Restated KBI License.

            "Acquisition of KB" shall have the meaning set forth in Section 3.15(b).

            "Actual Formula Price" shall mean the actual Formula Price determined in accordance with the KBI-E Asset Option Agreement.

            "Actual Formula Price Statement" shall have the meaning set forth in
Section 3.15(f).

            "Additional KBLP GP" shall have the meaning set forth in Section 3.3(f).

            "Additional KBLP LP" shall have the meaning set forth in Section 3.3(f).

            "Adjusted Original Amount" shall have the meaning set forth in
Section 3.8.

            "Adjustment Date" shall have the meaning set forth in Section 3.8.

            "Advance Amount" shall mean $2.8 billion.

            "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" of a Person shall mean direct or indirect ownership of more than 50% of the outstanding voting stock of a corporate Person or voting interest in a non-corporate Person. Notwithstanding the foregoing, (i) no KBI Party or TR Party (or any of their Affiliates) shall at any time be deemed to be an Affiliate of the Partnership or any KB Party (or any of their Affiliates) solely by virtue of its direct or indirect ownership interest in the Partnership, (ii) each KBI Party shall be deemed to be an Affiliate of TR from and after (but not before) the consummation of the share purchase referred to in Section 2.4(b) hereof, and (iii) the Partnership shall be deemed to be an Affiliate of KB, the General Partner and each of their Affiliates.

            "Agreed Cash Amount" shall mean the amount calculated in accordance with Section 2.5(b).

            "Amended and Restated KBI Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of KBI in the form of Exhibit A to the KBI Plan of Recapitalization.

            "Amended and Restated KBI By-laws" shall mean the by-laws of KBI in the form of Exhibit B to the KBI Plan of Recapitalization.

            "Amended and Restated KBI License"(1) shall mean the KBI License, as amended and restated as of the Closing Date in the form of Exhibit A hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "Ancillary Agreements" shall mean, collectively, the Agreements listed in Appendix I hereto. When used in the singular, such term shall mean any of the foregoing Agreements.

            "ANDA" shall mean an abbreviated NDA.

            "Animal Health Use" shall have the meaning set forth in the Selected Compounds Contribution Agreement.

            "Announcement Date" shall mean with respect to a transaction or proposed transaction with a Qualified Person the date on which such transaction (or any part thereof) is first publicly announced by any party to such transaction; provided, however, that the restructuring of such transaction with such Qualified Person or an Affiliate thereof prior to the consummation thereof shall not affect or result in a change in the Announcement Date.


---------------

1. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

            "Appraised Value" shall mean the net present value as of March 31, 2008 of the projected pre-tax amount of the sum of the KBI Products Contingent Amount and the Group E Products Contingent Amount as computed pursuant to
Section 3.7 hereof (including amounts with respect to future KBI Products and future Group E Products containing Assignment Compounds (as defined in the KBI-E Asset Option Agreement)) without giving effect to the adjustment provided for in
Section 3.7(c) hereof, as determined by the Appraiser pursuant to the terms of
Section 3.15(f) hereof.

            "Appraiser" shall mean the appraiser selected in accordance with
Section 3.15(f).

            "Assignment Payment" shall have the meaning set forth in the KBI-E Asset Option Agreement.

            "Assignment Right" shall have the meaning set forth in the KBI-E Asset Option Agreement.

            "Association" shall mean the American Arbitration Association.

            "Authorized Persons" shall have the meaning set forth in Section 4.1(c).

            "Bankruptcy" shall mean, with respect to any Person, any of the following events:

                  (i) the Person (a) voluntarily consents to an order for relief under the Bankruptcy Code, (b) seeks, consents to, or does not contest the appointment of a receiver, custodian, or trustee for itself or for all or any material part of its property, (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of any country, state or other competent jurisdiction, (d) makes a general assignment for the benefit of its creditors, or (e) admits in writing that it is generally not paying its debts as they become due; or

                  (ii) (a) any party files a petition against such Person
            seeking an order for relief under the Bankruptcy Code, or seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of any country, state or other competent jurisdiction, or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing a receiver, custodian, or trustee for such Person, or for all or any material part of its property, and such petition, order, judgment, or decree shall have continued undischarged or unstayed for a period of sixty (60) consecutive days after its entry;

and, with respect to KBLP (or any Successor General Partner) and any Additional KBLP GP, shall also include the following additional events:

                  (iii) the interest of any general partner thereof is seized or subject to a charging order by a creditor of such partner and such partner fails to contest the same within sixty (60) days after the date of notice to such partner of such seizure or charging order; or

                  (iv) the Bankruptcy (as determined under clauses (i) and (ii)
            above) of any general partner of KBLP (or, in the case of a Successor General Partner or Additional KBLP GP, any general partner or 25% or greater shareholder (or Person having comparable status in the case of any entity which is not a partnership or corporation) of such Successor General Partner or Additional KBLP GP, as the case may be);

and, with respect to the Partnership, shall also include the following additional events:

                  (v) the Interest of the General Partner is seized or subject to a charging order by a creditor of the General Partner and the General Partner fails to contest the same within sixty (60) days after the date of notice to the General Partner of such seizure or charging order; or

                  (vi) the Bankruptcy (as determined under clauses (i), (ii),
            (iii), and (iv) above) of the General Partner or any Additional KBLP GP.

            "Bankruptcy Code" shall mean Title 11 of the U.S. Code, entitled "Bankruptcy", as now or hereafter in effect, or any successor statute.

            "Base Date" shall have the meaning set forth in Section 2.5(e)(i).

            "Base Date Working Capital" shall have the meaning set forth in
Section 2.5(e)(i).

            "Base Sales Weighting" or "BSW" with respect to each category of Compounds or products listed in the table set forth in Part 2 of Schedule 3.7 hereto shall mean, for any Fiscal Year, the percentage set forth or described in such table across from such category.

            "Blocking Amount" shall be (i) prior to the KBI-E Asset Purchase,
(A) $300,377,586, plus (B) if any of the events described in clause (i) of the definition of Put Option Event occurs, whether such event occurs before or after the occurrence of any other event that constitutes a Put Option Event, (x) for Blocking Payments made in any Fiscal Year from 1998 through 2002, $100 million ($100,000,000), (y) for Blocking Payments made in any Fiscal Year from 2003 through 2007, $150 million ($150,000,000) and (z) for Blocking Payments made in any Fiscal Year after 2007, 13% times the greater of (1) 15.5 times the average annual amount of the Fourth Tier Amount for the three Fiscal Years preceding the exercise of the Put Option (or if fewer than three full Fiscal Years have elapsed from the Closing Date to the exercise of the Put Option, the average annual amount of the Fourth Tier Amount for such Fiscal Years) or (2) $2.0 billion and (ii) after the KBI-E Asset Purchase, $217,577,586.

            "Blocking Payments" shall have the meaning set forth in Section 3.5(a).

            "Bulk Chemical Manufacturing Stage" shall have the meaning set forth in the Manufacturing Agreement.

            "business day" shall mean any day other than a Saturday, a Sunday, or any day on which commercial banks in New York City are required or authorized to be closed.

            "Butterfly Loan Agreements" shall mean the following agreements: (i) the Loan Agreement dated as of February 15, 1995, by and between KBI and KBI-E,
(ii) the Loan Agreement dated as of February 15, 1995, by and among KB, TR and KBI-E; and (iii) the Loan Agreement dated as of February 15, 1995 by and among KBI, KB US Holdings Corporation and TR and Company Incorporated.

            "Calculated Amount" shall have the meaning set forth in the definition of "True-Up Amount."

            "Capital Account" shall have the meaning set forth in the Partnership Agreement.

            "Cash and Short-term Investments" of a Person shall mean all of the cash, cash equivalents and securities owned by such Person that are readily convertible into or transferable for cash (in each case on a consolidated basis), including without limitation the items set forth on Part A of Schedule 3.15A hereto.

            "Class A Common Stock" shall have the meaning set forth in the Recitals.

            "Class B Common Stock" shall have the meaning set forth in the Recitals.

            "Class C Common Stock" shall have the meaning set forth in the Recitals.

            "Class A Preferred Stock" shall have the meaning set forth in the Recitals.

            "Class B Preferred Stock" shall have the meaning set forth in the Recitals.

            "Class C Preferred Stock" shall have the meaning set forth in the Recitals.

            "Class D Preferred Stock" shall have the meaning set forth in the Recitals.

            "Class E Preferred Stock" shall mean the Class E Non-Voting Convertible Participating Preferred Stock, par value $12,160 per share, of KBI.

            "Closing" and "Closing Date" shall have the respective meanings set forth in Section 2.3.

            "Closing Date Inventory Amount" shall mean the book value of the Inventory as of the Closing Date (determined in accordance with GAAP).

            "Closing Date Working Capital" shall have the meaning set forth in
Section 2.5(e)(i).

            "Closing Statements" shall have the meaning set forth in Section 2.5(e)(i).

            "Code" shall have the meaning set forth in the Partnership
Agreement.

            "Combined Weighted Net Sales of Tiered Rate Products" shall mean the sum of the Weighted Net Sales for all Tiered Rate Products.

            "Common Stock" shall mean the Common Stock, par value $.01 per share, of KBI.

            "Comparable Companies" shall mean, as of the Measurement Date, the fifteen (15) largest publicly traded companies (based on the market value of their publicly traded shares) that report earnings in accordance with GAAP and have Pharmaceutical Sales (on a consolidated basis) that are at least 50% of their total sales.

            "Compound" shall mean any pharmaceutical compound, and the salts and esters thereof, which is suitable for use in human medicine.

            "Compound Intellectual Property" shall mean all patents (including reissues, divisions, continuations and extensions thereof), patent rights, registrations and applications for the foregoing, licenses and other contractual rights with respect to the foregoing.

            "Compound Technical Information" shall mean all scientific and technical information, data, and know-how relating to any manufacturing process.

            "Contingent Amount Gross-Up" shall have the meaning set forth in the Partnership Agreement.

            "Co-promotion Arrangement" shall mean any arrangement, other than with respect to a Covered Compound, between the Partnership, KB or any of their respective Affiliates, on the one hand (such Person, the "Co-promoter"), and any Third Party, on the other hand (such Person, the "Product Rights Owner"), pursuant to which the Co-promoter (x) has been granted any right by, or incurred any obligation to, the Product Rights Owner to participate in the promotion, marketing or selling effort with respect to any Patented Compound or any product containing any Patented Compound in the Territory and (y) has a financial interest in the sales of or income from such Patented Compound or product.

            "Covered Compound" shall mean any Group A Compound, Group B Compound, Group C Compound that is a Licensed Compound, Group D Compound, Group E Compound, or KB USA Compound.

            "Critical Compound" shall mean (i) each of the following Compounds: omeprazole, perprazole, budesonide (for the treatment of chronic lower respiratory diseases (J40-J42; J44-47), asthma (J45), rhinitis, allergic (from
J30) and rhinitis, other (from J31)) and candesartan cilexetil, including without limitation formulations for OTC Products and any combination of any of the foregoing with any other Compound, but excluding formulations for

Selected Uses, and (ii) any Covered Compound (including formulations for OTC Products and any combination of the foregoing with any other Compound, but excluding formulations for Selected Uses) for which at the time of the proposed Outlicensing (A) the annual Net Sales of Ethical Pharmaceutical Products for use in humans containing such Covered Compound for the most recently completed fiscal year of the Partnership and, if applicable, any of its Affiliates in the Territory exceed the Critical Compound Threshold, or (B) the annual Net Sales of Ethical Pharmaceutical Products for use in humans containing such Covered Compound are reasonably expected to exceed the Critical Compound Threshold within five (5) years from the date of the First Commercial Sale thereof by the Partnership or, if applicable, any of its Affiliates in the Territory.

            "Critical Compound Threshold" shall mean $200 million
($200,000,000), adjusted for inflation pursuant to Section 3.8 hereof.

            "Disposition Threshold" shall mean $1.0 billion, increased annually as of January 1 of each year, commencing January 1, 1999, by the cumulative percentage growth in worldwide pharmaceutical sales during the immediately preceding year as reported by the Drug Report. For purposes of determining whether the Disposition Threshold has been exceeded, any amount reported in a currency other than Dollars shall be translated into Dollars based on the Noon Buying Rate for such currency on the Measurement Date.

            "Distribution Agreement"(2) shall mean the Distribution Agreement between KBI-E and the Partnership in the form of Exhibit B hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "Dollars" or "$" shall mean U.S. dollars.

            "Drug Report" shall mean World Review published by IMS Global Services or any successor publisher thereto; provided, however, that, if IMS Global Services or any such successor ceases operations, or otherwise ceases reporting the financial information necessary to make the calculations required by this Agreement, "Drug Report" shall mean such other database or reporting system reporting worldwide pharmaceutical sales most closely approximating World Review, as shall be agreed upon by KB and TR, except that if KB and TR are unable to so agree, such dispute shall be submitted to arbitration pursuant to
Article 9.

            "Effective Rate in Respect of Tiered Rate Products" shall mean, with respect to any period, the percentage rate computed by dividing the Tiered Rate Products Amount for such period by the Combined Weighted Net Sales of Tiered Rate Products for such period.

--------------

2. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

            "Effective Time" shall mean, in the case of the KBI Asset Contribution Agreement, the KBI-E Asset Contribution Agreement, the Trademark Rights Contribution Agreement and the KB USA Asset Contribution Agreement, (i) the time designated in writing by KBI Sub or KBLP (or their respective assignees), as the case may be, as the effective time of the transfer of assets and the assumption of liabilities thereunder, in accordance with the terms of the applicable agreement (which effective time shall be no later than the opening of business on the Closing Date), or (ii) if no such designation is made, the opening of business on the Closing Date.

            "Entocort" shall mean budesonide for the treatment of inflammatory bowel disease in humans (K50-K51).

            "Equity Securities" of a Person shall mean all securities characterized as equity securities on the most recent balance sheet of such Person released to shareholders on or prior to the Measurement Date, other than equity securities that are preferred and limited as to dividends.

            "Estimated Inventory Amount" shall have the meaning set forth in
Section 2.5(b).

            "Estimated Working Capital Adjustment" shall have the meaning set forth in Section 2.5(b).

            "Ethical OTC Product" shall mean any OTC Product sold outside the Territory that cannot lawfully be advertised directly to consumers.

            "Ethical Pharmaceutical Product" shall mean with respect to any Person any pharmaceutical product for human use which may be sold lawfully in any of the Territory or Canada or any country of the European Union or in the country in which such Person is incorporated or organized only with a prescription or an order of a licensed practitioner, regardless of whether it may be sold elsewhere without a prescription or an order of a licensed practitioner.

            "Events of Force Majeure" shall have the meaning set forth in
Section 12.3.

            "Excluded Transaction" shall have the meaning set forth in the proviso to the definition of "Outlicensing."

            "Exclusive Distributorship Agreement" shall mean the Exclusive Distributorship Agreement of even date herewith between KB and KB USA in the form of Exhibit C hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "FDA" shall mean the U.S. Food and Drug Administration (or any successor agency).

            "Firm Value" shall mean the amount calculated in accordance with
Section 3.15(a)(v).

            "First Commercial Sale" shall mean, with respect to any Person (the "Selling Person"), the first sale of a product in the Territory, following approval by the FDA of an NDA for such product, by (i) the Selling Person or any of its Affiliates, distributors, subdistributors, licensees or sublicensees, on the one hand, to (ii) any Person who is not an Affiliate, distributor, subdistributor, licensee or sublicensee of the Selling Person or of any other Person referred to in the preceding clause (i), on the other hand.

            "Fiscal Quarter" shall mean each of the three-month periods ending March 31, June 30, September 30 and December 31.

            "Fiscal Year" shall mean the twelve-month period ending December
31.

            "Formoterol" shall mean the Compound formoterol.

            "Formoterol Product" shall mean (i) any product containing Formoterol whether or not in combination with another therapeutically active ingredient or ingredients which is delivered in any dry powder inhaler, (ii) any product containing Formoterol as a monotherapy which is delivered in an inhaler other than a dry powder inhaler, and (iii) any product containing Formoterol in capsules or in tablets or in combination with another therapeutically active ingredient or ingredients (other than a Covered Compound) that competes with any existing Formoterol Product, but excluding combinations with any Licensed Compound, Group D Compound or Group E Compound.

            "Formulation Manufacturing Stage" shall have the meaning set forth in the Manufacturing Agreement.

            "Fourth Tier Amount" shall have the meaning set forth in the Partnership Agreement.

            "Future Agreement" shall mean a Future KB Agreement or a Future TR Agreement.

            "Future KB Agreement" shall mean any agreement relating to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement, or any of the transactions contemplated thereby, that may be entered into after the Closing between (i) KB or any of its Affiliates (other than the Partnership), on the one hand, and (ii) the Partnership, TR or any Affiliate of TR, on the other hand.

            "Future TR Agreement" shall mean any agreement relating to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement, or any of the transactions contemplated thereby, that may be entered into after the Closing between (i) TR or any of its Affiliates, on the one hand, and (ii) the Partnership, KB or any Affiliate of KB (other than the Partnership), on the other hand.

            "Future TR Joint Venture" shall mean any Person (other than any joint venture set forth on Schedule 3.2(b) hereto) in which TR directly or indirectly holds after the date of this

Agreement (i) 50% of the voting stock (in the case of a corporate Person) or other voting interests (in the case of a non-corporate Person) or (ii) if TR is prohibited by applicable law from acquiring such 50% interest, any Person in which TR directly or indirectly acquires 40% or more but not more than 50% of the voting stock (in the case of a corporate Person) or other voting interests (in the case of a non-corporate Person).

            "GAAP" shall mean U.S. generally accepted accounting principles, applied on a consistent basis.

            "General Partner" shall mean each Person that is a general partner of the Partnership as it may be constituted from time to time following the Closing, initially KBLP.

            "Generic Competition" shall mean, with respect to any Compound (the "Affected Compound"), that (i) the First Commercial Sale of a product containing the Affected Compound has been made pursuant to an ANDA or an NDA held by a non-Affiliate of the Partnership, and (ii) such product is used or approved for use in the same Therapeutic Category for which the Affected Compound is approved for use by the FDA under an NDA held by the Partnership or any of its Affiliates.

            "GP IIb/IIIa Compound" shall have the meaning set forth in the Selected Compounds Contribution Agreement.

            "Group A Compound" shall have the meaning set forth in the Amended and Restated KBI License.

            "Group B Compound" shall have the meaning set forth in the Amended and Restated KBI License.

            "Group C Compound" shall have the meaning set forth in the Amended and Restated KBI License.

            "Group D Compound" shall mean (A) any Patented Compound (i) which has been licensed to or acquired by the Partnership for the Territory (including without limitation any such Compound, rights to which are licensed to or acquired by KB or any of its Affiliates prior to the Effective Time), and (ii) as to which the Partnership has not been granted the right to sublicense to KBI or KBI-E in the Territory the right to make, have made, use and sell such Compound; provided, however, that the Group D Compounds shall not include (w) any Compound that will have only an intravenous route of administration and will not have an antibiotic, anticancer or antiviral use, (x) any Compound that is primarily for dental or anesthetic use, (y) any Group C Compound as to which KBI-E has rejected a license for such Compound pursuant to Section 2.3 of the Amended and Restated KBI License or as to which KBI has rejected a license for such Compound pursuant to Section 2.4 of the KBI License or (z) any rights, which at the time that KB or an Affiliate of KB (including the Partnership) first acquired the rights described in clause (A)(i) above, had previously been licensed or otherwise Transferred to a Third Party on an exclusive basis (or to Third Parties collectively having such exclusivity), if and only if such license or other Transfer was not entered into in anticipation of the acquisition by the Partnership of the rights described in clause (A)(i) above; and (B) the Selected Compounds and the Selected Uses; provided, however, that in the case of any Selected Use, the applicable Compound shall be treated as a Group D Compound solely with respect to such Selected Use, unless such Compound is otherwise a "Group D Compound" as defined above. Group D Compounds include, without limitation, (i) the Compounds nicin, bucindolol and balsalazide and (ii) any Compound referred to in clause (A) of the preceding sentence whether such rights were acquired by KB or any Affiliate of KB prior to, or are acquired on or after, the date hereof provided that rights to such Compounds were acquired by KB or an Affiliate of KB prior to a Trigger Event.

            "Group E Compound" shall mean any Patented Compound (i) which has been licensed to or acquired by KB or any of its Affiliates (other than the Partnership) for the Territory (including without limitation any such Compound, rights to which are licensed to or acquired by KB or any of its Affiliates prior to the Effective Time), and (ii) as to which KB or any such Affiliate has not been granted the right to sublicense to KBI or KBI-E in the Territory the right to make, have made, use and sell such Compound; provided, however, that the Group E Compounds shall not include (w) any Compound that will have only an intravenous route of administration and will not have an antibiotic, anticancer or antiviral use, (x) any Compound that is primarily for dental or anesthetic use, (y) any Group C Compound as to which KBI-E has rejected a license for such Compound pursuant to Section 2.3 of the Amended and Restated KBI License or as to which KBI has rejected a license for such Compound pursuant to Section 2.4 of the KBI License or (z) any rights, which at the time that KB or any such Affiliate (excluding the Partnership) first acquired the rights described in clause (i) above, had previously been licensed or otherwise Transferred to a Third Party on an exclusive basis (or to Third Parties collectively having such exclusivity), if and only if such license or other Transfer was not entered into in anticipation of the acquisition by KB or any such Affiliate of the rights described in clause (i) above. Group E Compounds shall include any such Compounds whether such rights were acquired by KB or any such Affiliate of KB prior to, or are acquired on or after, the date hereof provided that rights to such Compounds were acquired by KB or any such Affiliate of KB prior to a Trigger Event.

            "Group A Product" shall mean, except as set forth on Schedule 1.2 with respect to combination products, (i) any Group A Compound or (ii) any product containing any Group A Compound.

            "Group B Product" shall mean, except as set forth on Schedule 1.2 with respect to combination products, (i) any Group B Compound or (ii) any product containing any Group B Compound.

            "Group C Product" shall mean, except as set forth on Schedule 1.2 with respect to combination products, (i) any Group C Compound that is a Licensed Compound, (ii) any product containing any Group C Compound that is a Licensed Compound, including without limitation, products containing candesartan cilexetil, (iii) Entocort, (iv) Ropivacaine IBD, or (v) any combination product classified as a Group C Product pursuant to Schedule 1.2.

            "Group D Product" shall mean, except as set forth on Schedule 1.2 with respect to combination products, (i) any Group D Compound, (ii) any product containing any Group D Compound, (iii) any Group C Product which is not required to be supplied to the Partnership pursuant to the KBI Supply Agreement or (iv) any combination product classified as a Group D Product pursuant to Schedule 1.2.

            "Group D Products Contingent Amount" shall have the meaning set forth in Section 3.7(b)(v).

            "Group E Product" shall mean, except as set forth on Schedule 1.2 with respect to combination products, (i) any Group E Compound, (ii) any product containing any Group E Compound, or (iii) any combination product classified as a Group E Product pursuant to Schedule 1.2.

            "Group E Products Contingent Amount" shall have the meaning set forth in Section 3.7(b)(vi).

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Party" and "Indemnifying Party" shall have the respective meanings set forth in Section 10.3.

            "Indemnity Losses" shall mean all losses, liabilities, damages and claims, and all reasonable costs and expenses related thereto (including any and all reasonable attorneys' fees and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

            "Inflation Year" shall mean the twelve-month period commencing on October 1 of a year and ending on September 30 of the following year.

            "Initial Agreements" shall mean, collectively, this Agreement, the Exclusive Distributorship Agreement, the KB USA Asset Contribution Agreement, the KBI Asset Contribution Agreement, the Selected Compounds Contribution Agreement and the KBI-E Asset Contribution Agreement. When used in the singular, such term shall mean any of the foregoing agreements.

            "Inter-Affiliate License Agreement" shall mean the Limited Sublicense Agreement dated as of February 15, 1995, by and between KBI-E and KBI.

            "Interest" shall mean a Partner's interest in the Partnership.

            "Inventory" shall have the meaning set forth in the KBI Asset Contribution Agreement.

            "Inventory Adjustment" shall mean the amount equal to the difference between the Closing Date Inventory Amount and the Estimated Inventory Amount.

            "Inventory Statement" shall have the meaning set forth in Section 2.5(e)(i).

            "KB Loan" shall have the meaning set forth in Section 2.4(e).

            "KB Parties" shall mean, collectively, KB, KBLP and KB USA and each other Affiliate of KB that is specified as a party to any Ancillary Agreement. When used in the singular, such term shall mean any of the foregoing entities. References in this Agreement to KBLP shall be deemed also to refer to any Successor General Partner as applicable.

            "KB Share Consideration" shall have the meaning set forth in
Section 3.15(b).

            "KB USA Asset Contribution Agreement" shall mean the Asset Contribution Agreement of even date herewith between KB USA, KBLP, KB and TR in the form of Exhibit D hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KB USA Compound" shall mean each of albuterol for the treatment of chronic lower respiratory diseases (J40-J42; J44-J47) and asthma (J45); budesonide for the treatment of chronic lower respiratory diseases (J40-J42; J44-J47), asthma (J45), rhinitis, allergic (from J30) and rhinitis, other (from
J31); metoprolol succinate for the treatment of hypertensive diseases (I10-I15), angina pectoris (I20) and heart failure (I50); Formoterol; and the combination of felodipine and metoprolol succinate for the treatment of hypertensive diseases (I10-I15).

            "KB USA Product" shall mean, except as set forth on Schedule 1.2 with respect to combination products, any product containing any KB USA Compound, including without limitation the products identified (by Compound and trademark) on Schedule 1.1 hereto.

            "KB USA Products Contingent Amount" shall have the meaning set forth in Section 3.7(b)(iii).

            "KBI Adjustment" shall mean the amount equal to the difference between (i) the KBI Cash Amount and (ii) the KBI Adjustment Liabilities.

            "KBI Adjustment Liabilities" shall mean the sum of (i) the Tax Amount, and (ii) any dividends on the Preferred Stock that are accrued but unpaid, all as of the Closing Date.

            "KBI Asset Contribution Agreement" shall mean the Asset Contribution Agreement of even date herewith between KBI, KBI Sub, KB and TR in the form of Exhibit E hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI Cash Amount" shall mean the aggregate amount of KBI's consolidated cash and short term investments immediately prior to the opening of business on the Closing Date, but following the payment of the KBI Common Stock Dividend.

            "KBI Cash Amount Statement" shall have the meaning set forth in
Section 2.5(e)(i) hereof.

            "KBI Closing Date Balance Sheet" shall mean the balance sheet prepared in accordance with Section 2.5(e)(i) hereof.

            "KBI Common Shares" shall mean the 50,000 outstanding shares of Class A Common Stock and one (1) outstanding share of Class C Common Stock.

            "KBI Common Stock Dividend" shall have the meaning set forth in
Section 2.2(b).

            "KBI License" shall mean the License and Option Agreement made as of July 12, 1982, as amended, between KB and KBI, as in effect as of the date of this Agreement.

            "KBI License Assignment and Assumption Agreement"(3) shall mean the Assignment and Assumption of Amended and Restated License and Option Agreement between KBI and KBI-E in the form of Exhibit F hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI Parties" shall mean, collectively, KBI, KBI Sub and KBI-E. When used in the singular, such term shall mean any of the foregoing entities. References in this Agreement to KBI Sub shall be deemed also to refer to any Successor Limited Partner as applicable.

            "KBI Plan of Recapitalization" shall mean the Plan of Recapitalization with respect to the capital stock of KBI in the form of Exhibit G hereto.

            "KBI Products" shall mean, except as set forth in Schedule 1.2 with respect to combination products (i) all products containing any Licensed Compound or (ii) any combination product classified as a KBI Product pursuant to
Schedule 1.2, but excluding (x) Logimax and (y) products containing any of the Selected Compounds and (z) any of the Selected Uses of Licensed Compounds.

            "KBI Products Contingent Amount" shall have the meaning set forth in
Section 3.7(b)(iv).

            "KBI Share Purchase Price" shall have the meaning set forth in
Section 2.4(b).

            "KBI Shared Liabilities Tax Benefit" shall have the meaning set forth in Section 2.6.


------------------

3. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

            "KBI Shares Option Agreement"(4) shall mean the Shares Option Agreement between KB, TR and TR Holdings in the form of Exhibit H hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI Statement" shall have the meaning set forth in Section
2.5(e)(i).

            "KBI Sub Assignment and Assumption Agreement (#1)"(5) shall mean the Assignment and Assumption Agreement (#1) between KBI Sub and the Partnership in the form of Exhibit I hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI Sub Assignment and Assumption Agreement (#2)"(6) shall mean the Assignment and Assumption Agreement (#2) between KBI Sub and the Partnership in the form of Exhibit J hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI Sub Shares" shall have the meaning set forth in Section
3.5(a).

            "KBI Sublicense" shall mean the KBI Sublicense Agreement between KBI-E and KBI dated as of the Closing Date, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI Supply Agreement"(7) shall mean the Supply Agreement between KBI and the Partnership in the form of Exhibit K hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI-E Asset Contribution Agreement" shall mean the Contribution Agreement of even date herewith between KBI-E, KBI Sub, KB and TR in the form of Exhibit L hereof, as such agreement is amended, modified, supplemented or restated from time to time.


-------------------

4. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

5. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

6. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

7. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

            "KBI-E Asset Option" shall mean the option to purchase certain assets of KBI-E provided for in the KBI-E Asset Option Agreement.

            "KBI-E Asset Option Agreement"(8) shall mean the Asset Option Agreement between KB, TR, KBI and KBI-E in the form of Exhibit M hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBI-E Asset Purchase" shall mean the purchase of assets of KBI-E pursuant to the KBI-E Asset Option Agreement on the Assignment Date (as defined in the KBI-E Asset Option Agreement).

            "KBI-P" shall mean KBI Pharmaceuticals, Inc.

            "KBLP Assignment and Assumption Agreement"(9) shall mean the Assignment and Assumption Agreement between KBLP and the Partnership in the form of Exhibit N hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "KBLP Partnership Agreement" shall mean the Limited Partnership Agreement between KB and KB USA (as assignees of the original partners thereof), dated as of June 19, 1998, as such agreement is amended, modified, supplemented or restated from time to time.

            "LIBOR" shall mean the rate per annum equal to (i) the arithmetic average (rounded upwards or downwards, if necessary, to the nearest 1/16th of one percent with the midpoint being rounded upwards) of the offered rates for U.S. dollar deposits for the applicable LIBOR Period beginning on the first day of the applicable Fiscal Quarter or other applicable period (or the London banking day that is closest to the first day of such Fiscal Quarter or other applicable period) which appear on the LIBO page of the Reuters Monetary Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to those displayed on the LIBO page) at approximately 11:00 A.M. (London Time) on the day that is two (2) London banking days prior to the first day of the applicable Fiscal Quarter or other applicable period or (ii) or if no such offered rates appear on the LIBO Page (or such other page as may replace that page on that service for the purpose of displaying rates comparable to those displayed on the LIBO page), the offered rate for U.S. dollar deposits for the applicable LIBOR Period which appears on the display page currently designated as page 3750 of the Dow Jones Telerate Service (or such other page as may replace that page on that


---------------------

8. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

9. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

service for the purpose of displaying rates comparable to those displayed on page 3750) as of 11:00 A.M. (London time) on the day that is two (2) London banking days prior to the first day of such Fiscal Quarter. Any reference to "three-month LIBOR" or "one-year LIBOR" or "two-year LIBOR" shall mean LIBOR determined using a LIBOR Period of three months, one year and two years, respectively.

            "LIBOR Period" shall mean a period of three (3) months, one (1) year or two (2) years, as applicable.

            "Licensed Compound" shall mean any Compound that is a Licensed Compound, as defined in the Amended and Restated KBI License, and any such Compound shall continue to be a Licensed Compound notwithstanding the expiration of the patents licensed to KBI under the Amended and Restated KBI License, except to the extent that rights with respect to such Compound have reverted to KB pursuant to Section 16.2 of the Amended and Restated KBI License.

            "Lien" shall mean any lien, mortgage, security interest, pledge, charge, claim, restriction, reservation, security interest, encumbrance, charge, option, restraint on transfer, any title defect of any nature whatsoever or any interest or title of any vendor, lessor, lender, or other secured party under any conditional sale or other title retention agreement or capital lease, upon or with respect to any real property or asset.

            "Limited Partner" shall mean each Person that is a limited partner of the Partnership as it may be constituted from time to time following the Closing, initially KBI Sub.

            "Loan Amount" shall have the meaning set forth in Section 2.4(e).

            "Logimax" shall mean the product consisting of the combination of felodipine and metoprolol succinate for the treatment of hypertensive diseases (I10-I15).

            "Manufacturing Agreement"(10) shall mean the Second Amended and Restated Manufacturing Agreement between TR, KB and KBI in the form of Exhibit O hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "Market Capitalization" shall have the meaning set forth in
Section 3.15(a).

            "Market Exclusivity" shall mean with respect to any Compound or any product containing any Compound, any period (i) during which there exists a patent or patent application (or division or continuation thereof) described in clause (i) or (ii) of the definition of Patented


------------------------

10. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

Compound claiming such Compound or (ii) during which there exists a patent or patent application (or division or continuation thereof) claiming (A) the use thereof, if such compound is administered in a formulation that is unique to the patented use, i.e., the formulation is not useful for indications not covered by the use patent or (B) the formulation in which the Compound or product is sold or (iii) during which the holder of the NDA for such Compound or product containing such Compound applicable to the Territory has exclusive marketing rights or exclusive rights to sell generally or with respect to any application or applications under any statute (including without limitation the federal Food, Drug and Cosmetic Act and all amendments thereto) or any rules or regulations promulgated thereunder.

            "Measurement Date" shall mean the day that is 180 days prior to the Announcement Date for a transaction or integrally related transactions that may constitute a Trigger Event; provided, however, for purposes of determining the Market Capitalization of a Person, if such 180th day is not a trading day on the principal trading market for any security to be valued as of the Measurement Date, the Measurement Date with respect to such security shall be the next trading day on such principal trading market.

            "Merger of Equals" shall have the meaning set forth in Section 3.15(b).

            "NDA" shall have the meaning set forth in the Amended and Restated KBI License.

            "Net Income" of a Person shall mean such Person's net income (determined on a consolidated basis in accordance with GAAP), excluding (i) separately identified non-recurring items (including without limitation items identified in notes to financial statements) and (ii) the total of income (loss) from operations of a discontinued subsidiary, division or department or other identifiable business unit on the disposal or discontinuance thereof.

            "Net KBI Cash Amount" shall mean the amount equal to (i) the KBI Cash Amount minus (ii) the Agreed Cash Amount; provided, however, the Agreed Cash Amount shall be further adjusted pursuant to Section 2.5(c)(i) or Section 2.5(c)(ii) as the case may be.

            "Net Sales" shall mean for any period the total amount required to be recorded for such period by the Partnership and its Affiliates on its and their books and records plus the total amount required to be recorded for such period by each Outlicensee on its books and records, in each case in accordance with the Accounting Procedures, with respect to sales of Compounds, and products containing Compounds, in the Territory for any use (whether in human medicine or otherwise) to its and their non-Affiliates after deducting (if not already deducted in the amount recorded) trade discounts, rebates, returns and allowances, retroactive price reductions or adjustments, and 5% of the amount recorded to cover cash discounts ("fast pay"), sales or excise taxes, transportation, and insurance charges, except that Net Sales shall not include sales to a Person to the extent sales by such Person are included in Net Sales and have a Relative Sales Weighting greater than zero. Sales by a Person of products, the rights to which were acquired by such Person pursuant to an Excluded Transaction or Excluded Transactions with the Partnership or an Other KB Outlet or pursuant to Outlicenses to be treated as if they were Excluded Transactions pursuant to Section 3.6(a) or Section 3.6A(a), shall be considered Net Sales of the

Partnership or the Other KB Outlet, as the case may be, for purposes of computing Net Sales and Weighted Net Sales of the applicable Compound or product.

            "1982 JV Agreement" shall have the meaning set forth in the Recitals.

            "Non-Medical Use" shall have the meaning set forth in the Selected Compounds Contribution Agreement.

            "Non-Qualified Co-promotion Percentage" shall mean, with respect to a Fiscal Year, the quotient of the total number of details carried out during such Fiscal Year by the Partnership, KB and its Affiliates in the Territory with respect to all products covered by Co-promotion Arrangements other than Qualified Co-promotion Arrangements divided by the total number of details carried out in the Territory during such Fiscal Year with respect to such products by all Persons.

            "Noon Buying Rate" with respect to a non-U.S. currency shall mean the noon buying rate in New York City for cable transfers in such currency as certified for customs purposes by the Federal Reserve Bank of New York.

            "Omeprazole-for-Horses License" shall mean the License and Research Collaboration Agreement, effective as of November 20, 1996, by and among KBI, KBI-E, KB and TR.

            "Omeprazole Products" shall mean, except as set forth on Schedule
1.2 with respect to combination products, all products containing the Compound omeprazole as a monotherapy or in combination with any other therapeutically active ingredient or ingredients, but exclusive of any Selected Use of the Compound omeprazole.

            "Omeprazole Products Contingent Amount" shall have the meaning set forth in Section 3.7(b)(i).

            "Option Exercise Price" shall have the meaning set forth in the KBI Shares Option Agreement.

            "Original Amount" shall have the meaning set forth in Section 3.8.

            "Original Capital Contribution" shall have the meaning set forth in the Partnership Agreement.

            "Original Manufacturing Agreement" shall mean the Manufacturing Agreement among TR, KB and KBI made as of July 12, 1982, as amended by the Amendment to the Manufacturing Agreement dated as of November 1, 1994, and as Amended and Restated as of January 31, 1997.

            "Original Partnership Agreement" shall have the meaning set forth in the Recitals.

            "OTC Product" shall mean a pharmaceutical product containing a therapeutically active ingredient for human use, sales of which product (i) are lawful in the Territory (or other applicable territory) without a prescription or an order of a licensed practitioner and (ii) require the approval of the FDA (or, if such product is sold outside the Territory, the equivalent regulatory agency).

            "Other A-II Compound" shall have the meaning set forth in the Selected Compounds Contribution Agreement.

            "Other KB Outlet" shall mean KB or such other Affiliate of KB that is a licensee with respect to, or has similar rights to use or sell, any Group E Compound.

            "Outlicense" or "Outlicensing" shall mean any grant by the Partnership or any Other KB Outlet to any Person of any right to sell in the Territory any Covered Compound and/or any product containing any Covered Compound, whether exclusive or nonexclusive and whether by sale, license, sublicense, co-marketing agreement, subdistribution arrangement, complete or partial assignment of contract rights, other dispositions, covenant not to sue or immunity from suit, or otherwise; provided, however, that the following matters (each, an "Excluded Transaction") shall not be considered an Outlicense or Outlicensing: (i) the co-promotion agreement, dated as of December 8, 1997, between KBI and The Procter & Gamble Distributing Co., (ii) any such grant pursuant to which, or in connection with which, KB, the Partnership or any other Affiliate or agent of KB provides or agrees to provide or cause the provision of marketing efforts to any Person or has any role in the setting of pricing or marketing strategy, and (iii) any such grant to KB or any Affiliate of KB. In the event that any grant included within the foregoing definition covers more than one (1) Covered Compound and/or product, then the grant with respect to each Covered Compound and/or each product shall be deemed to be a separate Outlicensing.

            "Outlicensed Compound" shall mean, with respect to any Outlicensing, the Covered Compound, or product containing any Covered Compound, which is the subject of such Outlicensing. If less than all rights with respect to a Compound are Outlicensed, "Outlicensed Compound" shall refer to that portion of the rights with respect to such Compound as have been Outlicensed.

            "Outlicensee" shall mean, with respect to any Outlicensing, the Person or Persons with whom the Partnership or Other KB Outlet enters into such Outlicensing and any Person holding rights derived directly or indirectly from such Outlicensing.

            "Parenteral Form" shall have the meaning set forth in the Amended and Restated KBI License.

            "Parents" shall mean KB (and its permitted successors pursuant to Section 3.3(b)(i) hereof) and TR (and its permitted successors pursuant to
Section 3.3(b)(i) hereof). When used in the singular, such term shall mean either of the foregoing entities.

            "Partner" shall mean each Person that is either a general partner or a limited partner of the Partnership.

            "Partnership" shall have the meaning set forth in the Preamble.

            "Partnership Agreement"(11) shall mean the Partnership Agreement between KBLP, as General Partner, and KBI Sub, as Limited Partner, in the form of Exhibit P hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "Partnership Compounds" shall have the meaning set forth in
Section 3.6(b).

            "Patented Compound" shall mean any Compound as to which there exists at the time KB or any of its Affiliates acquires any rights to or with respect to such Compound (i) an unexpired U.S. patent claiming such Compound, any of its methods of use, or any composition containing it or (ii) an application (or any division or continuation thereof) for a U.S. patent claiming such Compound, any of its methods of use, or any composition containing it.

            "Permitted Business" shall have the meaning set forth in the Partnership Agreement.

            "Perprazole Cost" shall mean the Manufacturer's Cost (as defined in the KBI Supply Agreement) for Perprazole Products billed by KBI to the Partnership (excluding contingent amounts and royalties to KB) plus any royalties payable to Third Parties with respect to the sale of Perprazole Products or the Compound perprazole in the Territory.

            "Perprazole Percentage" shall have the meaning set forth in
Section 3.7(b)(ii).

            "Perprazole Products" shall mean, except as set forth on Schedule
1.2 with respect to combination products, all products containing the Compound perprazole as a monotherapy or in combination with any other therapeutically active ingredient or ingredients, but exclusive of any Selected Uses of the Compound perprazole.

            "Perprazole Products Contingent Amount" shall have the meaning set forth in Section 3.7(b)(ii).

            "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, or other entity of a similar nature.

            "Pharmaceutical Sales" of a Person shall mean (i) sales of Ethical Pharmaceutical Products (determined on a consolidated basis in accordance with GAAP), including generic


---------------------

11. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

pharmaceutical products, and Ethical OTC Products (if such Person reports to its shareholders sales of Ethical OTC Products separately from sales of other OTC Products), plus (ii) an amount equal to the lesser of (A) 10% of the sales included in the foregoing clause (i) or (B) actual sales of OTC Products not included in the foregoing clause (i) (determined on a consolidated basis in accordance with GAAP), in each case for the most recent fiscal year of such Person completed on or prior to the Announcement Date and for which audited financial statements have been released by such Person.

            "Pledge Agreement"(12) shall mean the Pledge Agreement between KB and KBI in the form of Exhibit Q hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "Preferred Stock" shall mean, collectively, the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock.

            "Price/Earnings Ratio" shall mean the ratio calculated in accordance with Section 3.15(a)(iv).

            "Price Index" shall mean the Producer Price Index - Drugs and Pharmaceuticals - Ethical Preparations (Prescriptions) or any successor thereto, as compiled and published by the U.S. Department of Labor, Bureau of Labor Statistics or any successor agency that assumes responsibility for the preparation of such index.

            "Put Option" shall have the meaning set forth in Section 3.5.

            "Put Option Event" shall mean the occurrence of any of the following: (i) the Bankruptcy of the Partnership, KBLP (or any Successor General Partner) or any Additional KBLP GP, (ii) in the event the Capital Account balance of KBLP in the Partnership is less than $0 as of the last day of any Fiscal Year, the failure of KBLP to contribute to the Partnership within ninety
(90) days after the end of such Fiscal Year an amount of cash sufficient to increase such Capital Account to at least $0, (iii) the failure of the Accountants (as defined in the Partnership Agreement) to deliver, within five
(5) months after the end of any Fiscal Year, the audited financial statements and accountants' opinion with respect thereto provided for in Sections 6.5(a)(i) and 6.5(a)(ii) of the Partnership Agreement, (iv) the withdrawal (or purported withdrawal) of the General Partner from the Partnership or the dissolution (or any event or circumstance that, but for the agreements set forth in Section 8.2 of the Partnership Agreement, would constitute dissolution) of the Partnership by the General Partner in contravention of the Partnership Agreement or (v) any breach of the obligations of KB, KBLP, KB USA or any Successor General Partner set forth in Section 3.3(f) hereof.


-------------------

12. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

            "Put Option Exercise Period" shall mean the period ending six (6) months after:

                  (i) in the case of any of the events described in clause (i)
            of the definition of Put Option Event, confirmation of a final plan of reorganization by the court having jurisdiction over such Bankruptcy;

                  (ii) in the case of the event described in clause (ii) of the definition of Put Option Event, the receipt by TR of a certificate from the Accountants stating that, as of the date of such certificate, the Capital Account balance of KBLP in the Partnership is at least $0;

                  (iii) in the case of the event described in clause (iii) of the definition of Put Option Event, the receipt by KBI Sub of the audited financial statements and Accountants' opinion referred to therein;

                  (iv) in the case of any of the events described in clause (iv)
            of the definition of Put Option Event, (x) if the Partnership is liquidated and wound up, the date on which such liquidation and winding up is completed, or (y) if the Partnership is not liquidated and wound up, the date on which the damages of KBI Sub or any of its Affiliates for the breach of Section 8.1 by the General Partner are paid in full; and

                  (v) in the case of any of the events described in clause (v)
            of the definition of Put Option Event, the later of the date on which (x) such breach is cured or (y) TR receives a certificate to such effect from the Chief Financial Officer of KB.

            "Put Option Price" shall have the meaning set forth in Section
3.5(b).

            "QP Financial Test" shall mean an amount equal to $3.25 billion, as increased annually as of January 1 of each year, commencing January 1, 1999, by the cumulative percentage growth in worldwide pharmaceutical sales over the immediately preceding year as reported by the Drug Report. For purposes of determining whether the QP Financial Test has been satisfied, any amount reported in a currency other than Dollars shall be translated into Dollars based on the Noon Buying Rate for such currency on the Measurement Date.

            "QP Share Consideration" shall have the meaning set forth in
Section 3.15(b).

            "Qualified Co-promotion Arrangement" shall mean any Co-promotion Arrangement which satisfies each of the following conditions: (A) the Product Rights Owner (as defined in the definition of Co-promotion Arrangement) provides at least one-quarter of the details with respect to such Patented Compound or product in the Territory; (B) neither the Co-promoter (as defined in the definition of Co-promotion Arrangement) nor any of its Affiliates has any responsibility for regulatory submissions with respect to such Patented Compound or product in the Territory; (C) neither the Co-promoter nor any of its Affiliates at any time takes title to, or has risk of loss with respect to, such Patented Compound or product in the Territory;

(D) neither the Co-promoter nor any of its Affiliates owns, is a licensee or sublicensee of, or otherwise possesses or has the right to use in the European Union (other than Sweden, Denmark, Finland, Norway and Iceland), any Compound Intellectual Property or Compound Technical Information with respect to such Patented Compound or product; (E) the Co-promoter has paid or furnished no consideration of any type or nature to the Product Rights Owner for the right to participate in the arrangement; (F) the term of the arrangement, including options to extend, shall not exceed three years; (G) neither the Co-promoter nor any of its Affiliates has any role in the setting of pricing or any decisive role in marketing strategy with respect to such Compound or product in the Territory, and (H) such arrangement is effective no earlier than the earlier of July 1, 2000 and the date on which omeprazole loses Market Exclusivity in the Territory.

            "Qualified Co-promotion Percentage" shall mean, with respect to a Fiscal Year, the quotient of the total number of details carried out during such Fiscal Year by the Partnership, KB and its Affiliates in the Territory with respect to the products covered by Qualified Co-promotion Arrangements divided by the total number of details carried out in the Territory during such Fiscal Year with respect to such products by all Persons.

            "Qualified Person" shall mean:

                  (i) any Person listed on Schedule 3.15B hereto, unless during any two (2) fiscal years of such Person ending prior to the time of the transaction, the status of which as a Trigger Event is to be determined (or during the twenty-four month period immediately preceding such transaction), such Person shall, directly or indirectly, have sold, exchanged or otherwise disposed of assets which, in the aggregate, accounted for an amount of Pharmaceutical Sales equal to or greater than the Disposition Threshold, and

                  (ii) any Person, including any Person disqualified under
            clause (i) above, that has Pharmaceutical Sales equal to or greater than the QP Financial Test;

and shall include a subsidiary or nominee company ("Newco") of the Qualified Person or KB (or of the Qualified Person and KB jointly) formed solely in order to effect a transaction which is a Trigger Event under Section 3.15(c) hereof; provided, however, that for purposes of applying the tests set forth in Section 3.15, the Qualified Person shall be the ultimate corporate parent of such Person.

            "Regulatory Assignment" shall mean any assignment by the Partnership of the Partnership's rights under the Distribution Agreement and the KBI Supply Agreement with respect to a Licensed Compound that is entered into in accordance with Section 3.6A(d) in order to eliminate objections by the U.S. Federal Trade Commission or Department of Justice (or any successor agency) to a proposed transaction by KB or any of its Affiliates.

            "Regulatory Outlicense" or "Regulatory Outlicensing" shall mean any Outlicensing of a Critical Compound that is entered into by the Partnership, KB or any other Affiliate of KB in order to eliminate objections to a proposed transaction by KB or any of its

Affiliates by the U.S. Federal Trade Commission or Department of Justice (or any successor agency) and shall include any Regulatory Assignment of a Critical Compound.

            "Related Person" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" of a Person shall mean (i) direct or indirect ownership of 50% or more of the outstanding Voting Securities of a corporate Person or voting interest in a non-corporate Person or (ii) the possession, direct or indirect, of the power to elect or appoint directors or to direct or cause the direction of the management and policies of a Person.

            "Relative Sales Weighting" or "RSW" shall mean, for any Fiscal Year: either (i) with respect to each category of Net Sales of a Compound or product listed in the table set forth in Part 3 of Schedule 3.7 hereto the percentage listed in or computed in accordance with such table in respect of such category of Net Sales, (ii) if such table specifies the RSW as "To be agreed", the percentage agreed to by KB and TR in writing, or (iii) in all other cases, the Base Sales Weighting for the applicable Compound or product; provided, however, that in the event KB and TR agree in writing to any different RSW for a Compound, product or transaction, the RSW for such Compound, product or transaction shall be the percentage agreed to by KB and TR.

            "Residual KBI Cash Amount" shall mean the amount equal to the Net KBI Cash Amount minus the KBI Adjustment Liabilities.

            "Ropivacaine IBD" shall mean ropivacaine for the treatment in humans of inflammatory bowel disease (K50-K51).

            "Rules" shall mean the Commercial Arbitration Rules of the American Arbitration Association.

            "Section 10.1 Indemnitees" shall have the meaning set forth in
Section 10.1.

            "Section 10.2 Indemnitees" shall have the meaning set forth in
Section 10.2.

            "Selected Compounds" shall mean, collectively, the GP IIb/IIIa Compounds and the Other A-II Compounds.

            "Selected Compounds Contribution Agreement" shall mean the Contribution Agreement of even date herewith between KBI, KBI Sub, KB and TR in the form of Exhibit R hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "Selected Uses" shall mean, collectively, the Animal Health Uses of Covered Compounds (including without limitation use of the Compound omeprazole as contemplated by the Omeprazole-for-Horses License) and the Non-Medical Uses of Covered Compounds.

            "Special Case Outlicensings" shall have the meaning set forth in
Section 3.6(g).

            "Split Combination Product" shall mean any product that includes a Licensed Compound supplied to KBI pursuant to the Manufacturing Agreement in combination with a Group D Compound or KB USA Compound.

            "Successor General Partner" shall have the meaning set forth in
Section 3.3(f).

            "Successor Limited Partner" shall have the meaning set forth in
Section 3.3(g).

            "Supplemental Sales Weighting Table" shall mean the table set forth in Part 4 of Schedule 3.7 hereto.

            "Tax Amount" shall mean, as of the Closing Date, the difference between the amount of KBI's income taxes payable (determined in accordance with GAAP) and the amount of KBI's prepaid income taxes (determined in accordance with GAAP), excluding any reserves for tax deficiencies relating to prior years; provided, however, that such calculation shall not give effect to any transactions contemplated by this Agreement, any of the Initial Agreements, the Partnership Agreement or any of the Ancillary Agreements.

            "Territory" shall mean the United States of America, its territories and possessions.

            "Therapeutic Category" shall have the meaning set forth in the Amended and Restated KBI License.

            "Third Party" shall mean any Person other than (i) TR or any Affiliate of TR or (ii) KB, the Partnership or any other Affiliate of KB.

            "Tiered Rate Products" shall mean KB USA Products, KBI Products (other than Omeprazole Products and Perprazole Products), Group D Products and Group E Products.

            "Tiered Rate Products Amount" shall have the meaning set forth in
Section 3.7(a).

            "Total Cash Outlicense" or "Total Cash Outlicensing" shall mean any Outlicense or Outlicensing of any Compound or product (other than a Licensed Compound or any product containing any Licensed Compound) which meets all of the following conditions: (i) the Partnership and its Affiliates or, with respect to Group E Products, the applicable Other KB Outlet and its Affiliates, dispose of all of their rights with respect to the Territory, including without limitation all patent, trademark and license rights and all rights or obligations to supply, and the Outlicensee (or a parent entity) assumes all of the Partnership's, such Other KB Outlet's and such Affiliates' obligations, with respect to the sale of the Outlicensed Compound, (ii) the consideration for such Outlicensing consists solely of cash, (iii) such consideration is paid in full by the Outlicensee to the Partnership or such Other KB Outlet no later than the effective date of such Outlicensing and (iv) neither KB, the Partnership nor any of KB's other Affiliates has any ownership interest in the Outlicensee or any of its Affiliates. Without limiting the generality of the foregoing, an Outlicensing shall not be a Total Cash Outlicensing if pursuant to, or in connection with, such Outlicensing, (x) the Partnership or such Other KB Outlet receives from the Outlicensee or any other Person any nonmonetary consideration or (y) KB or any Affiliate of KB other than the Partnership (in the case of Partnership Compounds) or such Other KB Outlet (in the case of Group E Compounds) receives from the Outlicensee or any other Person any monetary or nonmonetary consideration, in any such case regardless of whether such consideration relates to the Outlicensed Compound in the Territory.

            "Total Debt" of a Person shall mean the sum of all items of such Person's balance sheet (determined in accordance with GAAP) (i) that represent debt obligations due more than one (1) year from the date of such balance sheet, including without limitation the items set forth on Part B of Schedule 3.15A hereto, and (ii) that represent debt obligations due not more than one (1) year from the date of such balance sheet, including without limitation the items set forth on Part C of Schedule 3.15A hereto.

            "TR Financial Assets" shall mean interest-bearing securities or interest-bearing financial instruments (including without limitation U.S. government securities and corporate bonds, debentures, notes, and commercial paper) that are non-convertible and non-exchangeable and do not bear any other rights to acquire any equity security or equity interest and (i) are senior unsubordinated obligations issued by TR, (ii) are Investment Grade Obligations (as defined in the Partnership Agreement), (iii) are senior unsubordinated obligations of the issuer that are fully guaranteed on a senior unsubordinated basis as to the payment of principal and interest by TR or by any entity whose outstanding unsecured debt securities or commercial paper are Investment Grade Obligations and would continue to be Investment Grade Obligations after the effectiveness of such guarantee or (iv) meet other creditworthiness standards satisfactory to KB in its sole discretion.

            "TR Parties" shall mean, collectively, TR, TR Holdings and each other Affiliate of TR that is specified as a party to any Ancillary Agreement and shall include, without limitation, from and after the Effective Time, KBI, KBI-E and KBI Sub. When used in the singular, such term shall mean any of the foregoing entities.

            "TR Promissory Note" shall have the meaning set forth in Section 2.4(e).

            "Trademark Rights Contribution Agreement"(13) shall mean the Contribution Agreement between TR, KB, KBI and KBI Sub in the form of Exhibit S hereto, as such agreement is amended, modified, supplemented or restated from time to time.

            "Transfer" shall mean, with respect to any shares or other property or asset (or any interest therein), when used as a verb, sell, assign, pledge, encumber, hypothecate, dispose of or


-------------------------

13. This definition was modified by paragraph 3 of the letter agreement dated July 1, 1998, so that this definition refers to the form of the agreement executed and delivered at the Closing (as such agreement is amended, modified, supplemented or restated from time to time).

otherwise transfer, and when used as a noun, shall mean sale, assignment, pledge, encumbrance, hypothecation, disposition or other transfer.

            "Trigger Event" shall have the meaning set forth in Section
3.15(c).

            "Trigger Event R&D Expenses" of a Person shall mean the total research and development expenses (determined on a consolidated basis) of such Person for the applicable fiscal year with respect to Ethical Pharmaceutical Products (including generic products) and, if so reported, Ethical OTC Products ("Pharma R&D Expenses") as determined by the then currently engaged independent public accountants of TR in accordance with the policies and procedures used by such Person to calculate total research and development expenses for such fiscal year as reported by such Person in the audited financial statements included in its annual report to stockholders (such determination shall be reviewed by the independent public accountants of either the Qualified Person or KB, at the election of KB, and may then be disputed by KB and submitted for resolution of any dispute in accordance with procedures equivalent to those set forth in
Section 2.5(e)(ii) and (iii)); provided, however, that if such Person has no research and development expenses other than Pharma R&D Expenses or if Pharma R&D Expenses are reported by such Person separately from other research and development expenses in the audited financial statements included in such Person's annual report to stockholders for such fiscal year, "Trigger Event R&D Expenses" shall mean such Person's Pharma R&D Expenses (determined on a consolidated basis) for the applicable fiscal year; it being understood that KB's Trigger Event R&D Expenses for 1997 shall include 50% of KBI's research and development expenses for 1997 and KB's Trigger Event R&D Expenses for 1998 shall include 50% of KBI's research and development expenses for the period of time from January 1, 1998 to the Closing Date.

            "True-Up Amount" shall mean the amount, if any, by which (i) the Actual Formula Price for 2008 plus (A) $162 million, minus (B) the sum of the Limited Partner Share of Agreed Value (as defined in the Partnership Agreement) and the Advance Amount (the amount determined pursuant to this clause (i) is referred to herein as the "Calculated Amount"), exceeds or is less than (ii) the Appraised Value ; provided, however, that if any of the events described in clause (i) of the definition of Put Option Event in this Agreement occurs prior to the purchase by KB of the shares of KBI Sub pursuant to the Put Option, whether such event occurs before or after the occurrence of any other event that constitutes a Put Option Event, and KB has purchased the shares of KBI Sub pursuant to the Put Option, then the term "True-Up Amount" shall mean the amount, if any, by which (i) the greater of (A) the Minimum Amount (as defined in the KBI-E Asset Option Agreement) plus the Assignment Lump Sum Amount (as defined in the KBI-E Asset Option Agreement) minus the Fourth Tier Component (as defined in the KBI-E Asset Option Agreement) plus the Factor Amount (as defined in the KBI-E Asset Option Agreement) and (B) the product of (x) the Average Annual KBI Products Contingent Amount (as defined in the KBI-E Asset Option Agreement) multiplied by (y) the applicable Multiple (as defined in the KBI-E Asset Option Agreement) plus the Assignment Lump Sum Amount plus the Factor Amount, minus (C) the Advance Amount, exceeds or is less than (ii) the Appraised Value; provided, further, that if none of the events described in clause (i) of the definition of Put Option Event in this Agreement has occurred prior to the purchase by KB of the shares of KBI Sub pursuant to the Put Option, whether before or after the occurrence of any other event that constitutes a Put Option Event, and KB has purchased the shares of KBI Sub pursuant to the Put Option, then the term "True-Up Amount" shall mean the amount, if any, by which (i) the Actual Formula Price for 2008 plus (A) $162 million, minus (B) the Advance Amount, exceeds or is less than the Appraised Value.

            "Voting Security" of a Person shall mean any security currently entitling the owner or holder thereof to vote (other than on a temporary or contingent basis) with respect to matters required to be approved by shareholders generally, including election of directors of such Person. A specified percentage of the Voting Securities of a Person shall mean the percentage of the aggregate vote which the holder or holders thereof are entitled to cast.

            "Weighted Net Sales" of any category of Compounds or products shall mean the Net Sales thereof multiplied by the applicable Relative Sales Weighting for such category of Compounds or products; provided, however, that if different Relative Sales Weightings are applicable to different subcategories within such categories (e.g. Net Sales of prescription products, OTC Products, combinations, Net Sales of Outlicensees, etc.), as reflected in Part 3 of Schedule 3.7 hereto, the Weighted Net Sales for such category of Compounds or products shall be the sum of the Weighted Net Sales for all such subcategories.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, any corporation, association or other business entity (i) in which such Person, individually or together with one or more of its Wholly-Owned Subsidiaries, owns all of the equity (or other ownership), voting and economic interests and (ii) as to which such Person, directly or indirectly, has full control over the management, operations, finances and other affairs and has not entered into any contract or arrangement the consummation of which would result in the loss of such full control.

            "Working Capital" shall mean, as of the Closing Date or as of the Base Date (as applicable), the net amount of the items of working capital set forth on Part A of Schedule 2.5 hereto (determined in accordance with GAAP).

            "Working Capital Adjustment" shall mean the difference between the Closing Date Working Capital and the Base Date Working Capital.

            "Working Capital Statement" shall have the meaning set forth in
Section 2.5(e)(i).

                  (b) The alphanumeric references in parentheses contained in the definitions of certain Compounds refer to the Therapeutic Categories set forth on Exhibit D to the Amended and Restated KBI License.


                                    ARTICLE 2

                             EXECUTION OF AGREEMENTS;
                           PRE-CLOSING EVENTS; CLOSING

            2.1 Execution and Delivery of Initial Agreements. Concurrently with the execution and delivery of this Agreement by the parties hereto:

                  (i) KBI, KBI Sub, KB and TR are executing and delivering the
            KBI Asset Contribution Agreement;

                  (ii) KBI, KBI Sub, KB and TR are executing and delivering the
            Selected Compounds Contribution Agreement;

                  (iii) KBI-E, KBI Sub, KB and TR are executing and delivering the KBI-E Asset Contribution Agreement;

                  (iv) KB and KB USA are executing and delivering the Exclusive
            Distributorship Agreement; and

                  (v) KB USA, KBLP, KB and TR are executing and delivering the
            KB USA Asset Contribution Agreement.

            2.2   Other Pre-Closing Events.

                  (a) Certain Actions.(14) Prior to the Closing Date, (i) all loans between KBI and KBI-E and all loans between (x) KBI or KBI-E and (y) KB or TR or any of their Affiliates shall be repaid and all notes evidencing such loans and all loan agreements (including without limitation the Butterfly Loan Agreements and the notes relating thereto) relating to such loans shall be canceled, (ii) all other intercompany accounts between KBI, on the one hand, and KB or any of its Affiliates, on the other hand, shall be netted against each other and KBI (if such amount is a net payable by KBI) or KB (if such amount is a net receivable to KBI) shall pay such amount to the other and (iii) all other intercompany accounts between KBI, on the one hand, and TR or any of its Affiliates, on the other hand, shall be netted against each other and KBI (if such amount is a net payable by KBI) or TR (if such amount is a net receivable to KBI) shall pay such amount to the other; provided, however, with respect to clause (iii) above, any intercompany accounts between Merck-Medco Managed Care, L.L.C., on the one hand, and KBI, on the other hand, shall be specifically excluded from such settlement and settled in the normal course by the Partnership.

                  (b) KBI Common Stock Dividend. KBI shall declare a cash dividend (the "KBI Common Stock Dividend") on its outstanding shares of Class A Common Stock and Class B Common Stock, in the aggregate amount calculated as set forth below, with the record date for the determination of the holders of such shares entitled to receive such dividend to be

----------------------

14. Pursuant to paragraph 2 of the letter agreement dated July 1, 1998 (concerning the settlement of intercompany accounts) and notwithstanding anything to the contrary in this Agreement (including this Section 2.2(a)) or the KBI Asset Contribution Agreement, Parent Balances (as defined in Exhibit B to such letter agreement) (i) shall be settled in accordance with the procedures set forth in such Exhibit B and (ii) shall be deemed to be Excluded Assets or Excluded Liabilities, as the case may be, pursuant to the KBI Asset Contribution Agreement.

prior to the Closing Date. Such dividend shall be paid immediately prior to the Closing. The amount of such dividend shall be equal to the lesser of (i) the sum of a good faith estimate of the maximum amount which if distributed immediately prior to the Closing would constitute a "dividend" within the meaning of Section 316 of the Code and $157 million, and (ii) a good faith estimate of KBI's consolidated cash and short-term investments as of the opening of business on the Closing Date; provided, however, with respect to the foregoing clause (ii), KBI's consolidated cash and short-term investments shall exclude (x) any amounts received or paid by any KBI Party pursuant to Sections 2.4 and 2.5, and (y) amounts received by KBI upon the sale of Inventory to the Partnership pursuant to the KBI Supply Agreement (including any post-closing adjustment thereof).

            2.3 Closing. Upon the terms and subject to the conditions set forth in this Agreement and the other Initial Agreements, a closing (the "Closing") shall be held at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York at 10:00 A.M., Eastern Time, on July 1, 1998 or such other date (subject to Section 11.2) as shall be agreed to by the parties. The date on which the Closing occurs is referred to hereinafter as the "Closing Date."

            2.4 Actions to be Taken at the Closing. Upon the terms and subject to the conditions set forth in this Agreement and the other Initial Agreements, at the Closing, the following actions shall be taken on the Closing Date, and shall be effective, in the order set forth below; provided, however, that the actions set forth in Sections 2.4(d)-2.4(h) shall be deemed to occur concurrently; and, provided, further, that if any of the actions set forth in Sections 2.4(a)-2.4(h) shall not occur, then all such actions that have occurred shall be automatically rescinded.

                  (a) Partnership Agreement. KBI Sub shall purchase, for a cash payment of $1, the entire limited partnership interest in the Partnership. Immediately thereafter, KBLP and KBI Sub shall execute and deliver the Partnership Agreement, pursuant to which the Original Partnership Agreement shall be terminated. Immediately thereafter, KBI Sub and the Partnership shall execute and deliver the KBI Sub Assignment and Assumption Agreement (#1), pursuant to which KBI Sub shall make a portion of its Original Capital Contribution, consisting of KBI Sub's rights and obligations under the Selected Compounds Contribution Agreement. Such contribution shall be effective as of 12:01 A.M., Eastern Time, on the Closing Date.

                  (b) Purchase of KBI Common Shares. TR Holdings shall purchase from KB, and KB shall sell to TR Holdings, all of the KBI Common Shares for an aggregate purchase price of $700 million in cash (the "KBI Share Purchase Price"), subject to adjustment after the Closing as provided in Sections 2.5(d) and 2.6 hereof. KB shall deliver to TR Holdings upon such purchase stock certificates representing all the KBI Common Shares, duly endorsed in blank or accompanied by appropriate stock powers, and with all applicable stock transfer stamps attached. The parties agree that KBI's books shall be closed as of the opening of business on the Closing Date and that none of KBI's business transactions taking place on the Closing Date shall be recorded on such books as of such date.

                  (c) Election of Directors and Recapitalization of KBI. TR Holdings and KB shall remove and elect (or cause the removal and election of) directors of KBI in accordance with the Certificate of Incorporation and By-Laws of KBI; TR and KB shall cause the holders of the Preferred Stock to give all necessary consents and approvals to the KBI Plan of Recapitalization and to the actions and transactions contemplated thereby; and immediately following such approval, TR shall cause the filing with the Secretary of State of the State of Delaware of the Amended and Restated KBI Certificate of Incorporation. Upon the effectiveness of the Amended and Restated KBI Certificate of Incorporation, (i) each share of Class B Preferred Stock shall automatically be exchanged for one
(1) share of Class E Preferred Stock in accordance with the KBI Plan of Recapitalization and (ii) each share of Class A Common Stock, each share of Class B Common Stock and each share of Class C Common Stock shall automatically be exchanged for one (1) share of Common Stock in accordance with the KBI Plan of Recapitalization. KBI shall deliver to TR Holdings certificates representing all the shares of Class E Preferred Stock and Common Stock issued pursuant to the KBI Plan of Recapitalization bearing the legend set forth in Section 3.3(d) hereof, and TR Holdings shall deliver to KBI for cancellation certificates representing all the shares of Class B Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock. TR Holdings and KB shall cause KBI to remove and elect directors of KBI-E and KBI-P, respectively, in accordance with the Certificate of Incorporation and By-Laws of each such company. If the KBI Amended and Restated By-laws were not adopted in connection with the foregoing, TR and KB shall promptly thereafter adopt them or cause them to be adopted.

                  (d) Option Agreements. Immediately following the recapitalization described in Section 2.4(c) hereof, (i) KB and KBI-E shall execute and deliver the KBI-E Asset Option Agreement, pursuant to which KB shall pay to KBI-E at the Closing the amount of $443 million in cash as provided in the KBI-E Asset Option Agreement, and (ii) KB, TR and TR Holdings shall execute and deliver the KBI Shares Option Agreement.

                  (e) Loan to TR. KB shall lend to TR the amount of $1,380,000,000 in cash (such loan being referred to herein as the "KB Loan" and the amount of such loan being referred to herein as the "Loan Amount"), and concurrently therewith TR shall execute and deliver to KB a term note in the original principal amount of the Loan Amount (the "TR Promissory Note") setting forth the terms of such loan.

                  (f) Amended and Restated KBI License; Distribution Agreement. KB and KBI shall enter into the Amended and Restated KBI License, pursuant to which the KBI License shall be amended and restated effective as of the Closing Date; KBI and KBI Sub shall enter into the Trademark Rights Contribution Agreement, with respect to KBI's rights and obligations under the Amended and Restated KBI License related to Trademarks (as such term is defined in the Amended and Restated KBI License); and KBI and KBI-E shall enter into the KBI License Assignment and Assumption Agreement, with respect to KBI's other rights and obligations under the Amended and Restated KBI License. KBI-E and the Partnership shall enter into the Distribution Agreement, pursuant to which the Partnership shall be appointed the sole and exclusive distributor of certain products in the Territory effective as of the Closing Date and, in consideration of the rights granted to the Partnership thereunder, the Partnership shall pay to KBI-E at the Closing a franchise fee of $230 million in cash as provided in the Distribution Agreement.

                  (g) Additional Actions with Respect to the Partnership. At the Closing, KBLP shall contribute to the Partnership, as part of KBLP's Original Capital Contribution, cash in the amount of $400 million. KBLP and the Partnership shall execute and deliver the KBLP Assignment and Assumption Agreement, pursuant to which KBLP shall complete its Original Capital Contribution at the Closing. KBI Sub and the Partnership shall execute and deliver the KBI Sub Assignment and Assumption Agreement (#2), pursuant to which KBI Sub shall complete its Original Capital Contribution (including the contribution of cash described in Section 2.5(a) hereof) at the Closing. Each such contribution (other than the aforesaid cash contributions) shall be effective as of the Effective Time.

                  (h) Pledge Agreement. KB and KBI shall enter into a Pledge Agreement, pursuant to which KB shall pledge its shares of Class A Preferred Stock and Class C Preferred Stock and the TR Promissory Note as security for KB's obligations, in the event that the Put Option is exercised, to purchase the KBI Sub Shares and pay the Put Option Price, pursuant to Section 3.5 hereof.

                  (i) Other Ancillary Agreements. Each of the parties hereto shall execute and deliver, and TR shall cause each other TR Party to execute and deliver, and KB shall cause each other KB Party to execute and deliver, all Ancillary Agreements not executed pursuant to any of the preceding paragraphs of this Section 2.4 to which it or such other TR Party or KB Party is specified as a party.

            2.5   Certain Adjustments.

                  (a) KBI Sub Cash Contribution. At the Closing, KBI Sub shall contribute to the Partnership as part of its Original Capital Contribution cash in an amount equal to the sum of (i) the Agreed Cash Amount (determined in accordance with paragraph (b) below) and (ii) the Estimated Inventory Amount (determined in accordance with paragraph (b) below).

                  (b) Certain Estimates. No less than two (2) business days prior to the Closing Date, KB and TR shall estimate the Working Capital Adjustment (the "Estimated Working Capital Adjustment") and the Closing Date Inventory Amount (the "Estimated Inventory Amount"). If KB and TR are unable to agree upon the Estimated Working Capital Adjustment, then the Estimated Working Capital Adjustment shall be the average of the amounts proposed by KB and TR. If KB and TR are unable to agree upon the Estimated Inventory Amount, then the Estimated Inventory Amount shall be the book value of the inventory reflected on KBI's unaudited balance sheet as of May 31, 1998.

                  (i) In the event that the Estimated Working Capital Adjustment is a positive amount (i.e., Closing Date Working Capital is estimated to exceed Base Date Working Capital), then the Agreed Cash Amount shall equal $25 million minus the absolute value of the Estimated Working Capital Adjustment.

                  (ii) In the event that the Estimated Working Capital
            Adjustment is a negative amount (i.e., Closing Date Working Capital is estimated to be less than Base Date Working Capital), then the Agreed Cash Amount shall equal $25 million plus the absolute value of the Estimated Working Capital Adjustment.

                  (c) Working Capital Adjustment; Inventory Adjustment. Following the Closing, the Working Capital Adjustment and the Inventory Adjustment shall be determined in accordance with paragraph (e) below. Within five (5) business days following such determination, KBI Sub or the Partnership, as the case may be, shall make any payments required by clauses (i) - (iv) below; provided, however, that any payments required to be made by a party pursuant to this Section 2.5(c) shall be netted against any payments to which such party is entitled under this Section 2.5(c).

                  (i) In the event that the Working Capital Adjustment is
            greater than the Estimated Working Capital Adjustment, then the Partnership shall pay to KBI Sub the difference between such amounts.

                  (ii) In the event that the Working Capital Adjustment is less than the Estimated Working Capital Adjustment, then KBI Sub shall pay to the Partnership the difference between such amounts.

                  (iii) In the event that the Estimated Inventory Amount is
            greater than the Closing Date Inventory Amount, then the Partnership shall pay to KBI Sub the difference between such amounts.

                  (iv) In the event that the Estimated Inventory Amount is less than the Closing Date Inventory Amount, then KBI Sub shall pay to the Partnership the difference between such amounts.

                  (d) Residual KBI Cash Adjustment. Following the Closing, the Residual KBI Cash Amount shall be determined in accordance with paragraph (e) below. Within five (5) business days following such determination, TR Holdings or KB, as the case may be, shall make any payment required by clause (i) or (ii) below.

                  (i) In the event that the Residual KBI Cash Amount is less than zero, then (x) the KBI Share Purchase Price shall be reduced by an amount equal to 50% of such amount and (y) KB shall pay to TR Holdings the absolute value of such amount.

                  (ii) In the event that the Residual KBI Cash Amount is greater than zero, then (x) the KBI Share Purchase Price shall be increased by an amount equal to 50% of such amount and (y) TR Holdings shall pay to KB the absolute value of such amount.

                  (e) The Working Capital Adjustment, the Inventory Adjustment, the Tax Amount and the KBI Adjustment shall be determined, and the KBI Closing Date Balance Sheet shall be prepared, as follows:

                  (i) Preparation of Closing Statements. As soon as reasonably possible after the Closing Date (but not later than thirty (30) days thereafter), TR shall cause KBI to engage Price Waterhouse LLP to prepare and deliver to KB, (u) a statement (the "KBI Cash Amount Statement") setting forth the KBI Cash Amount, in the form of Part B of Schedule 2.5 hereto, (v) a balance sheet of KBI as of the opening of business on the Closing Date, (w) a statement (the "Working Capital Statement") setting forth (A) the amount of the Working Capital (the "Closing Date Working Capital") contributed by KBI Sub to the Partnership pursuant to the KBI Asset Contribution Agreement and the KBI Sub Assignment and Assumption Agreement (#2), (B) the amount of KBI's Working Capital (the "Base Date Working Capital") as of the end of the Fiscal Quarter immediately preceding the Closing Date (the "Base Date") and (C) the amount of the Working Capital Adjustment, in the form of Part C of Schedule 2.5 hereto, (x) a statement (the "Inventory Statement") setting forth the (A) the Closing Date Inventory Amount and (B) the amount of the Inventory Adjustment, in the form of Part D of Schedule 2.5 hereto, (y) a statement (the "Tax Statement") setting forth the Tax Amount, in the form of Part E of Schedule 2.5 hereto, and (z) a statement (the "KBI Statement" and, collectively with the KBI Cash Amount Statement, the KBI Closing Date Balance Sheet, the Working Capital Statement, the Inventory Statement and the Tax Statement, the "Closing Statements") setting forth the Residual KBI Cash Amount in the form of Part F of
            Schedule 2.5 hereto. Each of the Closing Statements shall be prepared in accordance with GAAP except as otherwise provided in the applicable Part of Schedule 2.5 hereto and on a basis consistent with the policies, practices and procedures of KBI as applied prior to the date hereof. Without limiting the generality of the foregoing, (i) financial practices, policies and procedures relating to the closing of KBI's books as of the Closing Date (and, in the case of the Working Capital Adjustment, the Base Date) shall be those used for a year-end close of KBI's books applied on a consistent basis, (ii) during the Fiscal Quarter in which the Base Date occurs, the business of KBI shall be managed and operated in the ordinary course of business consistent with past practice, and
            (iii) the KBI Closing Date Balance Sheet (x) shall give effect to the transactions contemplated by the KBI Asset Contribution Agreement, the Selected Compounds Contribution Agreement, the Trademark Rights Contribution Agreement and the KBI-E Asset Contribution Agreement, and (y) shall not give effect to the sale of the Inventory by KBI to the Partnership pursuant to the KBI Supply Agreement.

                  (ii) Notice of Dispute. Each Closing Statement shall be
            binding and conclusive upon, and deemed accepted by, KB and TR unless either party shall have notified the other party in writing, within thirty (30) days after receipt of such Closing Statement, that it (the "Objecting Party") disagrees with any amount set forth thereon (including any disagreement with respect to relevant line items of such Closing Statement). Any such written notice shall specify in reasonable detail each item that the Objecting Party disputes, and a summary of the Objecting Party's reasons for such dispute.

                  (iii) Resolution of Disputes. In the event the Objecting Party gives the other party timely written notice in accordance with paragraph (ii) above of a disagreement concerning any Closing Statement, the parties shall attempt to resolve such disagreement. However, if any such disagreement is not resolved by the parties within thirty (30) days after receipt of such notice, such disagreement shall be submitted to such accounting firm as shall be agreed on by KB and TR, for the resolution of such dispute. In the event that KB and TR cannot agree on such accounting firm, such firm shall be selected at random from the remaining so-called "Big Five" accounting firms. In connection with its engagement, such accounting firm shall be required to render its decision within sixty (60) days after receiving from KB and TR all relevant information it may request with respect to such dispute. The decision of such accounting firm shall be final and shall be binding and conclusive upon all of the parties hereto.

                  (iv) Adjustment. Each Closing Statement shall be adjusted as applicable to reflect the resolution of any disagreement pursuant to paragraph (iii) above and, as so adjusted, shall be binding and conclusive upon all of the parties hereto. The relevant amount set forth on any Closing Statement (other than the KBI Closing Date Balance Sheet), as so adjusted, shall be used to make the determinations set forth in Section 2.5(c) or 2.5(d) hereof, as applicable. Without limiting the generality of the foregoing, in the event that the Tax Statement is adjusted pursuant to this paragraph
            (iv), the KBI Statement shall be adjusted as appropriate to reflect such adjustment in the Tax Statement.

                  (v) Cooperation. KB and TR shall ensure that all records,
            working papers and other information as may reasonably be required by KB or TR for the purposes of this Section 2.5(e) shall be made available promptly upon request, and KB, KBLP, KB USA, the Partnership and TR shall generally render all reasonable assistance to each other necessary for the preparation and finalization of the Closing Statements.

                  (vi) Expenses. TR and KB shall each bear one-half the fees and expenses of Price Waterhouse LLP in connection with the preparation of the Closing Statements. In the event of any disputes referred to in paragraph (iii) above, the Dollar amount of all such disputes shall be aggregated and the fees and expenses of any accounting firm engaged to resolve such disputes shall be paid by the party against whom the greater Dollar amount is resolved.

            2.6   KBI Shared Liabilities.

                  (a) Certain Adjustments. If, following the Closing, the TR Parties or any of their respective Affiliates incur an obligation to pay any of the KBI Shared Liabilities (as defined in the KBI Asset Contribution Agreement,
(i) the KBI Share Purchase Price shall be reduced by an amount equal to 50% of the amount of such KBI Shared Liabilities (including any and all reasonable attorneys' fees (except as set forth in clause (i) of the proviso to the second sentence of Section 2.6(b) hereof) and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties with respect thereto),
(ii) KBI shall make a good faith estimate of the KBI Shared Liabilities Tax Benefit with respect to such reduction, and (iii) KB shall promptly refund and pay to TR Holdings the amount of such reduction less such estimate of the KBI Shared Liabilities Tax Benefit. If, following the Closing, KBI makes any indemnification payment to KB or its Affiliates, including the Partnership, with respect to the KBI Shared Liabilities pursuant to Section 8.4 of the KBI Asset Contribution Agreement, (i) the KBI Share Purchase Price shall be reduced by an amount equal to 50% of the amount of such indemnification payment less any KBI Shared Liabilities Tax Benefit and (ii) KB shall promptly refund and pay to TR Holdings the amount of such reduction using KBI's good faith estimate of KBI Shared Liabilities Tax Benefit. TR will promptly pay to KB any increase, and upon notice from TR of the amount thereof, KB will promptly pay to TR any decrease resulting from: (i) the true-up of any such estimate to the actual KBI Shared Liabilities Tax Benefit as reflected in the relevant income tax returns, and (ii) any subsequent change in the amount of any KBI Shared Liabilities Tax Benefit.

                  For purposes of this Section 2.6, the term "KBI Shared Liabilities Tax Benefit" shall mean 50% of the amount by which (i) the federal income tax liability reported in the consolidated federal income tax return for the group of which KBI is a member and (ii) the state or local income tax liability reported in KBI's state and local income tax returns, is reduced by a deduction from taxable income claimed in such returns attributable to the recognition of the KBI Shared Liability plus or minus any subsequent change in such amount resulting from any amended tax return, administrative adjustment or judicial determination.

                  (b) Procedures. Promptly after the occurrence of any KBI Third Party Claim (as defined below) or any other event which KB or TR asserts could result in a KBI Shared Liability, KB or TR, as the case may be, shall notify the other in writing, provided that no failure to provide such notice shall affect any party's rights or obligations under Section 2.6(a) hereof. In the event that the KBI Shared Liability involves any civil, administrative or investigative claim, action, suit or proceeding (actual or threatened) by a Third Party (a "KBI Third Party Claim"), then, (i) if the KBI Third Party Claim relates to the ongoing operations of the Partnership, KB shall be entitled to have sole control over the defense thereof and (ii) otherwise, TR shall be entitled to have sole control over the defense thereof (the party entitled to assume such defense is referred to herein as the "Defending Party" and the other party is referred to herein as the "Other Party"); provided, however, that if the Defending Party assumes the defense of such KBI Third Party Claim, (i) the Other Party shall be entitled to participate in the defense of such KBI Third Party Claim and to employ counsel at its own expense to assist in the handling of such KBI Third Party Claim (it being agreed that after written notice by the Defending Party to the Other Party of its election to assume full control of the defense of such KBI Third Party Claim, the adjustment of the KBI Share Purchase Price provided for in Section 2.6(a) shall not take into account any legal expenses incurred by the Other Party in connection with the defense thereof), and (ii) the Defending Party shall obtain the prior written approval of the Other Party (not to be unreasonably withheld) before entering into any settlement of, or ceasing to defend against, such KBI Third Party Claim. If the Defending Party does not assume the defense of such KBI Third Party Claim within fifteen (15) days after the notice referred to in the first sentence of this
Section 2.6(b) is given, the Other Party may assume the defense of such KBI Third Party Claim, provided that it shall obtain the prior written approval of the Defending Party (not to be unreasonably withheld) before entering into any settlement of, or ceasing to defend against, such KBI Third Party Claim. Without limiting the generality of the foregoing, the parties shall cooperate and consult with each other in connection with the defense and/or settlement of any KBI Third Party Claim.

            2.7 Other Actions. The following additional actions shall be taken at the Closing:

                  (a) KB shall deliver to TR a certificate, dated the Closing Date and signed by an authorized corporate officer of KB, certifying (x) attached copies of resolutions duly adopted by the Board of Directors of KB, approving the execution, delivery and performance by KB of the Initial Agreements and each Ancillary Agreement to which KB is a party and (y) the incumbency and signatures of the officers of KB signing the foregoing.

                  (b) TR shall deliver to KB a certificate, dated the Closing Date and signed by an authorized corporate officer of TR, certifying (x) attached copies of resolutions duly adopted by the Board of Directors of TR, approving the execution, delivery and performance by TR of the Initial Agreements and each Ancillary Agreement to which TR is a party and (y) the incumbency and signatures of the officers of TR signing the foregoing.

            2.8 Termination of Certain Agreements. Effective upon the Closing or as otherwise provided in this Section 2.8, and notwithstanding anything to the contrary in the 1982 JV Agreement, the Inter-Affiliate License Agreement that certain Supply Agreement, dated as of July 12, 1982 among KB, TR and KBI-E regarding the supply of products during the clinical evaluation of such products and in connection with the initial marketing efforts with respect to such products and the Side Agreement, dated November, 1997, among KBI, KBI-E, KB and TR in connection with the execution by KBI of the license agreement among KBI, KBI-E and The Procter & Gamble Co. regarding the supply of over the counter products containing omeprazole to be developed and marketed under said license agreement (the "Side Agreement") (such Agreements, the "Terminated Agreements"), all rights and obligations of the applicable parties under each of the Terminated Agreements shall automatically terminate and be of no further force and effect; provided, however, that (i) the effectiveness of any other agreement which incorporates definitions contained in the Terminated Agreements shall not be affected thereby and (ii) such termination shall not affect (x) any provision of the Terminated Agreements which by its terms survives such termination and
(y) any obligations of any party to any of the Terminated Agreements which accrued prior to such termination (and any rights of any other party to the Terminated Agreements arising out of, based upon or resulting from such obligations) or serve to eliminate liability arising out of conduct, events or circumstances prior to such termination; and, provided, further, that termination of the Side Agreement shall be effective on the later to occur of
(i) the Closing and (ii) the completion of the transfer and assignment to the Partnership by KBI pursuant to the KBI Asset Contribution Agreement and the KBI Sub Assignment and Assumption Agreement (#2) and by KBI-E pursuant to the KBI-E Asset Contribution Agreement and the KBI Sub Assignment and Assumption Agreement (#2) of such parties respective rights and obligations under the P&G License (as defined in the Manufacturing Agreement). As used herein, "completion" shall mean receipt of written consent to such above said transfers and assignments from The Procter & Gamble Co.


                                    ARTICLE 3


                         CERTAIN OPERATIONAL PROVISIONS

            3.1   Exclusive Distributorship Agreement.

                  (a) Appointment of Distributor. Upon the terms and subject to the conditions set forth herein and in the Exclusive Distributorship Agreement, KB is irrevocably appointing the Partnership (as assignee of KBLP), effective as of the Effective Time, as KB's exclusive distributor of the KB USA Products in the Territory.

                  (b) Supply of Compounds and Products. Upon the terms and subject to the conditions set forth in the Exclusive Distributorship Agreement, from and after the Effective Time, KB shall, and shall cause its Affiliates (other than the Partnership) to, supply or have supplied to the Partnership (as assignee of KBLP) all of the Partnership's requirements of KB USA Products to be sold in the Territory at such price as may be agreed between the Partnership and KB consistent with Section 3.2 of the Partnership Agreement.

            3.2   Competition.

                  (a) The parties acknowledge that certain conflicts of interest (including direct competition) may from time to time occur in connection with the pursuit by TR of its independent business. Accordingly, except as provided in paragraph (b) below, TR shall not be restricted from conducting its independent businesses in any manner chosen by it and shall not, and shall not be obligated to, present or offer to the Partnership any particular investment or business opportunity regardless of whether the Partnership could take advantage of such opportunity if it were presented to the Partnership, but may avail itself of any such opportunity for its own behalf; provided, however, that TR and its Affiliates may use the KB Confidential Information (as defined in Section 4.1(a) hereof) which is required to be maintained in confidence by it pursuant to Section 4.1 only in connection with the interests of TR and its Affiliates under this Agreement and the Ancillary Agreements and shall not use such information for any other purpose. Nothing herein shall be interpreted to excuse TR from complying with Section 4.1 hereof.

                  (b) Except as contemplated by this Agreement or any of the Ancillary Agreements, neither TR nor any of its Affiliates nor any Future TR Joint Venture shall, either directly or indirectly, manufacture for commercial sale in the Territory or sell, market or promote in the Territory any Covered Compound or any product containing any Covered Compound prior to:

                  (i) in the case of a Licensed Compound, the later of (x) five
            (5) years after the date that TR or any of its Affiliates ceases to perform the Bulk Chemical Manufacturing Stage or Formulation Manufacturing Stage with respect to such Licensed Compound or products containing such Licensed Compound pursuant to the Manufacturing Agreement or (y) (A) in the case of Licensed Compounds other than omeprazole and perprazole, three (3) years following the consummation of the KBI-E Asset Purchase and (B) in the case of omeprazole and perprazole, three (3) years following the consummation of the purchase of the shares of KBI pursuant to the KBI Shares Option Agreement; or

                  (ii) in the case of any Covered Compound other than a Licensed
            Compound, three (3) years following the consummation of the KBI-E Asset Purchase;

provided, however, that the foregoing restrictions shall not apply to: (i) the pharmaceutical benefit management business or any other business of Merck-Medco Managed Care, L.L.C. ("Medco"), whether conducted by Medco or any Affiliate of TR that succeeds to substantially all of Medco's business, except that Medco or such Affiliate of TR may not manufacture any Covered Compound for commercial sale in the Territory or develop any Covered Compound for purposes of obtaining Marketing Approval (as such term is defined in the Distribution Agreement) in the Territory or sell, market or promote in the Territory any product containing any Covered Compound as to which Medco or such Affiliate of TR has rights under an ANDA, (ii) any joint venture set forth on Schedule 3.2(b) (whether in the form of a partnership, corporation or other entity or contractual joint venture) existing at the date of this Agreement in which TR or an Affiliate of TR is a party, (iii) any pharmaceutical product containing any Covered Compound as to which TR or any of its Affiliates has or shall have at any time on or after the date of this Agreement Market Exclusivity with respect to a Therapeutic Category other than the Therapeutic Categories for which any pharmaceutical product containing such Covered Compound is approved by the FDA under the NDA held by the Partnership or any of its Affiliates or subdistributors, only for such use as to which TR has Market Exclusivity, (iv) any pharmaceutical product that (A) contains a combination of a Covered Compound and any Compound as to which TR or any of its Affiliates has or shall have at any time on or after the date of this Agreement Market Exclusivity as to which combination TR or any of its Affiliates shall have at any time on or after the date of this Agreement Market Exclusivity and (B) is approved for use in a Therapeutic Category other than the Therapeutic Categories for which such Covered Compound is approved by the FDA under the NDA held by the Partnership or any of its Affiliates or subdistributors, only for such use as to which TR has Market Exclusivity, or (v) after December 31, 2010, any pharmaceutical product that contains a combination of a Covered Compound and any Compound as to which TR or any of its Affiliates has or shall have at any time on or after the date of this Agreement Market Exclusivity as to which combination TR or any of its Affiliates shall have at any time on or after the date of this Agreement Market Exclusivity, only for such use as to which TR has Market Exclusivity. In addition, the foregoing restrictions shall not apply to any rights or obligations of TR or any of its Affiliates under the Omeprazole-for-Horses License.

                  (c) Notwithstanding Section 3.2(b), neither TR nor any of its Affiliates shall be prohibited from purchasing securities of, or otherwise acquiring or merging with or into, any business that manufactures or sells any Covered Compound or from continuing to manufacture or sell such Covered Compound thereafter for a period of twelve (12) months after the date of such acquisition; provided, however, that the acquired business shall, prior to the expiration of such twelve-month period, cease the manufacture or sale of such Covered Compound that otherwise would be in violation of Section 3.2(b), whether by sale, divestiture or otherwise; and, provided, further, that rights with respect to such Covered Compound shall not be sold or transferred to any entity in which TR, directly or indirectly, controls, through share ownership or contract, the election of 30% or more of the board of directors or 30% or more of the voting power.

                  (d) Nothing in this Section 3.2 shall be construed as the grant of any license by implication or otherwise with respect to any Covered Compound, any product containing any Covered Compound, any technical information or know-how, any trademarks or other intellectual property rights.

            3.3   Ownership of KBI, KBLP and Other Affiliates.

                  (a) Restrictions on Transferring Shares of KBI. No shares of capital stock of KBI are owned as of the date of this Agreement by an Affiliate of KB or an Affiliate of TR that is not a party hereto. Neither any Parent nor any Affiliate of such Parent shall sell or otherwise Transfer directly or indirectly any shares of capital stock of KBI, at any time owned by it, except
(i) for the Transfer contemplated by Section 2.4(b) hereof, (ii) the Transfer contemplated by the KBI Shares Option Agreement, in the event that KB exercises its option thereunder, (iii) any Transfer of such shares to KBI, (iv) any other Transfer by one Parent (or its Affiliate) to the other Parent (or its Affiliate), (v) as expressly permitted by and in accordance with the provisions of Section 3.3(b) hereof or (vi) with the prior written consent of the other Parent.

                  (b) Permitted Transfers. Without the consent of the Other Parent (as defined in paragraph (iv) below):

                  (i) either Parent or any Affiliate of such Parent that is a party hereto may Transfer all (but not less than all) of its shares of KBI to any corporation which succeeds to all or substantially all of the Transferor Parent's (as defined in paragraph (iv) below) business and properties; provided, however, that as a condition to and prior to the effectiveness of any such Transfer, (A) the transferee shall agree in writing, substantially in the form of Exhibit T-1 hereto(15), to be bound by the provisions of, and assume all liabilities and obligations of the Transferor Parent under, the Initial Agreements, the Ancillary Agreements and any Future Agreement to which it is a party as fully and to the same extent as though such transferee had originally executed the Initial Agreements, such Ancillary Agreements and any Future Agreement as the transferor and (B) the Transferor Parent shall deliver an executed copy of such agreement to the Other Parent;

                  (ii) either Parent may Transfer all (but not less than all) of its shares of KBI to any subsidiary of the Transferor Parent which is a direct or indirect Wholly-Owned Subsidiary of the Transferor Parent; provided, however, that as conditions to and prior to the effectiveness of any such Transfer to any such Wholly-Owned Subsidiary (A) the transferee shall agree in writing, substantially in the form of Exhibit T-2 hereto,(16) to be bound by the provisions of, and assume all liabilities and obligations of the Transferor Parent as a stockholder of KBI under, this Agreement as fully and to the same extent as though such transferee had originally executed this Agreement, (B) the Transferor Parent shall agree in writing, substantially in the form of Exhibit T-3 hereto,(17) (1) that the Transferor Parent shall not be relieved of any of its liabilities or obligations under the Initial Agreements, any Ancillary Agreement and any Future Agreement to which it is a party, (2) that the Transferor Parent shall cause the transferee to satisfy the liabilities and obligations assumed by the transferee pursuant to clause (A) above and (3) that, prior to the time that the transferee ceases to be a direct or indirect Wholly-Owned Subsidiary of the Transferor Parent, the Transferor Parent shall cause the transferee to Transfer its shares of KBI in accordance with paragraph (iii) below and (C) the Transferor Parent shall deliver an executed copy of each of the agreements referred to in the foregoing clauses (A) and (B) to the Other Parent; or

                  (iii) any Affiliate of a Parent that is a party hereto and any subsidiary referred to in paragraph (ii) above (such Affiliate or subsidiary, a "Qualifying


-----------------------

15. Pursuant to paragraph 5 of the letter agreement dated July 1, 1998, Exhibit T-1, attached hereto, is in the form of Exhibit T-1 set forth in Exhibit C attached to such letter agreement.

16. Pursuant to paragraph 5 of the letter agreement dated July 1, 1998, Exhibit T-2, attached hereto, is in the form of Exhibit T-2 set forth in Exhibit C attached to such letter agreement.

17. Pursuant to paragraph 5 of the letter agreement dated July 1, 1998, Exhibit T-3, attached hereto, is in the form of Exhibit T-3 set forth in Exhibit C attached to such letter agreement.

            Affiliate"), may Transfer all (but not less than all) of its shares of KBI to (x) the Parent of such Qualifying Affiliate or (y) any subsidiary of such Parent which is a direct or indirect Wholly-Owned Subsidiary of such Parent; provided, however, that as conditions to and prior to the effectiveness of any such Transfer to any such Wholly-Owned Subsidiary, (A) such Wholly-Owned Subsidiary shall agree in writing, substantially in the form of Exhibit T-4 hereto,(18) to be bound by the provisions of, and assume all liabilities and obligations of the Transferor Parent and the Qualifying Affiliate as a stockholder of KBI under, this Agreement as fully and to the same extent as though such Wholly-Owned Subsidiary had originally executed this Agreement and (B) the Transferor Parent shall agree in writing, substantially in the form of Exhibit T-5 hereto,(19) (1) that the Transferor Parent shall not be relieved of any of its liabilities or obligations under the Initial Agreements, any Ancillary Agreement or any Future Agreement to which it is a party, (2) that the Transferor Parent shall cause such Wholly-Owned Subsidiary to satisfy the liabilities and obligations assumed by such Wholly-Owned Subsidiary pursuant to clause (A) above and (3) that, prior to the time that such Wholly-Owned Subsidiary ceases to be a direct or indirect Wholly-Owned Subsidiary of the Transferor Parent, the Transferor Parent shall cause such Wholly-Owned Subsidiary to Transfer its shares of KBI to the Transferor Parent, and (C) the Transferor Parent shall deliver an executed copy of each of the agreements referred to in the foregoing clauses (A) and (B) to the Other Parent;

                  (iv) As used herein, the term "Transferor Parent" shall mean the Parent that is effecting or seeking to effect, or whose Qualifying Affiliate is effecting or seeking to effect, a Transfer in accordance with paragraph (i), (ii) or (iii) above, as the case may be; and the term "Other Parent" shall mean the Parent that is not the Transferor Parent;

                  (v) Neither KB nor any Affiliate of KB shall sell or otherwise
            Transfer any shares of capital stock of KBI unless such sale or Transfer is expressly subject to the Pledge Agreement.

                  (c) Recordation of Transfer. KBI shall record the Transfer of its shares only if such Transfer is made in accordance with the terms of this Agreement.


--------------------

18. Pursuant to paragraph 5 of the letter agreement dated July 1, 1998, Exhibit T-4, attached hereto, is in the form of Exhibit T-4 set forth in Exhibit C attached to such letter agreement.

19. Pursuant to paragraph 5 of the letter agreement dated July 1, 1998, Exhibit T-5, attached hereto, is in the form of Exhibit T-5 set forth in Exhibit C attached to such letter agreement.

                  (d) Legend. A copy of this Agreement shall be filed with KBI. From and after the Closing, each certificate representing shares of KBI shall be stamped or otherwise impressed with a legend in substantially the following form:

                  "The sale, assignment, transfer, pledge or other disposition or encumbrance of the shares represented by this certificate may be made only when recorded on the books of KBI and in accordance with the terms of a certain Master Restructuring Agreement dated as of June __, 1998, between TR, KB, KBI and the other parties thereto (a copy of which is on file with KBI and may be inspected at its offices). Such agreement generally prohibits the transfer of any right, title or interest in or to the shares other than in certain specified events and provides that any such prohibited transfer shall not be effective to grant to the transferee any right, title or interest in or to the shares. All shares of Common Stock, Class D Preferred Stock and Class E Preferred Stock are also subject to a certain KBI Shares Option Agreement dated as of __________, 1998, between KB, TR and TR Holdings (a copy of which is on file with KBI and may be inspected at its offices). KBI will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of KBI and the qualifications, limitations or restrictions of such preferences and/or rights."

At the Closing, share certificates issued prior thereto representing shares outstanding at such date shall be surrendered to KBI in exchange for replacement certificates bearing the legend set forth above.

                  (e) Ineffectiveness of Prohibited Transfer. Any attempted or purported Transfer of any shares of KBI, or any interest therein, in violation of any provisions of this Agreement or applicable law shall be void and shall not be effective to pass any right, title or interest therein.

                  (f) KBLP; KB USA; Additional KBLP GPs; Additional KBLP LPs.

                        (i) Any Person that becomes the general partner of the
            Partnership in accordance with Section 7.1(a) or 7.2 of the Partnership Agreement shall be referred to herein as a "Successor General Partner."

                        (ii) KB agrees that it shall not, and shall not permit
            any of its Affiliates to, take any action which would result, or fail to take any action if such failure would result, in any Person other than a Permitted General Partner (as such term is defined below) (x) being a general partner of KBLP (or being a general partner or shareholder (or Person having comparable status in the case of any entity which is not a partnership or corporation) of any Successor General Partner) or (y) being a general partner or shareholder (or Person having comparable status in the case of any entity which is not a partnership or corporation) of any Person (other than KB USA in its capacity as a Permitted Partner that is a limited partner of KBLP or any other Permitted Partner in its capacity as a limited partner that is an Additional KBLP LP) that directly or indirectly owns any ownership interest in KBLP (or any Successor General Partner). KB agrees to cause any Person that becomes a general partner, shareholder or acquires comparable status pursuant to clause (x) or
            (y) of the preceding sentence to at all times remain a Permitted General Partner. Any Person that becomes a general partner of KBLP (or a general partner or shareholder (or Person having comparable status in the case of an entity which is not a partnership or corporation) of any Successor General Partner) in accordance with this paragraph (ii) and, except in the case of KB USA in its capacity as a Permitted Partner that is a limited partner of KBLP, any other Permitted Partner in its capacity as a limited partner that is an Additional KBLP LP or any public shareholder of KB, a Qualified Person or a Qualified Parent, every Person that directly or indirectly owns any ownership interest in KBLP (or any Successor General Partner), shall be referred to herein as an "Additional KBLP GP."

                        (iii) KB and KB USA each agrees that it shall not, and
            shall not permit any of its Affiliates to, take any action which would result, or fail to take any action if such failure would result, in any Person other than a Permitted Partner (as such term is defined below) (x) being a limited partner of KBLP (or being a limited partner (or Person having comparable status in the case of any entity which is not a partnership or corporation) of any Successor General Partner) or (y) being a limited partner or shareholder (or Person having comparable status in the case of any entity which is not a partnership or corporation) of any Person that directly or indirectly owns any ownership interest in KBLP (or any Successor General Partner). KB and KB USA agree (x) to cause any Person that becomes a limited partner, a shareholder or acquires comparable status pursuant to clause (x) or (y) of the preceding sentence to at all times remain a Permitted Partner and (y) not to, and not to permit KB USA or any Additional KBLP LP to, take any action to remove or to replace KB or any Additional KBLP GP as a general partner of KBLP (or any Successor General Partner) or any Additional KBLP GP with any Person that is not a Permitted General Partner. Any Person that becomes a limited partner of KBLP (or a limited partner (or Person having comparable status in the case of an entity which is not a partnership or corporation) of any Successor General Partner) in accordance with this paragraph (iii), and every Person that directly or indirectly owns any ownership interest in any limited partner of KBLP (or any limited partner (or Person having comparable status in the case of any entity which is not a partnership or corporation) of any Successor General Partner), shall be referred to herein as an "Additional KBLP LP."

                        (iv) Notwithstanding anything herein to the contrary, KB
            and KB USA each agrees that (w) KB USA shall at all times remain a Qualified

            Subsidiary, (x) it shall not take any action which would result, or fail to take any action if such failure would result, in any Person other than any Permitted General Partner having any control over the management, operations, finances or other affairs of KBLP (or any Successor General Partner) or any Additional KBLP GP and (y) it shall not pledge or otherwise encumber, and shall not permit to occur any pledge or other encumbrance upon, any of the ownership interests in KB USA, KBLP (or any Successor General Partner), any Additional KBLP GP (other than KB, any Qualified Person or any Qualified Parent) or any Additional KBLP LP. Notwithstanding anything herein to the contrary, KB and KB USA agree that, except for any failure to be in good standing resulting from the Bankruptcy of such entity, (x) KB USA shall at all times be in existence and in good standing as a corporation under the laws of its state of incorporation, (y) KBLP (and any Successor General Partner) shall at all times be in existence and in good standing as a limited partnership (or, in the case of any Successor General Partner, a partnership, corporation or other business entity) under the laws of its state of formation and (z) any Additional KBLP GP and any Additional KBLP LP shall at all times be in existence and in good standing as a partnership, corporation or other business entity under the laws of its state of formation.

            "Permitted General Partner" shall mean any Permitted Partner; provided, that, if such Permitted Partner is a Qualified Person, a Qualified Parent or a Qualified Subsidiary (other than KB or a Wholly-Owned Subsidiary of
KB), the Qualified Person shall have agreed in writing to guarantee and assume the performance of the obligations of KB under the Initial Agreements, the Ancillary Agreements and any Future Agreement to which KB is a party (it being understood that KB shall not be released from any of such obligations) and a duly executed copy of such agreement shall have been delivered to TR.

            "Permitted Partner" shall mean KB or any Wholly-Owned Subsidiary of KB and, following a Trigger Event, a Qualified Person, a Qualified Subsidiary or a Qualified Parent.

            "Qualified Parent" means a Person which directly or indirectly owns all of the equity (or other ownership interest) of KB and a Qualified Person.

            "Qualified Subsidiary" means any Wholly-Owned Subsidiary of a Qualified Parent, a Qualified Person and/or KB. For purposes of this definition of "Qualified Subsidiary," references in the definition of Wholly-Owned Subsidiary to a "Person" shall be deemed to refer to all or any of such Qualified Parent, Qualified Person and/or KB either individually or in combination with any of said entities or any of their Wholly-Owned Subsidiaries, as the case may be.

                  (g) KBI Sub; KBI-E; TR Holdings. Notwithstanding anything herein to the contrary, TR agrees that it shall not, and shall not permit any of its Affiliates to, (i) pledge or otherwise encumber any shares of capital stock of KBI Sub (or any shares of capital stock or other ownership interests in any other Affiliate of TR that shall at any time be the Limited Partner in accordance with the Partnership Agreement (a "Successor Limited Partner")) or

KBI-E, (ii) take any action which would result, or fail to take any action if such failure would result, in KBI Sub (or any Successor Limited Partner) or KBI-E not being a direct or indirect Wholly-Owned Subsidiary of KBI, except upon exercise of the Put Option, or (iii) pledge or otherwise encumber any shares of capital stock of TR Holdings or take any action which would result, or fail to take any action if such failure would result, in TR Holdings not being a direct or indirect Wholly-Owned Subsidiary of TR (or any permitted successor of TR pursuant to Section 3.3(b)(i)), unless prior to the taking of any such action with respect to TR Holdings, the shares of KBI held by TR Holdings are transferred in accordance with paragraph (iii) of Section 3.3(b) hereof. Except for any failure to be in good standing resulting from the Bankruptcy of such entity, (i) each of the KBI Parties (or, in the case of KBI Sub, any Successor Limited Partner) shall at all times be in existence and in good standing as a corporation (or, in the case of any Successor Limited Partner, a partnership, corporation or other business entity) under the laws of its state of incorporation (or, if applicable in the case of any Successor Limited Partner, its state of formation) and (ii) TR Holdings (or its transferee pursuant to clause (iii) of the preceding sentence) shall at all times be in existence and in good standing as a corporation (or, in the case of any such transferee, a partnership, corporation or other business entity) under the laws of its state of incorporation (or, if applicable in the case of any such transferee, its state of formation).

                  (h) Information. Each of TR and KB shall, upon reasonable notice from the other, provide the other with such information and documents as are reasonably required to determine (i) in the case of a request by TR, the ownership of KBLP (or any Successor General Partner), KB USA, any Additional KBLP LP or any Additional KBLP GP, or (ii) in the case of a request by KB, the ownership of KBI Sub (or any Successor Limited Partner), KBI-E or TR Holdings.

            3.4   Use of Names.

                  (a) Neither the Partnership nor any other Affiliate of KB shall include in its name the word "TR" or any other word confusingly similar thereto or otherwise use the word "TR" or any such other word in the conduct of its business, except as and to the extent required by any law or the provisions (as in effect as of the Closing Date) of any Transferred Contract (as defined in the KBI Asset Contribution Agreement) included within the Original Capital Contribution of KBI Sub. Notwithstanding the foregoing, the Partnership shall be permitted to use existing stocks of finished goods, office supplies, signage, packaging and marketing materials and other similar supplies which include or contain the word "TR" or "KBI" for a period of one (1) year from the Closing Date.

                  (b) No later than thirty (30) days after the Closing Date, KBI shall, and shall cause KBI-E and KBI-P to, amend their respective certificates of incorporation to delete the word "KB", and thereafter, neither KBI nor any Affiliate of KBI shall include in their respective names the word "KB" or any other word confusingly similar thereto. In no event shall TR or its Affiliates use the word "KB" or any other such word in the conduct of its business after the Closing Date.

                  3.5 Put Option.

                           (a) KB shall give written notice to KBI of a Put
Option Event not more than five (5) business days following the occurrence of such Put Option Event. From and after the occurrence of a Put Option Event, KBI shall have the right and option (the "Put Option") to require KB to purchase all the outstanding shares of KBI Sub (the "KBI Sub Shares") for a price equal to the Put Option Price (as defined below), payable in cash. KBI may exercise such option by giving written notice to KB (the "Exercise Notice") at any time during the Put Option Exercise Period of its election to exercise such option and designating a time and date, which shall be not less than five (5) business days following such notice, and place for the sale of such shares to KB, subject to
Section 3.5(c) (the "Share Closing"). In the event of the exercise of such option, KB shall purchase such shares at the Share Closing and shall cause the purchase price therefor to be paid to KBI in the manner specified in Section 3.9, subject to the right of KB set forth in Section 3.5(c) to defer its obligation to purchase such shares by making certain cash payments to KBI as set forth in Section 3.5(c) ("Blocking Payments").

                           (b) As used herein, the "Put Option Price" shall mean
(i) prior to the partial retirement of the Limited Partner's Interest as provided in Section 5.6 of the Partnership Agreement, the sum of (A) $5.78 billion, (B) the cumulative amount of the Contingent Amount Gross-Up not distributed by the Partnership to the Limited Partner, (C) the amount of any cash or other liquid assets held by KBI Sub at the time of the closing of the Put Option, and (D) if any of the events described in clause (i) of the definition of Put Option Event occurs, whether such event occurs before or after the occurrence of any other event that constitutes a Put Option Event, the greater of (x) 15.5 times the average annual amount of the Fourth Tier Amount for the three Fiscal Years preceding the exercise of the Put Option (or if fewer than three full Fiscal Years have elapsed from the Closing Date to the exercise of the Put Option, the average annual amount of the Fourth Tier Amount for such Fiscal Years), or (y) $2.0 billion, and (ii) after such partial retirement, the sum of (A) $3.4 billion, and (B) the amount of any cash or other liquid assets held by KBI Sub at the time of the closing of the purchase of the KBI Sub Shares pursuant to the exercise of the Put Option.

                           (c) In the event KBI exercises the Put Option as
provided in Section 3.5(a), KB shall be entitled to defer its obligation pursuant to Section 3.5(a) to purchase the KBI Sub Shares for so long as KB pays to KBI in cash Blocking Payments as set forth below. In the event KB elects to make Blocking Payments to KBI to defer its obligation to purchase the KBI Sub Shares, KB shall give written notice of such election to KBI prior to or contemporaneously with the payment of the first Blocking Payment. The right of KB to make Blocking Payments and to defer its obligation to purchase the KBI Sub Shares as provided in this Section 3.5(c) shall expire on December 31, 2016. The first Blocking Payment shall be due on the fifth business day after the effective date (in accordance with Section 12.8) of the Exercise Notice. The first Blocking Payment shall be in an amount equal to (w) one-fourth of the applicable Blocking Amount times the sum of the number of Fiscal Quarters elapsed in the current Fiscal Year plus one (1) plus (x) if such Blocking Payment is due in a Fiscal Year in which the Capital Account balance of the General Partner in the Partnership is not restored to at least $0 as described in clause (ii) of the definition of "Put Option Event", the Blocking Amount, plus (y) in the event the

Put Option Event is a Bankruptcy, one-fourth of the Blocking Amount times the number of Fiscal Quarters ending after the occurrence of any action or event described in clause (ii) of the definition "Bankruptcy" and before the current Fiscal Year less the amount payable pursuant to (x) above, plus (z) the amount of any funds or other assets (valued at fair market value) previously distributed to the Limited Partner or paid by or on behalf of the Partnership to TR or any Affiliate of TR that are returned by TR or any Affiliate of TR to the Partnership as a preference under the Bankruptcy Code or as a fraudulent conveyance or transfer under any fraudulent conveyance or transfer statute or under any similar law or requirement. Each subsequent Blocking Payment shall be in the amount of (i) one-fourth of the Blocking Amount plus (ii) the amount of any funds or other assets (valued at fair market value) previously distributed to the Limited Partner or paid by or on behalf of the Partnership to TR or any Affiliate of TR that are returned by TR or any Affiliate of TR to the Partnership as a preference under the Bankruptcy Code or as a fraudulent conveyance or transfer under any fraudulent conveyance or transfer statute or under any similar law or requirement (and have not been included in a prior Blocking Payment) and shall be due and payable prior to the first day of each Fiscal Quarter. All such payments shall be made to KBI in the manner specified in Section 3.9. In the event KB fails to make a Blocking Payment as and when required by this Section, TR may designate by written notice to KB a date, time and place for the Share Closing, and, in such event, KB shall purchase the KBI Sub Shares, which shall be delivered free and clear of all Liens, on such date at such time and place for the purchase price specified in Section 3.5(a), subject to Section 3.5(d).

                           (d) In the event a notification is required under the
HSR Act in connection with the purchase and sale of the KBI Sub Shares pursuant to the exercise of the Put Option, TR and KB shall cause all necessary filings to be made pursuant to the HSR Act, and the Share Closing shall occur on the third business day following the expiration or termination of all applicable waiting periods under the HSR Act.

                           (e) If the KBI Sub Shares are sold pursuant to the
Put Option, then following receipt by TR of the Put Option Price, (i) TR shall purchase from KB or its Affiliates, and KB or its Affiliates shall sell to TR, all shares of Class A Preferred Stock and Class C Preferred Stock of KBI for a price equal to the aggregate par value thereof and (ii) TR shall pay in full the TR Promissory Note. In such event KB or its Affiliates shall sell such shares to TR free and clear of all Liens at a time and place specified by TR in writing (but in no event after the expiration of ten (10) business days after the Share Closing) not less than five (5) business days prior to such time.

                  3.6 Outlicensing of Group D Compounds, KB USA Compounds and Group E Compounds.

                           (a) General. The Partnership may not enter into any
Outlicensing with respect to any Partnership Compound (as defined in Section 3.6(b) below) or any product containing any such Compound and no Other KB Outlet may enter into any Outlicensing with respect to any Group E Compound or Group E Product, except as permitted by this Section 3.6 or Section 3.20(d) hereof. In the event of any Outlicensing of a Critical Compound or a product containing a Critical Compound in breach of this Section, such Outlicensing shall be treated as if such Outlicensing were an Excluded Transaction, the Net Sales of such Compound or product by or on behalf of the other party or parties to such Outlicensing or any Person holding rights derived from such Outlicensing with respect thereto directly or indirectly through such other party or parties shall be considered Net Sales of the Partnership or such Other KB Outlet with a Relative Sales Weighting equal to the Base Sales Weighting of such Compound or product for purposes of determining Weighted Net Sales of such Compound or product, and each of KBI, KBI-E and their respective Affiliates shall be entitled to all remedies available to them at law or in equity.

                           (b) Group D Compounds, KB USA Compounds and Group E
Compounds. The Partnership shall have the right to engage in Outlicensing of Group D Compounds and KB USA Compounds (collectively "Partnership Compounds") and products containing any Partnership Compounds, and any Other KB Outlet shall have the right to engage in Outlicensing of Group E Compounds and Group E Products, in each case on and subject to the terms and conditions set forth in this Agreement; provided, however, that, except for Regulatory Outlicensing and except as set forth in Section 3.20(d) hereof, neither the Partnership nor any Other KB Outlet shall enter into any Outlicense of a Critical Compound or any product containing a Critical Compound without the prior written consent of KBI Sub (in the case of a Partnership Compound that is a Critical Compound) or KBI-E (in the case of a Group E Compound that is a Critical Compound).

                           (c) Treatment of Sales. Except as otherwise set forth
in this Section 3.6 or Schedule 3.7, in the event that the Partnership enters into any Outlicensing of any Partnership Compound or any product containing any Partnership Compound, or any Other KB Outlet enters into any Outlicensing of any Group E Compound or Group E Product, the Outlicensee's Net Sales of such Compounds and products shall be included in Weighted Net Sales for the purpose of computing contingent amounts pursuant to Section 3.7, for purposes of computing the Assignment Payment pursuant to the KBI-E Asset Option Agreement and for purposes of computing the Limited Partner Share of Agreed Value for purposes of the retirement of a portion of the Limited Partner's Interest pursuant to Section 5.6 of the Partnership Agreement. In the event of any Excluded Transaction with respect to any Partnership Compound or Group E Compound or product containing any such Compound, the Net Sales of such Compound or product by or on behalf of the other party or parties to such Excluded Transaction or any Person holding rights derived from such Excluded Transaction with respect thereto directly or indirectly through such other party or parties shall be considered Net Sales of the Partnership or such Other KB Outlet with a Relative Sales Weighting equal to the Base Sales Weighting of such Compound or product for purposes of determining Weighted Net Sales of such Compound or product.

                           (d) Procedures for Outlicensing (Other than
Regulatory Outlicensing).

                           (i) In the event that the Partnership or any Other KB
                  Outlet desires to enter into any Outlicensing (other than a Regulatory Outlicensing) of a Partnership Compound that is a Critical Compound or a Group E Compound that is a Critical Compound or any product (including any OTC Product) containing any such Compound (other than an Outlicense relating solely to a Selected Use), the Partnership or such Other KB Outlet, as the case may be, shall provide written notification (an "Outlicensing Notice") (i) in the case of a proposed Outlicensing by the Partnership, to KBI Sub (with a copy to TR), or (ii) in the case of a proposed Outlicensing by such Other KB Outlet, to KBI-E (with a copy to TR) (KBI Sub or KBI-E, as applicable, being referred to as the "Notice Party" for purposes of this Section 3.6(d)). The Notice Party shall notify the Partnership or such Other KB Outlet, as the case may be, within 60 days after receiving the Outlicensing Notice that the Notice Party consents or does not consent to the proposed Outlicensing; provided, however, that the failure of the Notice Party to give such notice by the end of such 60-day period shall in no event be construed as a consent.

                           (ii) In the event that the Partnership or any Other
                  KB Party desires to enter into any Outlicensing of a Partnership Compound that is a non-Critical Compound or a Group E Compound that is a non-Critical Compound or any product containing any such Compound, the Partnership or such Other KB Outlet, as the case may be, shall provide to the Notice Party promptly upon execution of the agreement regarding such Compound (or product containing such Compound) entered into between the Partnership or the Other KB Outlet and the Outlicensee (or any other Person, if applicable), a summary of such agreement, and shall provide a copy of such agreement to a law firm designated by the Notice Party for purposes of determining compliance with this Agreement. In the event that the Partnership or such Other KB Outlet enters into any Excluded Transaction, then the procedures set forth above in this paragraph (d)(ii) shall apply to such Excluded Transaction as if it were an Outlicensing.

                           (e)      Procedures for Regulatory Outlicensing.

                           (i) In the event of any Regulatory Outlicensing of a
                  Partnership Compound or Group E Compound or any product containing any such Compound, TR shall have a right of first offer (an "RFO") to acquire the Outlicensed Compound that is proposed to be included in such Regulatory Outlicensing; provided, however, that TR shall not have an RFO in respect of any Regulatory Outlicensing following the earlier of a Trigger Event that occurs after the year 2007 and the exercise of any Assignment Right or the occurrence of the Required Sale pursuant to the KBI-E Asset Option Agreement. The Partnership or such Other KB Outlet shall provide written notification to TR (an "RFO Notice") stating that the Partnership or such Other KB Outlet proposes to enter into a Regulatory Outlicensing and setting forth the following information: (x) the Outlicensed Compound and the nature and scope of the rights with respect thereto proposed to be included in such Outlicensing and (y) the terms on which the Partnership or such Other KB Outlet shall offer to enter into an Outlicense of such Outlicensed Compound with TR or any of its Affiliates, which terms shall provide that all consideration payable to the Partnership or such Other KB Outlet for such Outlicense shall be in the form of cash (lump-sum payments or royalty) and shall otherwise contain only such terms with which TR could reasonably comply (the "Specified Terms").

                           (ii) TR shall have a period of sixty (60) days
                  following receipt of the RFO Notice to notify the Partnership or such Other KB Outlet whether TR is exercising its RFO to enter into (or have an Affiliate enter into) an Outlicense with the Partnership or such Other KB Outlet on the Third Party Terms. If, within such 60-day period, TR notifies the Partnership or such Other KB Outlet that TR is exercising its RFO, then the Partnership or such Other KB Outlet shall enter into such Outlicense with TR (or its Affiliate) as promptly as practicable thereafter for a net consideration consisting of the lump sum and the stream of royalty payments, in each case multiplied by 1 - (BSW/2), in each instance, using the BSW applicable to the Outlicensed Compound or product; provided, however, that for this purpose the BSW of Type 1 Combination Products, Type 2 Combination Products, Type 1 Inhaler Products and Type 2 Inhaler Products shall be [*]%, [*]%, [*]% and [*]%, respectively. In such case, Net Sales of such Compounds or products by TR or its Affiliate shall not be included in Weighted Net Sales, and the Relative Sales Weighting for Net Sales by TR or its Affiliate shall be zero, as set forth in Part 3 of Schedule 3.7 hereto.

                           (iii) If, within the 60-day period described in
                  Section 3.6(e)(ii) hereof, TR notifies the Partnership or such Other KB Outlet that TR is not exercising its RFO (or fails to deliver any notice to the Partnership), then the Partnership or such Other KB Outlet shall have the right to engage in the Regulatory Outlicensing with any Third Party on terms (the "Third Party Terms") that are no less favorable to the Partnership or such Other KB Outlet than the Specified Terms. Prior to entering into any Outlicensing, the Partnership or such Other KB Outlet shall provide written notification to TR (a "Third Party Outlicensing Notice") setting forth the identity of the proposed Outlicensee and the Third Party Terms and stating whether or not, in the Partnership's or such Other KB Outlet's opinion, the Third Party Terms are less favorable to the Partnership or such Other KB Outlet than the Specified Terms. The Partnership or such Other KB Outlet shall provide to TR with the Third Party Outlicensing Notice a summary of the proposed Outlicensing Agreement, and shall provide a copy of such agreement, if then available, to a law firm designated by TR solely for purposes of determining compliance with this Agreement. The Outlicensing Agreement may be provided to such law firm in draft form, provided that the definitive version of the Outlicensing Agreement shall be provided to such law firm promptly after the Partnership or such Other KB Outlet and the Outlicensee (or other Person, if applicable) reach agreement on the terms thereof. In the event that the Third Party Outlicensing Notice does not state that, in the Partnership's or such Other KB Outlet's opinion, the Third Party Terms are no less favorable to the Partnership or such Other KB Outlet than the Specified Terms, TR shall again have an RFO to enter into (or have an Affiliate enter into) an Outlicensing with the Partnership or such Other KB Outlet on the Third Party Terms and the procedures set forth in Section 3.6(e)(ii) hereof and in this Section 3.6(e)(iii) shall apply to such RFO (with the Third Party Outlicensing Notice being treated as the RFO Notice for purposes of Section 3.6(e)(ii) hereof), except that TR shall have a period of thirty (30) days following receipt of the RFO Notice to notify the Partnership or such Other KB Outlet whether TR is exercising its RFO to enter into (or have an Affiliate enter into) an Outlicense with the Partnership or such Other KB Outlet on the Third Party Terms. In the event that the Third Party Outlicensing Notice states that, in the Partnership's or such Other KB Outlet's opinion, the Third Party Terms are no less favorable to the Partnership or such Other KB Outlet than the Specified Terms, the Partnership or such Other KB Outlet shall not enter into the proposed Outlicensing until TR has had thirty (30) days to review the Third Party Terms and to discuss with the Partnership any disagreement TR may have with respect to the Partnership's or such Other KB Outlet's opinion set forth in the Third Party Outlicensing Notice, which disagreement shall be set forth in a written notice from TR to the Partnership or such Other KB Outlet, as the case may be, which shall be provided prior to the expiration of thirty (30) days following receipt of the Third Party Outlicensing Notice. If TR and the Partnership or such Other KB Outlet are unable to resolve any such dispute within thirty (30) days following receipt of TR's notice referred to in the preceding sentence (or such longer period as TR and the Partnership or such Other KB Outlet may agree in writing to discuss the matter), the Partnership or such Other KB Outlet may enter into the proposed Outlicensing, but such dispute shall be submitted to arbitration in accordance with Article 9 hereof no later than 30 days after the end of such 30-day period. In the event that such arbitration is resolved in favor of TR, TR's only remedy shall be for damages, which the parties agree shall equal the full amount of contingent payments that would have been paid to KBI and its Affiliates with respect to such Compound or product if such Outlicensing were treated for purposes of computing Net Sales and Weighted Net Sales as an Excluded Transaction, net of any payments already made to TR or its Affiliates in respect of such Outlicensing. Except for damages relating to the period prior to the decision of the arbitrators (which the arbitrators may award in a lump sum), the arbitrators shall be instructed by KB and TR upon their appointment that any damages awarded to TR as a result of the arbitration shall be payable at the same times as the applicable contingent payments would have been made to KBI Sub or any of its Affiliates under the provisions of this Agreement, the Partnership Agreement or any Ancillary Agreement (as applicable).

                           (f) Total Cash Outlicensing. In the event of any
Total Cash Outlicensing, (x) an amount equal to the economic benefits of such Total Cash Outlicensing to the Partnership (or the Other KB Outlet) and to KB and its other Affiliates multiplied by (BSW/2) in respect of any consideration payable with respect to the Outlicensed Compound or product, in each instance, using the BSW applicable to such Compound or product, shall be credited to the Fourth Tier Amount in accordance with the definition of "Fourth Tier Amount" contained in Article 1 of the Partnership Agreement and (y) the Relative Sales Weighting for Net Sales by the Outlicensee of the Total Cash Outlicensing shall be zero, as set forth in Part 3 of Schedule 3.7 hereto; provided, however, that for purposes of clause (x) above, the BSW of Type 1 Combination Products, Type 2 Combination Products, Type 1 Inhaler Products and Type 2 Inhaler Products shall be [*]%, [*]%, [*]% and [*]%, respectively. In the event any Total Cash Outlicensing provides for the Outlicense of rights both inside and outside the Territory, the amount of cash relating to the Territory shall be based on the relative projected economic benefit from the Territory and jurisdictions outside the Territory covered by the Outlicensing. In the event that the parties cannot agree on such amount of cash related to the Territory, the dispute shall be submitted to arbitration in accordance with Article 9 hereof.

                           (g) Special Cases, Product Swaps, etc.

                           (i) In the case of the following types of
                  Outlicensings of Partnership Compounds or Group E Compounds or any product containing any such Compound (such types of Outlicensings are referred to herein as "Special Case Outlicensings"):

                                    (A) a sublicense transaction with a
                  sublicensee that has filed or has expressed its intention to file an ANDA in which the sublicense is effective no earlier than six (6) months preceding expiration of Market Exclusivity,

                                    (B) a Required Sublicense (as defined in the
                  Amended and Restated KBI License),

                                    (C) an Outlicensing of such a Compound
                  relating to a Selected Use, and

                                    (D) an Outlicensing of such a Compound to be
                  used in combination with a Compound which is not a Covered Compound,

                  an amount equal to the total economic benefits of such Outlicensing to the Partnership (or the Other KB Outlet) and to KB and its other Affiliates (including without limitation the value of any supply or similar rights) multiplied by [*]% in respect of any consideration payable with respect to KB USA Compounds or KB USA Products (other than Type 1 Combination Products and Type 1 Inhaler Products), [*]% in respect of any consideration payable with respect to Group D Compounds, Group E Compounds, Group D Products or Group E Products, or [*]% in respect of any consideration payable with respect to Formoterol or any Formoterol Product (other than Type 2 Combination Products and Type 2 Inhaler Products) or [*]% in respect of Type 1 Combination Products, [*]% in respect of Type 2 Combination Products, [*]% in respect of Type 1
                  Inhaler Products or [*]% in respect of Type 2 Inhaler Products shall be credited to the Fourth Tier Amount in accordance with the definition of "Fourth Tier Amount" contained in Article 1 of the Partnership Agreement. If the parties are unable to agree on the amount or value of such economic benefits, the dispute shall be submitted to arbitration in accordance with Article 9 hereof.

                           (ii) An amount equal to 50% of the license income
                  received by the Partnership under the Omeprazole-for-Horses License shall be credited to the Fourth Tier Amount.

                           (iii) In the event that a Partnership Compound or
                  Group E Compound is Outlicensed in a transaction involving a "product swap" which does not involve the right to sell any product outside the Territory, KBI shall have the right to choose at the time of such Outlicensing whether the Weighted Net Sales in respect of such Outlicensed Compound shall be based on (x) the Net Sales of the Outlicensed Compound by the Outlicensee (with such sales having a Relative Sales Weighting equal to the Base Sales Weighting thereof) or (y) the Net Sales of the in-licensed Compound(s) (with the in-licensed Compound(s) having the same classification, e.g. KB USA Compound, Group D Compound or Group E Compound, and having a Relative Sales Weighting equal to the Base Sales Weighting of the Outlicensed Compound).

                           (iv) In the event that a Partnership Compound or a
                  Group E Compound is Outlicensed in a transaction involving a "product swap" that involves the right to sell any product outside the Territory or otherwise involves the right to sell any product both inside and outside the Territory, the Net Sales of the Outlicensed Compound by the Outlicensee in the Territory shall be included in Weighted Net Sales, with such Net Sales having a Relative Sales Weighting equal to the Base Sales Weighting of the Outlicensed Compound.

                           (v) The parties acknowledge and agree that in the
                  event that the Partnership proposes to enter into an Outlicensing in which the weighting of Net Sales by the Outlicensee as set forth in Column A in the Supplemental Sales Weighting Table in Part 4 of Schedule 3.7 is clearly incompatible with a fair sharing of economic benefits by the parties, the parties shall discuss in good faith appropriate adjustments to more properly reflect the sharing of benefits. If no agreement can be reached and the Partnership enters into such Outlicensing, the applicable Relative Sales Weighting of the Outlicensed Compound determined in accordance with Part 3 of Schedule 3.7 shall apply.

                           (h) Agreements Concerning the Split of Economic
Benefits. In the event the parties are required, as provided in this Agreement, to agree to the manner in which the economic benefits of an Outlicensing are to be divided (including without limitation any non-Regulatory Outlicensing of a Critical Compound), that portion of the economic benefit to be allocated to the Limited Partner shall be credited to the Fourth Tier Amount.

                  3.6A Appointment of Subdistributors and Assignments of Rights with Respect to Licensed Compounds.

                           (a) Prohibition on Subdistributorships and
Assignments Other than in Accordance with this Agreement. The Partnership may not appoint any subdistributor if such subdistributorship would constitute an Outlicensing of any Licensed Compound that is a Critical Compound or product containing any Licensed Compound that is a Critical Compound. In the event of any Outlicensing of a Critical Compound or a product containing a Critical Compound in breach of this Section, such Outlicensing shall be treated as if such Outlicensing were an Excluded Transaction, the Net Sales of such Compound or product by or on behalf of the other party or parties to such Outlicensing or any Person holding rights derived from such Outlicensing with respect thereto directly or indirectly through such other party or parties shall be considered Net Sales of the Partnership with a Relative Sales Weighting equal to the Base Sales Weighting of such Compound or product for purposes of determining Weighted Net Sales of such Compound or product, and each of KBI, KBI-E and their respective Affiliates shall be entitled to all remedies available to them at law or in equity. Subject to the foregoing, except for Regulatory Assignments, the Partnership may not assign any of its rights, and, except for any Regulatory Assignment or appointment of any subdistributor, the Partnership may not delegate any of its duties or obligations, under the Distribution Agreement without the prior written consent of KBI-E; provided, however, that the appointment of a subcontractor to perform developmental activities shall not be considered the delegation of any such duties or obligations and provided further that the Partnership shall be liable for any acts or omissions of any such subcontractor. In the event the Partnership shall notify KBI-E that the Partnership desires to make such an assignment or delegation, KBI-E shall notify the Partnership within 60 days after receiving such notification that KBI-E consents or does not consent to any such proposed assignment or delegation; provided, however, that the failure by KBI-E to give such notice by the end of such 60-day period shall in no event be construed as a consent. Any Regulatory Assignment shall be in accordance with Sections 3.6A(d) and (e).

                           (b) Treatment of Sales. Except as otherwise set forth
in this Section 3.6A or Schedule 3.7, in the event that the Partnership enters into any subdistributorship arrangement concerning any Licensed Compound or any product containing such Licensed Compound, the subdistributor's Net Sales of such Compounds and products shall be included in Weighted Net Sales as if such sales had been made by the Partnership for the purpose of computing contingent amounts pursuant to Section 3.7 and for purposes of computing the Assignment Payment pursuant to the KBI-E Asset Option Agreement. In the event of any Excluded Transaction with respect to any Licensed Compound or product containing such Licensed Compound, the Net Sales of such Compound or product by or on behalf of the other party or parties to such Excluded Transaction or any Person holding rights derived from such Excluded Transaction with respect thereto directly or indirectly through such other party or parties shall be considered Net Sales of the Partnership with a Relative Sales Weighting equal to the Base Sales Weighting of such Compound or product for purposes of determining Weighted Net Sales of such Compound or product.

                           (c) Subdistributorships. The Partnership may, at any
time, appoint one or more subdistributorships with respect to any Licensed Compound that is a non-Critical Compound or product containing any Licensed Compound that is a non-Critical Compound for any or all uses and indications, provided that:

                           (i) pursuant to the terms of the subdistributorship
                  agreement, the rights of the subdistributor are subject to the terms of, and the rights of the Partnership and KBI-E under, the Distribution Agreement and the KBI Supply Agreement;

                           (ii) the subdistributor is required to comply with
                  the terms of the Distribution Agreement as if it were the Partnership, KBI-E has the right to enforce the subdistributorship agreement as a third party beneficiary and has the same rights to receive information and the same rights of audit and inspection with respect to the subdistributor as are applicable to the Partnership as distributor; and

                           (iii) the Partnership shall promptly deliver to a law
                  firm designated by KBI-E a fully executed copy of the subdistributor agreement and any and all amendments thereto solely for purposes of determining compliance with this Agreement.

The appointment of any such subdistributor shall not relieve the Partnership of any obligation under the Distribution Agreement or any obligation under the KBI Supply Agreement to purchase its (and its subdistributor's) requirements of Licensed Compounds (and products containing Licensed Compounds) from KBI.

                           (d) Regulatory Assignments of Critical Compounds. In
the event the Partnership proposes to enter into any Regulatory Assignment of any Licensed Compound that is a Critical Compound or any product containing any Critical Compound, the parties shall comply with the following procedures; provided, however, that the Partnership shall not be required to comply with the following procedures with respect to candesartan cilexetil:

                           (i) TR shall have a right of first offer (an
                  "Assignment RFO") to acquire the rights of the Partnership under the Distribution Agreement and KBI Supply Agreement in respect of the Licensed Compound that is proposed to be included in such Regulatory Assignment; provided, however, that TR shall not have an Assignment RFO in respect of any Regulatory Outlicensing of any Compound following the earlier of a Trigger Event that occurs after the year 2007, and the exercise of any Assignment Right or the occurrence of the Required Sale pursuant to the KBI-E Asset Option Agreement, other than rights with respect to Assignment RFOs in respect of omeprazole and perprazole, which rights shall survive any such Trigger Event. The Partnership shall provide written notification to TR (an "Assignment RFO Notice") stating that the Partnership proposes to enter into a Regulatory Assignment and setting forth the following information: (x) the Licensed Compound and the nature and scope of the rights with respect thereto proposed to be included in such Regulatory Assignment and (y) the terms on which the Partnership shall offer to enter into a Regulatory Assignment of such Licensed Compound with TR or any of its Affiliates, which terms shall provide that all consideration payable to the Partnership for such Assignment shall be in the form of cash (lump sum payment or royalty) and shall otherwise contain only such terms with which TR could reasonably comply (the "Assignment Specified Terms"); provided, however, that the Assignment Specified Terms shall incorporate the terms of the Distribution Agreement and the KBI Supply Agreement, as the terms of the KBI Supply Agreement are modified by Section 3.6A(d)(iv) hereof.

                           (ii) TR shall have a period of sixty (60) days
                  following receipt of the Assignment RFO Notice to notify the Partnership whether TR is exercising its Assignment RFO to enter into (or have an Affiliate enter into) an Assignment with the Partnership on the Assignment Specified Terms. If, within such 60-day period, TR notifies the Partnership that TR is exercising its Assignment RFO, then the Partnership shall enter into such Assignment with TR (or its Affiliate) as promptly as practicable thereafter for a net consideration equal to 100% of the value of the consideration provided in the Assignment Specified Terms. In such case, Net Sales of such Compounds or products by TR or its Affiliate shall be included in Weighted Net Sales as if such sales had been made by the Partnership, and such sales shall have a Relative Sales Weighting as set forth in Part 3 of Schedule 3.7 hereto.

                           (iii) If, within the 60-day period described in
                  Section 3.6A(d)(ii) hereof, TR notifies the Partnership that TR is not exercising its Assignment RFO (or fails to deliver any notice to the Partnership), then the Partnership shall have the right to engage in the Regulatory Assignment with any Third Party on terms (the "Assignment Third Party Terms") that are no less favorable to the Partnership than the Assignment Specified Terms; provided, however, that such Regulatory Assignment complies in all respects with the terms of Section 3.6A(d)(iv) hereof, Section K of the Distribution Agreement and Section 12.04 of the KBI Supply Agreement. The Partnership shall provide written notification to TR (a "Third Party Assignment Notice") setting forth the identity of the proposed assignee and the Assignment Third Party Terms and stating whether or not, in the Partnership's opinion, the Assignment Third Party Terms are less favorable to the Partnership than the Assignment Specified Terms. The Partnership shall provide to TR with the Third Party Assignment Notice a summary of the proposed agreement providing for such Regulatory Assignment (the "Assignment Agreement"), and shall provide a copy of such agreement, if then available, to a law firm designated by TR for purposes of determining compliance with this Agreement. The Assignment Agreement may be provided to such law firm in draft form, provided that the definitive version of such Assignment Agreement shall be provided to such law firm promptly after the Partnership and the Assignee (or other Person, if applicable) reach agreement on the terms thereof. In the event that the Third Party

                  Assignment Notice does not state that, in the Partnership's opinion, the Assignment Third Party Terms are no less favorable to the Partnership than the Assignment Specified Terms, TR shall again have an Assignment RFO to enter into (or have an Affiliate enter into) an Assignment with the Partnership on the Assignment Third Party Terms and the procedures set forth in Section 3.6A(d)(ii) hereof and in this
                  Section 3.6A(d)(iii) shall apply to such Assignment RFO (with the Third Party Assignment Notice being treated as the Assignment RFO Notice for purposes of Section 3.6A(d)(ii) hereof), except that TR shall have a period of thirty (30) days following receipt of the Assignment RFO Notice to notify the Partnership whether TR is exercising its Assignment RFO to enter into (or have an Affiliate enter into) an Assignment with the Partnership on the Assignment Third Party Terms. In the event that the Third Party Assignment Notice states that, in the Partnership's opinion, the Assignment Third Party Terms are no less favorable to the Partnership than the Assignment Specified Terms, the Partnership shall not enter into the proposed Assignment until TR has had thirty (30) days to review the Assignment Third Party Terms and to discuss with the Partnership any disagreement TR may have with respect to the Partnership's opinion set forth in the Third Party Assignment Notice, which disagreement shall be set forth in a written notice from TR to the Partnership which shall be provided prior to the expiration of thirty (30) days following receipt of the Third Party Assignment Notice. If TR and the Partnership are unable to resolve any such dispute within thirty (30) days following receipt of TR's notice referred to in the preceding sentence (or such longer period as TR and the Partnership may agree to discuss the matter), the Partnership may enter into the proposed Assignment, but such dispute shall be submitted to arbitration in accordance with Article 9 hereof no later than 30 days after the end of such 30-day period. In the event that such arbitration is resolved in favor of TR, TR's only remedy shall be for damages, which the parties agree shall equal the full amount of contingent payments that would have been paid to KBI-E and its Affiliates with respect to such Licensed Compound if such Assignment were treated for purposes of computing Net Sales and Weighted Net Sales as an Excluded Transaction, net of any payments already made to TR or its Affiliates in respect of such Assignment. Except for damages relating to the period prior to the decision of the arbitrators (which the arbitrators may award in a lump sum) the arbitrators shall be instructed by KB and TR upon their appointment that any damages awarded to TR as a result of the arbitration shall be payable at the same times as the applicable contingent payments would have been made to KBI-E or any of its Affiliates under the provisions of this Agreement, the Partnership Agreement or any Ancillary Agreement (as applicable).

                           (iv) Form of Regulatory Assignment.

                                    (A) In the event of any Regulatory
                  Assignment, such Regulatory Assignment shall be in the form of an assignment (an "Assignment") of all of the Partnership's rights under the Distribution Agreement and the KBI

                  Supply Agreement with respect to the Licensed Compound, subject to such limitations as to time, territory or field of use as may be deemed appropriate by the Partnership.

                                    (B) The assignee under the Assignment (the
                  "Assignee") shall assume (pursuant to an instrument of assumption in form and substance reasonably satisfactory to KBI-E, a copy of which shall be delivered to KBI-E) all of the duties and obligations of the Partnership with respect to the Licensed Compound under the Distribution Agreement and the KBI Supply Agreement, respectively, in respect of the rights with respect to the Licensed Compound (and products containing such Licensed Compound) transferred to the Assignee, except, that with respect to any Tiered Rate Product, the contingent amount component of the supply price under the KBI Supply Agreement shall be computed by multiplying the Weighted Net Sales of such product by the Assignee (determined in accordance with the definition of Weighted Net Sales) by the following percentages, as applicable during the time periods specified:

                                    1. from the Closing Date through March 31,
                  2001, [*]%;

                                    2. from April 1, 2001, through December 31,
                  2007, [*]%;

                                    3. for Fiscal Years 2008 through 2011,
                  [*]%; and

                                    4. for Fiscal Years after 2011, [*]%.

                                    (C) Those portions of the Assignment Payment
                  pursuant to the KBI-E Asset Option Agreement that are attributable to contingent amounts derived from Weighted Net Sales of the Assignee shall be calculated by reference to the contingent payments received by KBI from the Partnership, the Assignee, or TR (or its Affiliate), as applicable.

                                    (D) The Partnership shall receive all
                  consideration paid by the Assignee for the Assignment of the Partnership's rights under the Distribution Agreement and the KBI Supply Agreement.

                                    (E) The Partnership shall deliver to KBI-E a
                  fully executed copy of the Assignment Agreement and any and all amendments thereto.

                           (e) Regulatory Assignments of Non-Critical Compounds.
In the event the Partnership proposes to enter into a Regulatory Assignment of any non-Critical Compound or any product containing any non-Critical Compound, the Partnership shall provide KBI-E with (i) not less than thirty (30) days prior to the consummation of such Regulatory Assignment, a notice identifying the Compound or the product that is the subject of such Regulatory Assignment, and (ii) promptly upon execution of the agreement regarding such Compound or product entered into between the Partnership and the Assignee (or other Person, if applicable), a copy of such agreement. In the event that the Partnership desires to enter into any Excluded Transaction, then

\                                                                             62


the procedures set forth above in this paragraph (e) shall apply to such Excluded Transaction as if it were an Outlicensing.

                           (f) This Section 3.6A shall not apply to (i) any
Outlicensing of any Selected Uses or of any products containing any Selected Compounds or (ii) any Outlicensing of any Compound solely with respect to a Selected Use.

                  3.7 Computation of Certain Contingent Amounts. The Partnership Agreement and certain Ancillary Agreements make reference to certain contingent amounts computed with respect to certain categories of products. This Section sets forth the method of computing such contingent amounts for purposes of such other agreements.

                  Explanatory Note: The contingent amounts referred to in this section generally are computed by reference to the Relative Sales Weightings of particular categories of products and sales determined in accordance with the tables set forth in Schedule 3.7 hereto. Such Relative Sales Weightings are used to determine the Weighted Net Sales of specified categories of products which then are used to compute the contingent amounts referred to in this Section.

                           (a) Tiered Rate Products Amount. "Tiered Rate
Products Amount" shall mean with respect to the following periods, the amounts computed as set forth below:

                                    (A) For each Fiscal Year (or portion
                  thereof) during the period from the Closing Date through March 31, 2001, the Tiered Rate Products Amount shall be 30% multiplied by the Combined Weighted Net Sales of Tiered Rate Products in such Fiscal Year (or portion thereof).

                                    (B) For the nine (9) months from April 1,
                  2001, through December 31, 2001, the Tiered Rate Products Amount shall be the sum of the following amounts:

                                    20%        multiplied by the first $1.125
                                               billion (adjusted for inflation
                                               as provided in Section 3.8) of
                                               Combined Weighted Net Sales of
                                               Tiered Rate Products in such
                                               nine-month period,

                                    22.5%      multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $1.125 billion to
                                               and including $2.25 billion
                                               (adjusted for inflation as
                                               provided in Section 3.8) in such
                                               nine-month period, and

                                    25%        multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $2.25 billion
                                               (adjusted for inflation as
                                               provided in Section 3.8) in such
                                               nine-month period.

                                    (C) For each of the Fiscal Years 2002
                  through 2007, the Tiered Rate Products Amount shall be the sum of the following amounts:

                                    20%        multiplied by the first $1.5
                                               billion (adjusted for inflation
                                               as provided in Section 3.8) of
                                               Combined Weighted Net Sales of
                                               Tiered Rate Products in such
                                               Fiscal Year,

                                    22.5%      multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $1.5 billion to and
                                               including $3.0 billion (adjusted
                                               for inflation as provided in
                                               Section 3.8) in such Fiscal Year,
                                               and

                                    25%        multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $3.0 billion
                                               (adjusted for inflation as
                                               provided in Section 3.8) in such
                                               Fiscal Year.

                                    (D) For each of the Fiscal Years 2008
                  through 2011, the Tiered Rate Products Amount shall be the sum of the following amounts:

                                    17.5%      multiplied by the first $1.5
                                               billion (adjusted for inflation
                                               as provided in Section 3.8) of
                                               Combined Weighted Net Sales of
                                               Tiered Rate Products in such
                                               Fiscal Year,

                                    20%        multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $1.5 billion to and
                                               including $3.0 billion (adjusted
                                               for inflation as provided in
                                               Section 3.8) in such Fiscal Year,
                                               and

                                    25%        multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $3.0 billion
                                               (adjusted for inflation as
                                               provided in Section 3.8) in such
                                               Fiscal Year.

                                    (E) For each of the Fiscal Years after 2011,
                  the Tiered Rate Products Amount shall be the sum of the following amounts:

                                    15%        multiplied by the first $1.5
                                               billion (adjusted for inflation
                                               as provided in Section 3.8) of
                                               Combined Weighted Net Sales of
                                               Tiered Rate Products in such
                                               Fiscal Year,

                                    20%        multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $1.5 billion to and
                                               including $3.0 billion (adjusted
                                               for inflation as provided in
                                               Section 3.8) in such Fiscal Year,
                                               and

                                    25%        multiplied by the Combined
                                               Weighted Net Sales of Tiered Rate
                                               Products over $3.0 billion
                                               (adjusted for inflation as
                                               provided in Section 3.8) in such
                                               Fiscal Year.

                           (b) Computation of Contingent Amounts. Contingent
amounts shall be computed with respect to different product categories, as follows, subject to adjustment as provided in Section 3.7(c) for certain royalties and other payments:

                           (i) Omeprazole Products. The "Omeprazole Products
                  Contingent Amount" shall mean with respect to any fiscal period the amount computed by (A) multiplying the Weighted Net Sales of Omeprazole Products for such period by 32% and (B) adding an amount equal to one-half of the aggregate amount of the Weighted Net Sales of all Split Combination Products that contain omeprazole multiplied by 32%.

                           (ii) Perprazole Products. The "Perprazole Products
                  Contingent Amount" shall mean with respect to any fiscal period the amount computed by (A) multiplying the Weighted Net Sales of Perprazole Products for such period by the greater of 20% or the percentage determined pursuant to the following formula: 27% - (50% x (94% - Perprazole Gross Profit Margin)) (the greater of such two percentages is referred to herein as the "Perprazole Percentage") and (B) adding an amount equal to one-half of the aggregate amount of the Weighted Net Sales of all Split Combination Products that contain perprazole multiplied by the Perprazole Percentage. "Perprazole Gross Profit Margin" shall mean (x) Net Sales of Perprazole Products that may be sold lawfully in the Territory only with a prescription or an order of a licensed practitioner minus the Perprazole Cost of such products divided by (y) Net Sales of such Perprazole Products in the Territory. The Perprazole Gross Profit Margin shall be recalculated for each Fiscal Year; provided, however, that after three full Fiscal Years of TR production the Perprazole Gross Profit Margin then in effect shall remain in effect and shall not thereafter be recalculated.

                           (iii) KB USA Products. The "KB USA Products
                  Contingent Amount" shall mean with respect to any fiscal period the amount computed by multiplying the Weighted Net Sales of KB USA Products for such period by the Effective Rate in Respect of Tiered Rate Products for such period.

                           (iv) KBI Products (other than Omeprazole Products and
                  Perprazole Products). The "KBI Products Contingent Amount" shall mean with respect to any fiscal period the amount computed by (A) multiplying the Weighted Net Sales of KBI Products (other than Omeprazole Products and Perprazole Products) for such period by the Effective Rate in Respect of Tiered Rate Products for such period and (B) adding an amount equal to one-half of the aggregate amount of the Weighted Net Sales of all Split Combination Products that do not contain omeprazole or perprazole multiplied by the Effective Rate in Respect of Tiered Rate Products.

                           (v) Group D Products. The "Group D Products
                  Contingent Amount" shall mean with respect to any fiscal period the amount computed by (A) multiplying the Weighted Net Sales of Group D Products (including without limitation amounts deemed to be Net Sales of Group D Products pursuant to
                  Section 3.22) for such period by the Effective Rate in Respect of Tiered Rate Products for such period and (B) subtracting an amount equal to one-half of the sum of (x) the aggregate amount of the Weighted Net Sales of all Split Combination Products that contain omeprazole multiplied by 32%, (y) the aggregate amount of the Weighted Net Sales of all Split Combination Products that contain perprazole multiplied by the Perprazole Percentage and (z) the aggregate amount of the Weighted Net Sales of all Split Combination Products that do not contain omeprazole or perprazole multiplied by the Effective Rate in Respect of Tiered Rate Products.

                           (vi) Group E Products. The "Group E Products
                  Contingent Amount" shall mean with respect to any fiscal period the amount computed by multiplying the Weighted Net Sales of Group E Products for such period by the Effective Rate in Respect of Tiered Rate Products for such period.

                           (c) Adjustment in Respect of Other Royalties and
Payments. In the event KBI-E or KBI is required to pay any royalty or other payment to KB or any other Person in respect of sales of any Licensed Compound, the applicable contingent amounts computed pursuant to Section 3.7(b) shall be increased by the amount of such royalty; provided that the contingent amount with respect to the product consisting of the combination of enalapril and felodipine shall be increased by the amount of the royalty payable by TR or any of its Affiliates to Bayer AG, which is equal to [*]% of Net Sales. During the period in which the royalty on Group C Compounds (the "Group C Royalty") is applicable, the Perprazole Products Contingent Amount shall be increased by the amount payable under the Amended and Restated KBI License in respect of the Group C Royalty on sales of Perprazole Products and the KBI Products Contingent Amount shall be increased by the amount payable under the Amended and Restated KBI License in respect of the Group C Royalty on sales of KBI Products.

                           (d) Annual Minimum Contingent Amounts in the Event of
a Trigger Event. In the event a Trigger Event occurs, and the aggregate amount of the contingent amounts in respect of any Fiscal Year in the period 2002 through 2007 computed pursuant to paragraphs (iii) - (vi) of Section 3.7(b) is less than the amount specified for such Fiscal Year in the table set forth below (a "Contingent Payment Shortfall"), KB (or any Person designated by KB) shall pay, within ninety (90) days after the end of each such Fiscal Year, to KBI as damages for the failure to devote sufficient resources to achieve the minimum annual contingent amount specified in such table (the failure to achieve such minimum annual contingent amounts being conclusive evidence (solely for the purposes of this Section 3.7(d)) of the failure to devote sufficient resources), the difference between such minimum annual contingent amount and the aggregate amount of contingent amounts referred to above; provided, however, that in the event that (i) the FDA requires that any single product be removed from the market for safety reasons, and (ii) such product accounted for more than 80% of the aggregate Net Sales of all Covered Compounds for the Fiscal Year most recently completed prior to such FDA action, then no payment in respect of the Contingent Payment Shortfall shall be required. KB may delegate to any other Person the obligation to make such payment, provided that no such delegation shall relieve KB of the obligation to make such payment.

                                                            MINIMUM ANNUAL
                  FISCAL YEAR                               CONTINGENT AMOUNT
                  1998 - 2001                               No minimum
                  2002                                      $[ *   *   *
                  2003                                      $  *   *   *
                  2004                                      $  *   *   *
                  2005                                      $  *   *   *
                  2006                                      $  *   *   *
                  2007                                      $  *   *   * ]
                  After 2007                                No minimum

                  3.8 Inflation Adjustment. Certain amounts contained in Sections 3.7 and 3.15 hereof as specified therein, in the definition of "Critical Compound" and in the Ancillary Agreements as specified therein, are to be adjusted for inflation pursuant to this Section 3.8. To the extent that any amount is to be adjusted for inflation pursuant to this Section 3.8 (the "Original Amount"), the Original Amount shall be adjusted (such adjusted amount being referred to as the "Adjusted Original Amount") as of December 31 of each year (the "Adjustment Date"), commencing December 31, 1999, as follows:

                           (i) Periods through December 31, 2016. For periods
                  through December 31, 2016, no adjustment shall be made to the Original Amount or the Adjusted Original Amount unless the annual percentage change ("Annual % Change") in the Price Index for the most recently completed Inflation Year, as such Price Index is last published in the year ending on the Adjustment Date, exceeds 4% (.04), with such change in excess of 4% (.04) being excess annual inflation ("Excess Annual Inflation"). The Pre-2016 Inflation Index ("Pre-2016 Inflation Index") as of the Adjustment Date is calculated by multiplying the sum of one (1) and Excess Annual Inflation for the year ending on the Adjustment Date by the Pre-2016 Inflation Index as of December 31 of the prior year. The Adjusted Original Amount for the year ending on the Adjustment Date shall be determined by multiplying the Original Amount by the Pre-2016 Inflation Index for such year. (See Schedule 3.8 hereto for an example of the computation of the inflation adjustment.)

                           (ii) Periods Following December 31, 2016. If the
                  KBI-E Asset Option has not been exercised, for periods following December 31, 2016, an adjustment shall be made to the Original Amount as follows: Adjusted Original Amount as of December 31, 2007 multiplied by the Post-2016 Inflation Index. The Post-2016 Inflation Index shall be calculated by dividing the Price Index for the most recently completed Inflation Year, as such Price Index is last published in the year ending on the Adjustment Date, by the Price Index as of September 30, 2007. (See Schedule 3.8 hereto for an example of the computation of the inflation adjustment.)

In the event the Price Index is revised, adjusted or corrected for any year, the Pre-2016 Inflation Index and Post-2016 Inflation Index computed above shall be recomputed on the basis of such revised, adjusted or corrected Price Index.

                  3.9 Payments. All payments required to be made pursuant to this Agreement, the other Initial Agreements, the Partnership Agreement and the Ancillary Agreements shall be made in accordance with this Section, unless otherwise agreed in writing or provided in the applicable agreement. All payments to TR or any Affiliate of TR shall be made by wire transfer to a bank account designated by TR at least four (4) business days prior to the date of payment. All payments to KB or any Affiliate of KB shall be made by wire transfer to a bank account designated by KB at least two (2) business days prior to the date of payment. If any payment is due on a day that is not a business day, such payment instead shall be made on the next succeeding business day. All payments shall be made in Dollars in immediately available funds.

                  3.10 Maintenance and Access to Books and Records. The Partnership and KB shall keep, and shall cause their Affiliates and Outlicensees to keep, true, accurate and complete records of the amount (and manner of computation or derivation) of the Weighted Net Sales of Omeprazole Products, Perprazole Products, KB USA Products, KBI Products (other than Omeprazole Products and Perprazole Products), Group D Products, Formoterol Products and Group E Products (recording separately for each product and each category of transaction for which the Relative Sales Weighting is less than 100% Net Sales and other information for Ethical Pharmaceutical Products and OTC Product formulations of such products) in sufficient detail to permit determination of the contingent amounts to be computed with respect thereto pursuant to this Agreement, the Partnership Agreement or any Ancillary Agreement and the audit thereof by the Limited Partner pursuant to Section 6.4 of the Partnership Agreement. At TR's request and expense, KB and its Affiliates shall afford such access to their respective books and records in order to verify any amounts payable pursuant to Section 3.6 or 3.6A hereof, or calculated pursuant to
Section 3.7 hereof, as the Partnership is obligated to afford to the Limited Partner in respect of Partnership Compounds pursuant to Section 6.4 of the Partnership Agreement, subject to the same restrictions contained therein.

                  3.11 Business of KBLP. Without the prior written consent of TR, KBLP (or any Successor General Partner other than KB, a Qualified Person or a Qualified Parent) shall not conduct any business of any nature whatsoever other than (w) the ownership of its Interest, (x) in such capacity, the management of the business of the Partnership, (y) such other activities as are specifically permitted by the Initial Agreements, the Partnership Agreement and the Ancillary Agreements (as applicable) and (z) any Permitted Business. Without limiting the foregoing,

(i) any Additional KBLP GP and any Additional KBLP LP may contribute or otherwise Transfer to KBLP (or any Successor General Partner) the assets (together with liabilities related to such assets which are "qualified liabilities of a partner" as defined in Section 1.707-5(a)(6) of the Regulations (as defined in the Partnership Agreement)) of any business which is a Permitted Business and (ii) KBLP (or any Successor General Partner) may contribute such assets (and such liabilities) to the capital of the Partnership in accordance with Section 2.9(c) of the Partnership Agreement. Without the prior written consent of TR, each Additional KBLP GP (other than KB, a Qualified Person or a Qualified Parent) shall not conduct any business of any nature whatsoever other than any Permitted Business.

                  3.12 Business of KBI Parties. Without the prior written consent of KB, none of the KBI Parties shall conduct after the Closing any business of any nature whatsoever other than (i) the ownership by KBI of the outstanding stock of KBI Sub (or any Successor Limited Partner), KBI-E and KBI-P, (ii) the ownership by KBI Sub (or any Successor Limited Partner) of its Interest, (iii) the ownership by KBI-E of its rights, and the performance by KBI-E of its obligations, pursuant to the KBI License Assignment and Assumption Agreement; provided, however, that in the event that the Partnership's appointment as distributor with respect to a Compound shall be terminated or become non-exclusive pursuant to Section D of the Distribution Agreement, KBI-E shall sublicense or assign all of its rights and obligations with respect to such Compound to TR or any Affiliate of TR (other than a KBI Party); provided, further, however that such sublicense or assignment shall terminate upon the exercise of KB's right to purchase the rights to such Compound under Article V of the KBI-E Asset Option Agreement and, if KB shall determine not to exercise such right to purchase, KBI-E shall transfer the rights to such Compound to TR or any Affiliate of TR (other than a KBI Party) or any non-Affiliate of TR, (iv) the investment by each KBI Party of any amounts received by it pursuant to the Ancillary Agreements, provided such investments take the form of TR Financial Assets or loans (as described in clause (v)), (v) the distribution by each KBI Party of such cash or TR Financial Assets (as loans, dividends or otherwise) to TR or any of its Affiliates, and (vi) such other activities as are specifically permitted by the Initial Agreements, the Partnership Agreement and the Ancillary Agreements (as applicable).

                  3.13 Notice of Events of Bankruptcy. In the event of the Bankruptcy of KBLP (or any Successor General Partner) or any of the Persons described in Section 3.3(f) hereof, KB shall give prompt written notice thereof to KBI and TR.

                  3.14 Certain Actions in Respect of Contingent Amounts. Neither KB, nor the Partnership or any other Affiliate of KB, shall enter into any transaction, or take or fail to take any action, which transaction, action or failure to take action is intended to reduce the Weighted Net Sales of any product category or the contingent amounts that otherwise would be computed pursuant to Section 3.7 (or any other amount based on the amount of contingent payments) for any period; provided, however, that this Section 3.14 shall not be deemed to restrict the ability of the Partnership or any Other KB Outlet to enter into any Outlicense otherwise permitted by this Agreement, the Partnership Agreement and/or the Distribution Agreement, as applicable.

                  3.15     Trigger Event.

                           (a) Market Capitalization.

                           (i) Market Capitalization of Qualified Persons.
                  "Market Capitalization", in the case of a Qualified Person, shall be determined as set forth below:

                                    (w) In the case of a Qualified Person all of
                  the Equity Securities of which are publicly traded ("Public Equity Securities"), the Market Capitalization of such Qualified Person shall be an amount equal to the total market value (measured in Dollars) of all Classes (as defined below) of Equity Securities of which such Qualified Person is the issuer and which are publicly traded on at least one (1) securities exchange or other securities market. For purposes of this definition each class or series (a "Class") of Equity Securities that is separately traded on a securities exchange or market shall be valued separately from each other Class, and such value shall be determined by multiplying the average closing sale price of such Equity Security on the securities exchange or market which constitutes its principal trading market for the five (5) trading days ending on the Measurement Date (or if no sale takes place on a trading day, the average of the closing bid and asked prices on such day) by the number of such Equity Securities actually outstanding on the Measurement Date. Such value shall be translated into Dollars based on the Noon Buying Rate on the Measurement Date for the currency in which such Equity Security is traded in the principal trading market therefor. An exchange or market shall constitute the principal trading market for an Equity Security if the average daily trading volume for such Equity Securities on such exchange or market during the twelve (12) months ending on the last day of the month immediately preceding the month that includes the Measurement Date is larger than the average daily trading volume for such Equity Securities on any other exchange or market during such period.

                                    (x) In the case of a Qualified Person whose
                  Equity Securities consist of one or more Classes of Public Equity Securities and one or more Classes of Equity Securities that are not publicly traded ("Non-Public Equity Securities"), if (a) the number of outstanding shares of Public Equity Securities represent at least 80% of the number of outstanding shares of such Qualified Person's Equity Securities, and (b) all of the Non-Public Equity Securities have identical liquidation rights as one or more Classes of Public Equity Securities (the "80% Test"), then the Market Capitalization of such Qualified Person shall be equal to the sum of (i) the amount determined using the method set forth in paragraph (w) above with respect to such Qualified Person's Public Equity Securities (the "Publicly Traded Amount"), and (ii) the sum of the values of each Class of the Non-Public Equity Securities. The value of each Class of Non-Public Equity Securities shall be determined by multiplying that portion of the Publicly Traded Amount attributable to Public Equity Securities having the same liquidation rights as such Class of Non-Public Equity Securities by a fraction, the numerator of which is the number of shares of such Class of Non-Public Equity Securities and the denominator of which is the number of the shares of such Public Equity Securities.

                                    (y) In the case of a Qualified Person (i)
                  all of whose Equity Securities are Non-Public Equity Securities or (ii) whose Equity Securities consist of Public Equity Securities and Non-Public Equity Securities, and the 80% Test is not met, if either such Qualified Person or the pharmaceutical business of such Qualified Person is acquired by KB in a transaction or integrally related transactions in which the consideration paid by KB consists solely of KB shares, marketable securities, cash or a combination thereof paid at the time of such acquisition (a "KB Cash/Share Purchase Transaction"), the Market Capitalization of such Qualified Person shall be equal to the total market value of the KB shares (valued as of the Measurement Date) and/or marketable securities (valued as of the Measurement Date or, if such marketable securities were not outstanding on the Measurement Date, on the closing date of such acquisition) paid or delivered as consideration plus the amount of cash paid by KB.

                                    (z) In the case of a transaction or
                  integrally related transactions, other than a KB Cash/Share Purchase Transaction, with a Qualified Person (i) all of whose Equity Securities are Non-Public Equity Securities or (ii) whose Equity Securities consist of Public Equity Securities and Non-Public Equity Securities, and the 80% Test is not met, the Market Capitalization of such Qualified Person shall be equal to the average of the values (the "Synthetic Market Capitalization") determined by:

                                            (A) multiplying the Net Income of
                           such Qualified Person for the most recent fiscal year of such Qualified Person completed on or prior to the Measurement Date and for which financial statements have been released by such Qualified Person by the median Price/Earnings Ratio (determined in accordance with paragraph (iv) below) of the Comparable Companies, and

                                            (B) multiplying the sales of such
                           Qualified Person (determined in accordance with GAAP) for the most recent fiscal year of such Qualified Person completed on or prior to the Measurement Date and for which financial statements have been released by such Qualified Person by the median ratio of the Firm Value (determined in accordance with paragraph
                           (v) below) to sales for the Comparable Companies and then subtracting the Total Debt and adding the Cash and Short-term Investments of such Qualified Person. Such ratio shall be determined for each Comparable Company based on the most recent fiscal year of such Comparable Company completed on or prior to the Measurement Date.

                                    (zz) For purposes of Sections 3.15(c)(vi)
                  and (viii) hereof, Synthetic Twin Head Market Capitalization shall be equal to the average of the values determined by:

                                            (A) multiplying (1) the earnings
                           before interest, taxes, depreciation and amortization, including income from affiliates less income attributable to minority interest ("EBITDA") (as determined in accordance with GAAP), relating to the pharmaceutical assets of KB or the Qualified Person, as the case may be, that are proposed to be contributed or made subject to the profit sharing or profit equalization arrangements of the Synthetic Twin Head Business Combination for the most recent fiscal year of KB or such Qualified Person completed on or prior to the Measurement Date and for which financial statements have been released by KB or such Qualified Person by (2) the median ratio of Firm Value (determined in accordance with paragraph (v) below) to EBITDA for the Comparable Companies. Such ratio shall be determined for each Comparable Company based on the most recent fiscal year of such Comparable Company completed on or prior to the Measurement Date, and

                                            (B) multiplying (1) the sales (as
                           determined in accordance with GAAP) relating to the pharmaceutical assets of KB or the Qualified Person, as the case may be, that are proposed to be contributed or made subject to the profit sharing or profit equalization arrangements of the Synthetic Twin Head Business Combination for the most recent fiscal year of KB or such Qualified Person completed on or prior to the Measurement Date and for which financial statements have been released by KB or such Qualified Person by (2) the median ratio of Firm Value (determined in accordance with paragraph (v) below) to sales for the Comparable Companies. Such ratio shall be determined for each Comparable Company based on the most recent fiscal year of such Comparable Company completed on or prior to the Measurement Date.

Any Market Capitalization computed pursuant to paragraphs (w) - (z) above shall be adjusted for disposals after the Measurement Date of any Significant Non-pharmaceutical Assets (as defined below) prior to or as part of the applicable transaction or integrally related transactions; provided, however, that only (i) spin-offs, demergers, court approved schemes, plans of arrangement or corporate divisions providing for the disposition of businesses to shareholders, in any such case by means of a stock distribution (or other transactions having a substantially similar effect), or (ii) asset disposals accompanied by an extraordinary cash dividend to or stock repurchase or redemption from shareholders (or other transaction having a substantially similar effect), will result in such an adjustment. In such case, Market Capitalization shall be reduced by the value of the cash or stock or other securities so distributed or transferred to shareholders. A "Significant Non-pharmaceutical Asset" shall mean a non-pharmaceutical business that accounted for more than 15% of the Qualified Person's total operating profit or 25% of the Qualified Person's total sales (in each case determined in accordance with GAAP) for the most recent fiscal year of such Qualified Person completed on or prior to the Measurement Date and for which audited financial statements have been included in such Qualified Person's annual report to stockholders. A Significant Non-pharmaceutical Asset shall be determined by the then currently engaged independent public accountants of TR in accordance with the policies and procedures used by such Qualified Person to calculate such profit and sales as reported in such Qualified Person's audited financial statements. Such determination shall be reviewed by the independent public accountants of the Qualified Person, and at the election of KB, may then be disputed by KB and submitted for resolution of any dispute using procedures substantially equivalent to the procedures set forth in Sections 2.5(e)(ii) and (iii) hereof.

                           (ii) Market Capitalization of KB. "Market
                  Capitalization", in the case of KB, shall be determined on the same basis as set forth in paragraphs (i)(w), (i)(x) and
                  (i)(z) of this Section 3.15(a) (as applicable) with respect to a Qualified Person, except that for purposes of paragraph
                  (i)(x) the applicable percentage shall be 50% (rather than 80%).

                           (iii) Market Capitalization of Comparable Companies.
                  "Market Capitalization", in the case of a Comparable Company, shall be determined on the same basis as set forth in paragraphs (i)(w) and (i)(x) of this Section 3.15(a) (as applicable) with respect to a Qualified Person.

                           (iv) Price/Earnings Ratio of Comparable Companies.
                  "Price/Earnings Ratio" of a Comparable Company shall be based on the Closing Stock Price and the last reported actual, fiscal Earnings Per Share of such Comparable Company, as reported by such Comparable Company, where:

                                    (w) "Closing Stock Price" shall mean the
                           closing stock price of the ordinary or common shares of such Comparable Company on the Measurement Date on the securities exchange or market which constitutes such Comparable Company's principal trading market.

                                    (x) "Earnings Per Share" shall mean the Net
                           Income of such Comparable Company for the relevant fiscal year divided by the weighted average number of ordinary or common shares of such Comparable Company outstanding for the relevant fiscal year (assuming dilution) calculated in accordance with Statement of Financial Accounting Standards 128.

                           (v) Firm Value of Comparable Companies. "Firm Value"
                  of a Comparable Company shall mean the Market Capitalization of such Comparable Company plus the Total Debt of such Comparable Company minus the Cash and Short-term Investments of such Comparable Company, in each case determined as of the Measurement Date.

                           (b)      Definitions.

                  "Acquisition of KB" shall mean any Trigger Event that is not a Merger of Equals.

                  "Business Combination" is a transaction pursuant to which all or Substantially all of the pharmaceutical businesses or assets of KB and a Qualified Person shall be combined in a structure having the economic effect of combining the pharmaceutical business operations or equity ownership of the two entities, whether such combination is effected by purchase, exchange or other transfer of Equity Securities or assets, joint venture or joint ventures, recapitalization, reorganization, consolidation, amalgamation, scheme or plan of arrangement, profit or dividend equalization or sharing agreement, or any combination of the foregoing or other transaction or integrally related transactions having a substantially similar effect, provided that the total consideration, if any, paid to shareholders, consists of KB Share Consideration, QP Share Consideration or Newco Share Consideration.

                  "KB Share Consideration" shall mean, in connection with any Trigger Event, total consideration at least 80% of which in value, determined as of the close of business on the closing date of such transaction based on the closing trading price of KB's Equity Securities on the principal trading market therefor, consists of Equity Securities which may, solely for these purposes, include equity securities of KB newly issued in connection with the Trigger Event.

                  "Merger of Equals" shall mean a Trigger Event described in paragraph 3.15(c)(v)-(vi) below, whether or not such transaction is also a Trigger Event as defined in clauses (i)-(iv) of Section 3.15(c).

                  "Newco Share Consideration" shall mean, in connection with any Trigger Event, total consideration at least 80% of which in value, determined as of the close of business on the closing date of such transaction based on the value of the KB shares exchanged therefor, is delivered to KB and QP shareholders in the form of Equity Securities of Newco.

                  "QP Share Consideration" shall mean, in connection with any Trigger Event, total consideration at least 80% of which in value, as determined as of the close of business on the closing date of such transaction based on the closing trading price of the Qualified Person's Equity Securities on the principal trading market therefor, consists of Equity Securities which may, solely for these purposes, include equity securities of such Qualified Person newly issued in connection with the Trigger Event.

                  "Simple Business Combination" is any Business Combination provided that it is not a Synthetic Twin Head Business Combination.

                  "Twin Head Business Combination" is a Business Combination (i) in which not less than 80% of the Equity Securities of both KB and a Qualified Person continue to be publicly traded after the transaction has occurred, and
(ii) any payments, payable at the time of the transaction or at any point in the future (the right to which is established at the time of the transaction), made in connection with the Business Combination (whether by dividend, distribution, redemption, stock repurchase or otherwise), paid to (x) the shareholders of KB will not, in the aggregate, exceed 20% of the Market Capitalization of KB and
(y) the shareholders of the Qualified Person, will not, in the aggregate, exceed 20% of the Market Capitalization of the Qualified Person, as the case may be (except that the Measurement Date with respect to Market Capitalization for these purposes will be ten business days prior to the announcement of the transaction).

                  "Substantially all" of the pharmaceutical business of KB or a Qualified Person shall mean more than 80% of the pharmaceutical business, or assets producing more than 80% of the earnings of the pharmaceutical business, of KB or such Qualified Person, as the case may be, measured by the fair market value thereof.

                  "Synthetic Twin Head Business Combination" is a Twin Head Business Combination; provided, however, that less than 80% of the total business or assets producing less than 80% of the earnings (in each case measured by the fair market value thereof) of either KB or the Qualified Person, respectively, are contributed or subjected to the profit sharing or profit equalization arrangement of the Synthetic Twin Head Business Combination.

                           (c) Transactions Constituting a Trigger Event.
"Trigger Event" shall mean any transaction pursuant to which:

                           (i) a Qualified Person shall acquire more than 50% of
                  the Voting Securities of KB so long as the Market Capitalization of KB is no more than 60% of the sum of the Market Capitalizations of KB and the Qualified Person;

                           (ii) KB shall acquire more than 50% of the Voting
                  Securities of a Qualified Person for KB Share Consideration; provided that the Market Capitalization of KB is less than 40% of the sum of the Market Capitalizations of KB and such Qualified Person;

                           (iii) all or Substantially all of the pharmaceutical
                  assets of KB (including without limitation KB's interest in the General Partner of the Partnership) shall be acquired by or otherwise transferred to any Qualified Person; provided that the Market Capitalization of KB is no more than 60% of the sum of the Market Capitalizations of KB and the Qualified Person;

                           (iv) KB shall acquire all or Substantially all of the
                  pharmaceutical assets of a Qualified Person for KB Share Consideration; provided that the Market Capitalization of KB is less than 40% of the sum of the Market Capitalizations of KB and such Qualified Person;

                           (v) a Simple Business Combination is consummated, in
                  which the Market Capitalization of KB is not less than 40% or more than 60% of the sum of the Market Capitalizations of KB and such Qualified Person;

                           (vi) a Synthetic Twin Head Business Combination is
                  consummated in which (x) the Market Capitalization of KB is not less than 40% or more than 60% of the sum of the Market Capitalizations of KB and such Qualified Person, and (y) the synthetic market capitalization (determined using the procedures set forth in paragraph (zz) above ("Synthetic Twin Head Market Capitalization")) of KB is greater than 40% of the sum of the Synthetic Twin Head Market Capitalizations of KB and the Qualified Person; provided, however, that the Synthetic Twin Head Market Capitalization will be applied only to the pharmaceutical assets of KB and the Qualified Person that are contributed to or subject to the profit sharing or profit equalization arrangement of the Synthetic Twin Head Business Combination; provided, further, that if either party to the transaction contributes or subjects to the profit sharing or profit equalization arrangement of the Synthetic Twin Head Business Combination more than 80% of its total business or assets producing more than 80% of the earnings (in each case measured by the fair market value thereof) then the Market Capitalization to be utilized in the calculation will be its Market Capitalization and no Synthetic Twin Head Market Capitalization will be determined for such party;

                           (vii) a Simple Business Combination or a Synthetic
                  Twin Head Business Combination is consummated in which the Market Capitalization of KB is less than 40% of the sum of the Market Capitalizations of KB and such Qualified Person;

                           (viii) a Synthetic Twin Head Business Combination is
                  consummated in which (x) the Market Capitalization of KB is not less than 40% or more than 60% of the sum of the Market Capitalizations of KB and such Qualified Person, and (y) the Synthetic Twin Head Market Capitalization of KB is less than 40% of the sum of the Synthetic Twin Head Market Capitalizations of KB and the Qualified Person, provided, however, that the Synthetic Market Capitalization will be applied only to the pharmaceutical assets of KB and the Qualified Person that are included in the Business Combination; provided, further, that if either party to the transaction contributes or subjects to the profit sharing or profit equalization arrangement of the Synthetic Twin Head Business Combination more than 80% of its total business or assets producing more than 80% of the earnings (in each case measured by the fair market value thereof), then the Market Capitalization to be utilized in the calculation will be its Market Capitalization, and no Synthetic Twin Head Market Capitalization will be determined for such party;

                           (ix) a Twin Head Business Combination or a Synthetic
                  Twin Head Business Combination is consummated in which the Market Capitalization of KB is not more than 60% of the sum of the Market Capitalizations of KB and such Qualified Person; provided, however, that the condition set forth in clause (ii) of the definition of Twin Head Business Combination is not satisfied; or

                           (x) a Qualified Person acquires more than 50% of the
                  Voting Securities or all or Substantially all of the pharmaceutical assets of KB (including without limitation KB's interest in the General Partner of the Partnership) entirely for cash, whether or not the Market Capitalization of KB is greater than 60% of the sum of the Market Capitalizations of KB and the Qualified Person;

provided, however, no transaction or integrally related transactions shall constitute a Trigger Event if:

                  (x) such Qualified Person is a Related Person of KB prior to such Trigger Event; or

                  (y) KB or any Related Person of KB has, or within two (2) years after the date of such transaction or integrally related transactions acquires, any right to acquire, reacquire or obtain control over (or does acquire, re-acquire or obtain control over) all or Substantially all of the Voting Securities, assets or business, the transfer, acquisition or combination of which caused a Trigger Event to occur.

                           (d) Transactions Not Constituting a Trigger Event

                  Notwithstanding anything to the contrary herein, the following transactions shall not be considered Trigger Events and shall be deemed an acquisition by KB of the Qualified Person or other Person that is a party to the Transaction, and such Qualified Person or other Person shall be deemed an Affiliate of KB, for all purposes under the Amended and Restated KBI License and this Agreement:

                  (i) Any transactions of the types described in Section 3.15(c) between KB and a Person(s) that is not a Qualified Person;

                  (ii) Except as set forth in paragraph 3.15(c)(x), any transaction between KB and a Qualified Person in which the Market Capitalization of KB is more than 60% of the sum of the Market Capitalizations of KB and such Qualified Person (including any integrally related transactions with two or more Persons which are not Qualified Persons);

                  (iii) Any transaction in which KB acquires either (x) more than 50% of the Voting Securities, or (y) all or Substantially all of the pharmaceutical assets, of a Qualified Person in which the consideration paid fails to consist of KB Share Consideration; provided, however, that clause (y) shall not apply to Twin Head Business Combinations or Synthetic Twin Head Business Combinations;

                  (iv) Except as set forth in subparagraphs 3.15(c)(i), (iii),
         (ix) or (x), any Business Combination (other than a Twin Head Business Combination or a Synthetic Twin Head Business Combination), in which the consideration paid fails to consist of KB Share Consideration, QP Share Consideration or Newco Share Consideration; or

                  (v) Any transaction in which less than Substantially all of the pharmaceutical assets or businesses of KB and a Qualified Person are contributed to or subjected to the transaction.

                           (e) Lump Sum Payment in the Event of a Trigger Event.
Within fifteen (15) days after the closing of a transaction which is a Trigger Event, KB or KBLP shall pay to KBI-E in Dollars the amount of the Lump Sum Payment (as defined below) for the release of certain claims under the Amended and Restated KBI License. The "Lump Sum Payment" shall be computed as set forth below based on the Trigger Event R&D Expenses of KB and the Qualified Person which engaged in the Trigger Event:

                           (i) The Lump Sum Payment shall be equal to 90% of the
                  sum of (A) 75% of the Trigger Event R&D Expenses of such Qualified Person and (B) 25% of the Trigger Event R&D Expenses of KB, in each case for the last successive periods that total twelve (12) months of such Qualified Person and KB, respectively, for which financial results have been reported on or prior to the Announcement Date; provided, however, that the Lump Sum Payment computed pursuant to this paragraph (i) shall not exceed $1.5 billion in the case of an Acquisition of KB or $1.0 billion in the case of a Merger of Equals nor be less than $1.0 billion in the case of an Acquisition of KB nor be less than $675 million in the case of a Merger of Equals; and, provided, further, that the minimum and maximum amounts set forth in the preceding proviso shall be adjusted for inflation in accordance with Section 3.8 hereof.

                           (ii) The Lump Sum Payment computed pursuant to
                  paragraph (i) above in respect of a Trigger Event closing in any calendar year shall be adjusted by multiplying the amount so computed by the percentage set forth in the following table for such calendar year:

                                                          Percentage Applicable
                                                           to a Trigger Event
                                 Calendar Year            in such Calendar Year
                                 -------------            ---------------------
                                     1998                         100%
                                     1999                         100%
                                     2000                         100%
                                     2001                         100%
                                     2002                          90%
                                     2003                          70%
                                     2004                          50%
                                     2005                          40%
                                     2006                          35%
                                     2007                          35%
                                  After 2007                       35%

                           (f) Certain Other Payments if Trigger Event Closes
                  Prior to January 1, 2008.

                           (i) Advance Amount. Within fifteen (15) days after
                  the closing of a transaction which is a Trigger Event, provided such Trigger Event closes prior to January 1, 2008, KB shall pay to KBI-E in Dollars in immediately available funds in consideration for such assignment of rights under the Amended and Restated KBI License, the Advance Amount, with such amount being discounted at an annual rate of thirteen percent (13%) from January 1, 2008 to the date of payment of the Advance Amount.

                           (ii) Calculation of Appraised Value. Promptly after
                  the availability of the audited financial statements referred to in Section 6.5 of the Partnership Agreement for the Partnership's Fiscal Year ending December 31, 2007 (the "Audited Financial Statements"), KB shall prepare and deliver to KBI-E a statement (the "Actual Formula Price Statement") showing its calculation of the Actual Formula Price in accordance with the Audited Financial Statements. The Actual Formula Price Statement may be disputed by KBI-E and submitted for resolution of any dispute using procedures equivalent to the procedures set forth in Section 3.1(d) of the KBI-E Asset Option Agreement. In addition, no later than January 31, 2008, KBI-E and KB shall engage the Appraiser selected in accordance with Section 3.15(f)(v) hereof to determine the Appraised Value on the basis of discounted pre-tax cash flows. Promptly after the engagement of the Appraiser, KB shall cause the General Partner to provide to the Appraiser such information (including, without limitation, sales history, then current sales forecasts, patent status and expiration data and status reports concerning competitive products, and copies of financial statements of the Partnership, including, without limitation, the Audited Financial Statements promptly after they are available) as the Appraiser may request in order to determine the Appraised Value. Based on such information and such information as TR may make available to the Appraiser, the Appraiser shall determine the Appraised Value and deliver a report to KB and KBI-E no later than thirty (30) days after receipt of all the information referred to in the preceding sentence, showing its calculation of such Appraised Value (the "Appraisal Report"). Such determination by the Appraiser shall be binding and conclusive upon all of the parties hereto.

                           (iii) True Up. Within fifteen (15) days after
                  delivery of the Appraisal Report, KB (if the Calculated Amount exceeds the Appraised Value) or KBI-E (if the Calculated Amount is less than the Appraised Value), as the case may be, shall pay the True-Up Amount to the other in Dollars in immediately available funds plus interest at the rate of LIBOR, determined using a LIBOR Period of three (3) months, plus fifty (50) basis points from January 1, 2008 to the date of payment of the True-Up Amount.

                           (iv) Assignment Right. The payments and other actions
                  provided for in this paragraph (f) shall be made or taken, as the case may be, whether or not KBI-E or KB exercises its Assignment Right pursuant to Section 4.1 of the KBI-E Asset Option Agreement.

                           (v) Selection of the Appraiser. KB and KBI-E shall
                  choose an appraisal firm of national reputation which is skilled in preparing appraisals of the future value of pharmaceutical products to perform the appraisal contemplated in paragraph (ii) above (the "Appraiser"). If the Partners are unable to agree on the Appraiser, then the Appraiser shall be selected by the American Arbitration Association. The parties shall instruct the Appraiser so retained to deliver a written opinion within sixty (60) days following the selection of such firm. The fees and expenses of the Appraiser shall, unless otherwise agreed by the parties, be borne equally by KB and KBI-E.

                           (g) Assumption. In the event of a Trigger Event, the
Qualified Person which engaged in such Trigger Event shall, at TR's option, assume in writing all of KB's obligations under the Initial Agreements, the Ancillary Agreements and each Future Agreement to which KB is a party (it being agreed that KB shall not be released from any such obligations) and a copy of such agreement shall be provided to TR.

                           (h) Assignment of Options. Upon the occurrence of a
Trigger Event, the option rights granted pursuant to Section 2.2 of the Amended and Restated KBI License shall be assigned to KB except option rights with respect to any Group C Compound as to which at the time of such Trigger Event there is (i) a United States patent owned by KB (or such of its Affiliates which were its Affiliates prior to the Trigger Event) or as to which KB (or any such Affiliate) has licensing rights in the Territory claiming such Compound, any of its methods of use or any composition containing it or (ii) an application (or any division or continuation thereof) for a United States patent filed by KB (or any such Affiliate) or as to which KB (or any such Affiliate) has licensing rights in the Territory claiming such Compound, any of its methods of use or any composition containing it. A Trigger Event shall not affect any license granted under the Amended and Restated KBI License prior to the occurrence of such Trigger Event or any right of KBI-E under the Amended and Restated KBI License with respect to omeprazole or perprazole.

                  3.16 [Intentionally Omitted].

                  3.17 KB Obligations in Respect of Certain Loans. In the event an Allocation Default (as defined in the Partnership Agreement) occurs and, at the time of such Allocation Default, the Partnership has taken any of actions referred to in Section 3.2(b)(19) of the Partnership Agreement, KB shall, not later than three (3) business days after the written demand of the Limited Partner, either (i) purchase or repurchase from the Partnership for cash the note or other instrument evidencing each such loan or Debt (as defined in the Partnership Agreement) referred to in such Section at its principal amount, in the case of a loan, or the Partnership's cost, in the case of other Debt of KB or its Affiliates, plus accrued interest, or (ii) make a secured, non-recourse loan of cash to the Partnership in the amount determined pursuant to the foregoing clause (i), with such note or other instrument evidencing such loan (as the case may be) being the sole security therefor.

                  3.18     Other KB Outlet.

                           (a) In the event that any Other KB Outlet is a Person
other than KB, KB shall not, and shall not permit any of its Affiliates to, take any action which would result, or fail to take any action if such failure would result, in such Other KB Outlet not being an Affiliate of KB, unless all of such Other KB Outlet's rights with respect to Group E Compounds and Group E Products are first transferred to any Other KB Outlet or the Partnership.

                           (b) KB shall not, and KB shall cause any Other KB
Outlet not to, directly or indirectly (i) grant to any non-Affiliate of KB any right to sell in the Territory any Group E Compound or Group E Product, whether exclusive or nonexclusive and whether by sale, license, sublicense, co-marketing agreement, subdistribution arrangement, complete or partial assignment of contract rights, other dispositions, covenants not to sue or immunity from suit, or otherwise, or (ii) license, sublicense, assign, or otherwise Transfer to any non-Affiliate of KB any trademark used in connection with any Group E Compound or Group E Product, in any such case other than in connection with any Outlicensing permitted by, and effected in compliance with, Sections 3.6 and
3.20 hereof. In the event that any Other KB Outlet is a Person other than KB, KB shall cause such Other KB Outlet to comply with and perform its obligations pursuant to Sections 3.6 and 3.20 hereof (including without limitation all provisions requiring the giving of notice by such Other KB Party) and Sections 2.2(c) and 7.3 of the Amended and Restated KBI License as though such Other KB Party were a party hereto and thereto.

                           (c) With respect to each Group E Compound, if any,
the Other KB Outlet shall be deemed to have duties equivalent to the fiduciary duties of the Partnership to the Limited Partner with respect to the Group D Compounds, and KB shall (if KB is the Other KB Outlet), and KB shall cause the Other KB Outlet (if the Other KB Outlet is a Person other than KB) to, comply with and perform any and all such duties.

                  3.19 Information Concerning Compounds. If at any time KB or any of its Affiliates proposes, directly or indirectly, to Transfer for use in the Territory any Compound having Market Exclusivity at the time of such Transfer (or any product containing any such Compound) that KB believes is not a Compound to which KBI-E is entitled to an option under the Amended and Restated KBI License, KB shall notify KBI-E of such proposal. Such notice shall identify the Compound (by generic name) and shall be given to KBI-E thirty (30) days prior to the date that KB or its Affiliate, as the case may be, proposes to consummate such Transfer.

                  3.20     Determination of Critical Compounds.

                           (a) With respect to any Covered Compound which is not
identified as a Critical Compound in clause (i) of the definition of Critical Compound, (i) if the Partnership desires that a determination be made as to whether any such Covered Compound (other than a Group E Compound) is a Critical Compound, the Partnership shall provide to KBI Sub (in the case of any Group D Compound or KB USA Compound) or KBI-E (in the case of any Group A Compound, Group B Compound or Group C Compound), and (ii) if any Other KB Outlet desires that a determination be made as to whether any such Group E Compound is a Critical Compound, the Other KB Outlet shall provide to KBI-E (the Partnership or Other KB Outlet, as applicable, being the "Notice Provider" for purposes of this Section 3.20 and KBI Sub or KBI-E, as applicable, being the "Notice Recipient" for purposes of this Section 3.20) (x) a notice stating that the Notice Provider believes that such Covered Compound is or is not a Critical Compound (the "Initial Notice") and (y) all information, including any projections (and all assumptions underlying such projections), in the possession of the Notice Provider and its Affiliates relevant to projecting Net Sales of such Covered Compound and products containing such Covered Compound in the Territory.

                           (b) Within sixty (60) days after receiving all of the
information referred to in clause (y) of paragraph (a) above, the Notice Recipient shall notify the Notice Provider whether the Notice Recipient believes that such Covered Compound is or is not a Critical Compound.

                           (i) If the Notice Recipient agrees with the
                  characterization of such Covered Compound set forth in the Initial Notice, such characterization shall be valid and binding on the parties for a period of twelve (12) months from the date on which the Notice Provider received the Notice Recipient's response to the Initial Notice.

                           (ii) If the Notice Recipient believes that such
                  Covered Compound is a Critical Compound and the Initial Notice stated the Notice Provider's belief that such Covered Compound is not a Critical Compound, such dispute shall be submitted to arbitration in accordance with Article 9, and the decision of the arbitrators shall be valid and binding on the parties for a period of twelve (12) months from the date of such decision. The applicable twelve-month period determined pursuant to this subparagraph (ii) or subparagraph (i) above is referred to herein as the "Annual Period."

                           (c) If, with respect to any Covered Compound, (x)
there has been a determination that such Covered Compound is a non-Critical Compound in accordance with the procedures set forth in paragraphs (a) and (b) above (the "Initial Determination") and (y) the Partnership or, in the case of a Group E Compound or Group E Product, any Other KB Outlet desires to engage in any Outlicensing of such Covered Compound (or any product containing such Covered Compound) pursuant to, and in accordance with, Section 3.6 or 3.6A hereof during the period commencing on the first day of the seventh month of the Annual Period and ending on the last day of the twelfth month of the Annual Period, then the Notice Provider shall provide to the Notice Recipient not more than thirty (30) days and not less than fifteen (15) days prior to the effective date of such Outlicensing a certificate signed by its Chief Financial Officer (an "Outlicensing Certificate") stating that as of the date of the Outlicensing Certificate, the information on which the Initial Determination was based has not changed in any material respect and there is not any new information which would materially affect the projected Net

Sales of such Covered Compound and products containing such Covered Compound in the Territory. Notwithstanding any Initial Determination that a Covered Compound is a non-Critical Compound, if the Notice Provider enters into such Outlicensing during the six (6) month period referred to in the preceding sentence without delivering the Outlicensing Certificate to the Notice Recipient, then the Initial Determination shall be of no force or effect.

                           (d) Notwithstanding anything to the contrary in this
Agreement, the Partnership Agreement or any Ancillary Agreement, the Notice Provider may Outlicense the Selected Uses of any Critical Compound without the consent of the Notice Recipient (but otherwise in accordance with the procedures for non-Critical Compounds set forth in Section 3.6 hereof).

                           (e) Notwithstanding anything to the contrary in this
Agreement, the Partnership Agreement or the Distribution Agreement, in the event that KB or any of its Affiliates engages in any Outlicensing of any Covered Compound (or product containing any Covered Compound) without complying with the procedures set forth in this Section 3.20, neither TR nor any of its Affiliates may commence an arbitration or other proceeding asserting, at any time after the third anniversary of such Outlicensing that, at the time of such Outlicensing, such Compound constituted a Critical Compound.

                  3.21 Preparation of Tax Returns and Financial Statements. The Partnership and each of the Partners therein shall prepare and file their income tax returns consistently with the form of the transactions as set forth in this Agreement, each of the other Initial Agreements, the Partnership Agreement and the Ancillary Agreements; and each of the TR Parties, the Partnership and each of the Partners therein shall prepare their financial statements consistently with the form of the transactions as set forth in this Agreement, each of the other Initial Agreements, the Partnership Agreement and the Ancillary Agreements.

                  3.22 Co-promotions.

                           (a) In the event that the total value of all
consideration of any type or nature received anywhere in the world by the Partnership, KB and its Affiliates in respect of all Qualified Co-promotion Arrangements in the Territory in any Fiscal Year exceeds [*]% of the total revenues of the Partnership, KB and its other Affiliates from the sale of pharmaceutical products in the Territory for such Fiscal Year (said [*]% of total revenues, the "[*]% Amount"), an amount equal to the product of the Qualified Co-promotion Percentage times the net sales in the Territory by all Persons for all products covered by Qualified Co-promotion Arrangements in such Fiscal Year (such net sales amount to be computed for such Persons on a basis consistent with the definition of Net Sales), less the [*]% Amount, shall be treated as Net Sales by the Partnership of a Group D Product in such Fiscal Year for all purposes of this Agreement, the other Initial Agreements, the Partnership Agreement and the Ancillary Agreements.

                           (b) An amount equal to the product of the
Non-Qualified Co-promotion Percentage times the net sales in the Territory by all Persons for all products covered by Co-promotion Arrangements other than Qualified Co-promotion Arrangements in each Fiscal Year (such net sales amount to be computed for such Persons on a basis consistent with the definition of Net Sales) shall be treated as Net Sales by the Partnership of a Group D Product in such Fiscal Year for all purposes of this Agreement, the other Initial Agreements, the Partnership Agreement and the Ancillary Agreements.

                           (c) The provisions of (a) and (b) of this Section
3.22 shall not apply to any Co-promotion Arrangement that has been consented to in writing by KBI Sub.

                           (d) In the event that KB seeks KBI Sub's consent
prior to entering into a Co-Promotion Arrangement, (i) TR agrees to treat any information disclosed by KB in connection with seeking KBI Sub's consent to the proposed Co-Promotion Arrangement as KB Confidential Information subject to
Section 4.1 and (ii) neither TR nor its Affiliates shall bid for or enter into a co-promotion arrangement or similar transaction for a period of three years from the date on which such consent is sought with the Product Rights Owner with respect to any Patented Compound that is the subject of the proposed Co-Promotion Arrangement as to which KBI Sub has not consented. In the event that KB shall notify KBI Sub that KB or an Affiliate desires to enter into such proposed Co-promotion Arrangement, KBI Sub shall notify KB within 60 days of receipt of such notification that KBI Sub consents or does not consent to such proposed Co-promotion Arrangement; provided, however, that the failure by KBI Sub to give such notice by the end of said 60-day period shall in no event be construed as a consent.

                  3.23 Lexxel Agreements. KBI agrees, without the prior written consent of the Partnership, not to amend, supplement, modify or terminate the Supply Agreement dated as of November 1, 1994 by and between TR and KBI (relating to Lexxel) (the "Lexxel Supply Agreement") or the License Agreement dated as of November 1, 1994 among TR and KBI (relating to Lexxel) in a manner that has an adverse effect on the Partnership. In addition, in the event that TR and KBI do not extend the term of the Lexxel Supply Agreement pursuant to
Section 10.1 thereof, the Partnership shall have the right to exercise all of the rights of KBI referred to in the last sentence of such Section 10.1.


                                    ARTICLE 4


                                 CONFIDENTIALITY

                  4.1 Confidentiality. (a) Subject to the provisions of Section
12.14 hereof, each of the TR Parties shall maintain in strict confidence (i) all proprietary technical, scientific, business and other data, processes, documents, samples, reports, analyses, studies or other information of a confidential nature relating to the subject matter of this Agreement, any other Initial Agreement, the Partnership Agreement or any Ancillary Agreement that has been or will be disclosed by any KB Party or any of its Affiliates and (ii) all written proprietary information of a confidential nature regarding (A) compounds and products under development, including information contained in INDs and NDAs, (B) marketing plans and strategies, (C) pricing of products and compounds or (D) manufacturing processes for compounds and products (other than manufacturing improvements developed by TR or its Affiliates), in each case only to the extent such information has been developed either jointly by any of the parties hereto or by any TR Party or KBI Party alone in connection with the operation of the business of KBI (including such business as conducted by TR prior to the effectiveness of the Transfer Consummation Agreement by and among TR, KB and KBI dated as of November 1,
1994), it being understood that for purposes of Section 4.2 hereof, all such information described in this Section 4.1 (a)(ii) shall be deemed to have been disclosed by KB (all of the foregoing information described in clause (i) or (ii) of this Section 4.1(a) being referred to herein as the "KB Confidential Information").

                           (b) Subject to the provisions of Section 12.14
hereof, each of the KB Parties shall maintain in strict confidence all proprietary business and other data, documents, reports, analyses, studies or other information of a confidential nature relating to the subject matter of this Agreement, any other Initial Agreement, the Partnership Agreement or any Ancillary Agreement, other than any information described in Section 4.1(a) above, that has been or will be disclosed by any TR Party or any of its Affiliates (all of the foregoing being referred to herein as the "TR Confidential Information" and, together with the KB Confidential Information, as the "Confidential Information").

                           (c) Each TR Party hereto shall deal with such KB
Confidential Information and each KB Party shall deal with such TR Confidential Information, so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall take reasonable steps to minimize the risk of disclosure of such KB Confidential Information or TR Confidential Information, as the case may be, by ensuring that only its officers, directors and employees and the officers, directors and employees of its agents, consultants, representatives, Affiliates and sublicensees (and no other Persons) who have a "need to know" such KB Confidential Information or TR Confidential Information, as the case may be, for purposes permitted or contemplated hereby ("Authorized Persons") shall have access thereto, and such Authorized Persons shall treat such KB Confidential Information or TR Confidential Information, as the case may be, in strict confidence as provided herein.

                           (d) The foregoing obligations under Sections 4.1(a),
(b) and (c) above shall extend to copies, if any, of such Confidential Information and shall survive the expiration or termination of this Agreement.

                           (e) The Notice Party (as defined in Section
3.6(d)(i)), TR or KBI-E, as the case may be, shall cause each law firm designated by it pursuant to Sections 3.6(d)(ii), 3.6(e)(iii), 3.6A(c)(iii) or 3.6A(d)(iii) not to disclose to TR or any of its Affiliates the draft or final agreements received by said law firm pursuant to said Sections and not to disclose the information contained therein other than such information that is reasonably necessary for purposes of determining compliance with the provisions of this Agreement.

                  4.2 Exceptions. Notwithstanding the foregoing, "Confidential Information" shall not include information which:

                           (a) with respect to information described in Sections
4.1(a)(i) and 4.1(b) only, is legally in the possession of the receiving party or Authorized Person prior to receipt thereof from any other party hereto (or any of its Affiliates), which fact of prior possession shall be provable only by documents prepared prior to such receipt;

                           (b) enters the public domain through no fault of the
party subject to the confidentiality obligation or Authorized Person subject to such obligation;

                           (c) is disclosed to the party subject to the
confidentiality obligation or Authorized Person subject to such obligation without restriction by a Person or governmental authority who or which has the right to make such disclosure; or

                           (d) with respect to information described in Sections
4.1(a)(i) and 4.1(b) only, the party subject to the confidentiality obligation can demonstrate is independently developed by such party (or any of its Affiliates) without reliance on Confidential Information received from any other party.

                  4.3 Enalapril Confidentiality. For purposes of the confidentiality provisions of the Research Agreement dated as of November 1, 1994 among TR and KBI (regarding Lexxel), the Partnership shall not be deemed to be an Affiliate (as that term is defined in such Research Agreement) of KB or any of its other Affiliates.


                                    ARTICLE 5


                         REPRESENTATIONS AND WARRANTIES

                  5.1 Representations and Warranties of TR and TR Holdings. TR represents and warrants, as of the date of this Agreement and (except as specifically provided otherwise herein) as of the Closing Date, to each of KB, KBLP, KB USA and the Partnership (and TR Holdings so represents and warrants to the extent the following representations and warranties relate to TR Holdings) that:

                           (a) Incorporation; Ownership; Business.

                           (i) TR was incorporated and is validly existing as a
                  corporation in good standing under the laws of the State of New Jersey, with the corporate power to own or lease and operate its properties and to carry on its business as now being conducted. Each of the other TR Parties was incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power to own or lease and operate its properties and to carry on its business as now being conducted.

                           (ii) TR Holdings is a Wholly-Owned Subsidiary of TR,
                  and all of the outstanding shares of capital stock of TR Holdings are owned free and clear of all Liens.

                           (iii) As of the date of this Agreement and as of the
                  Closing Date (before giving effect to the transactions described in Section 2.4(c)), all of the outstanding shares of Class B Common Stock, Class B Preferred Stock and Class D Preferred Stock are owned of record and beneficially solely by TR Holdings, free and clear of all Liens.

                           (iv) KBI Sub (x) has no liabilities or obligations,
                  other than its obligations pursuant the Initial Agreements, the Partnership Agreement and the Ancillary Agreements to which it is a party, and (y) since its formation has carried on no business, except in accordance with the Initial Agreements, the Partnership Agreement and the Ancillary Agreements to which it is a party. A true and complete copy of the Certificate of Incorporation and By-Laws of KBI Sub has been delivered to KB, including any and all amendments thereto.

                           (b) Corporate Power, Etc. Each TR Party has the
corporate power to execute, deliver and perform the Initial Agreements to which it is a party and, as of the Closing, each TR Party will have the corporate power to execute, deliver and perform the Partnership Agreement (in the case of KBI Sub) and each Ancillary Agreement to be entered into by it. The execution, delivery and performance by each TR Party of the Initial Agreements to which it is a party have been, and as of the Closing the execution, delivery and performance of the Partnership Agreement (in the case of KBI Sub) and each Ancillary Agreement to be entered into by any TR Party will have been, duly authorized by all necessary corporate action. The Initial Agreements have been, and as of the Closing the Partnership Agreement (in the case of KBI Sub) and each Ancillary Agreement to be entered into by any TR Party will have been, duly executed and delivered by each TR Party that is a party thereto. The Initial Agreements constitute, and as of the Closing the Partnership Agreement and each Ancillary Agreement to be entered into by any TR Party will constitute, the valid and binding agreements of each TR Party that is a party thereto enforceable against such TR Party in accordance with their terms, except that
(i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) no representation or warranty is made as to the availability of any equitable remedy in connection with the enforcement of any term hereof or thereof.

                           (c) No Conflict. The execution, delivery and
performance by each TR Party of the Initial Agreements to which it is a party do not, and as of the Closing the execution, delivery and performance by each TR Party of the Partnership Agreement (in the case of KBI Sub) and each Ancillary Agreement to be entered into by any TR Party will not, (i) conflict with or contravene the Certificate of Incorporation or By-Laws (or comparable organizational documents) of any TR Party, (ii) conflict with, result in a breach of or entitle any party to terminate or call a default with respect to, any material agreement or instrument to which any TR Party (or any of its Affiliates) is a party or by which any TR Party (or any of its Affiliates) or any of its (or their) properties or assets are bound or (iii) result in any violation by any TR Party (or any of its Affiliates) of any judgment, injunction, order, writ, decree, law, rule, regulation, code or ordinance, except antitrust laws and regulations as to which no representation or warranty is made, applicable to any TR Party (or any of its Affiliates).

                           (d) Consents, Etc. No consent, license, permit,
approval, order or authorization of, or registration, declaration, qualification or filing with (except for those which have been made or are described in Section 2.4(c)), any foreign, federal, state or local governmental authority or any Person is required to be obtained or made by any TR Party (or any of its Affiliates) on or prior to the date of this Agreement in connection with the execution, delivery or performance by each TR Party of the Initial Agreements to which it is a party. No consent, license, permit, approval, order or authorization of, or registration, declaration, qualification or filing with, any foreign, federal, state or local governmental authority or any Person will be required to be obtained or made by any TR Party (or any of its Affiliates) on or prior to the Closing Date in connection with the execution, delivery or performance by each TR Party of the Initial Agreements, the Partnership Agreement (in the case of KBI Sub) or any Ancillary Agreement to be entered into by such TR Party.

                           (e) Absence of Litigation. There is no action, suit,
litigation, claim, governmental or other proceeding or investigation pending or, to the best knowledge of TR and TR Holdings, threatened against any TR Party (or any of its Affiliates) which might materially affect the consummation of the transactions contemplated by the Initial Agreements, the Partnership Agreement or any Ancillary Agreement to be entered into by any TR Party or the full performance of the obligations of any TR Party hereunder or thereunder.

                  5.2 Representations and Warranties of KB Parties. KB represents and warrants, as of the date of this Agreement and (except as specifically provided otherwise herein) as of the Closing Date, to each of TR, the KBI Parties and the Partnership (and each of KBLP and KB USA so represents and warrants to the extent the following representations and warranties relate to it) that:

                           (a) Incorporation; Ownership; Business.

                           (i) KB was duly formed and registered and is validly
                  existing as a company limited by shares in good standing under the laws of Sweden, with the corporate power to own or lease and operate its properties and to carry on its business as now being conducted. Each of the other KB Parties (other than the Partnership and KBLP) has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power to own or lease and operate its properties and to carry on its business as now being conducted. Each of the Partnership and KBLP was duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the partnership power to own or lease and operate its properties and to carry on its business as now being conducted or as contemplated to be conducted following the Closing under this Agreement, the Partnership Agreement and the Ancillary Agreements.

                           (ii) (A) KB and KB USA are the sole partners of KBLP
                  and own their respective partnership interests free and clear of all Liens; and no Person other than KB has any control over the management, operations, finances or other affairs of KBLP; and no Person other than KB and KB USA owns any economic interest (present, future or contingent) in KBLP. KB USA is a Wholly-Owned Subsidiary of KB, and all of the outstanding shares of capital stock of KB USA are owned free and clear of all Liens.

                                    (B) KBLP and KB USA are the sole partners of
                  the Partnership and own their respective partnership interests free and clear of all Liens; and no Person other than KBLP has any control over the management, operations, finances or other affairs of the Partnership; and no Person other than KBLP and KB USA owns any economic interest (present, future or contingent) in the Partnership.

                           (iii) As of the date of this Agreement and as of the
                  Closing Date (before giving effect to the transactions described in Section 2.4(b)), all of the outstanding shares of Class A Common Stock, Class C Common Stock, Class A Preferred Stock and Class C Preferred Stock are owned of record and beneficially solely by KB, free and clear of all Liens.

                           (iv) The Partnership (x) has no liabilities or
                  obligations, other than its obligations pursuant the Initial Agreements, the Partnership Agreement and the Ancillary Agreements to which it is a party, (y) since its formation has carried on no business, except in accordance with the Initial Agreements to which it is a party, the Partnership Agreement and the Ancillary Agreements to which it is a party and (z) has taken all actions required of it by applicable law, regulations, its certificate of limited partnership and its Partnership Agreement, as amended. A true and complete copy of the Partnership Agreement, dated as of October 21, 1997, between KBLP and KB USA (as assignees of the original partners thereof), has been delivered to TR, including any and all amendments thereto.

                           (v) KBLP (x) has no liabilities or obligations, other
                  than its obligations pursuant to the Initial Agreements, the Partnership Agreement and the Ancillary Agreements to which it is a party, (y) since its formation has carried on no business, except in accordance with the Initial Agreements to which it is a party, the Partnership Agreement and the Ancillary Agreements to which it is a party, and (z) has taken all actions required of it by applicable law, regulations, its certificate of limited partnership and its Partnership Agreement. A true and complete copy of the KBLP Partnership Agreement has been delivered to TR, including any and all amendments thereto.

                           (vi) As of the Effective Time, upon consummation of
                  the transactions contemplated by the KB USA Asset Contribution Agreement, no grounds will exist which would permit or require such transactions to be set aside, in whole or in part, under any fraudulent conveyance, insolvency or other law affecting the enforcement of creditors rights generally.

                           (vii) As of the date of this Agreement and the
                  Closing Date, the definition of KB USA Compound includes all current and planned Therapeutic Categories for the KB USA Products.

                           (b) Corporate Power, Etc. Each KB Party has the
corporate power to execute, deliver and perform the Initial Agreements to which it is a party and, as of the Closing, each KB Party will have the corporate power to execute, deliver and perform the Partnership Agreement (in the case of KBLP) and each Ancillary Agreement to be entered into by it. The execution, delivery and performance by each KB Party of the Initial Agreements to which it is a party have been, and as of the Closing the execution, delivery and performance of the Partnership Agreement (in the case of KBLP) and each Ancillary Agreement to be entered into by any KB Party will have been, duly authorized by all necessary corporate action. The Initial Agreements have been, and as of the Closing the Partnership Agreement (in the case of KBLP) and each Ancillary Agreement to be entered into by any KB Party will have been, duly executed and delivered by each KB Party that is a party thereto. The Initial Agreements constitute, and as of the Closing the Partnership Agreement and each Ancillary Agreement to be entered into by any KB Party will constitute, the valid and binding agreements of each KB Party that is a party thereto, enforceable against such KB Party in accordance with their terms, except that
(i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) no representation or warranty is made as to the availability of any equitable remedy in connection with the enforcement of any term hereof or thereof.

                           (c) No Conflict. The execution, delivery and
performance by each KB Party of the Initial Agreements to which it is a party do not, and as of the Closing the execution, delivery and performance by each KB Party of the Partnership Agreement (in the case of KBLP) and each Ancillary Agreement to be entered into by any KB Party will not, (i) conflict with or contravene the Articles of Association of KB or the Certificate of Incorporation or By-Laws (or comparable organizational documents) of any other KB Party, (ii) conflict with, result in a breach of or entitle any party to terminate or call a default with respect to, any material agreement or instrument to which any KB Party (or any of its Affiliates) is a party or by which any KB Party (or any of its Affiliates) or any of its (or their) properties or assets are bound or (iii) result in any violation by any KB Party (or any of its Affiliates) of any judgment, injunction, order, writ, decree, law, rule, regulation, code or ordinance, except antitrust laws and regulations as to which no representation or warranty is made, applicable to any KB Party (or any of its Affiliates).

                           (d) Consents, Etc. No consent, license, permit,
approval, order or authorization of, or registration, declaration, qualification or filing with (except for those which have been made), any foreign, federal, state or local governmental authority or any Person is required to be obtained or made by any KB Party (or any of its Affiliates) on or prior to the date of this Agreement in connection with the execution, delivery or performance by each KB Party of the Initial Agreements to which it is a party. No consent, license, permit, approval, order or authorization of, or registration, declaration, qualification or filing with, any foreign, federal, state or local governmental authority or any Person will be required to be obtained or made by any KB Party (or any of its Affiliates) on or prior to the Closing Date in connection with the execution, delivery or performance by each KB Party of the Initial Agreements, the Partnership Agreement (in the case of KBLP) or any Ancillary Agreement to be entered into by such KB Party.

                           (e) Absence of Litigation. There is no action, suit,
litigation, claim, governmental or other proceeding or investigation pending or, to the best knowledge of the KB, KB USA and KBLP, threatened against any KB Party (or any of its Affiliates) which might materially affect the consummation of the transactions contemplated by the Initial Agreements, the Partnership Agreement or any Ancillary Agreement to be entered into by any KB Party (as applicable) or the full performance of the obligations of any KB Party hereunder or thereunder.

                           (f) Title to KBI Common Shares. KB has, and shall
deliver to TR at the Closing upon payment of the purchase price therefor as provided in Section 2.4(b) hereof, good title to all of the KBI Common Shares free and clear of all Liens, and with no restriction on the voting rights pertaining thereto.

                  5.3 Representations Concerning KBI. Notwithstanding anything to the contrary in this Agreement, including Section 5.1, neither TR nor KB makes any representation or warranty herein concerning KBI or KBI-E.


                                    ARTICLE 6


                                INTERIM COVENANTS

                  6.1 Filings; Consents. As promptly as practicable after the date hereof, the parties hereto shall (i) cooperate with each other to identify all notices, declarations, filings (other than filings which have been made prior to the date hereof) and registrations required to be filed with, and all consents, authorizations, approvals and waivers required to be obtained from, any Third Party or domestic or foreign governmental body or regulatory agency in connection with any of the transactions contemplated by the Initial Agreements, the Partnership Agreement and the Ancillary Agreements and (ii) cooperate with each another and take such actions as may be necessary to cause such notices, declarations, filings and registrations to be filed and such consents, authorizations, approvals and waivers to be obtained prior to the Closing or as promptly as practicable thereafter.

                  6.2 Notification of Certain Matters. Between the date hereof and the Closing:

                           (a) KB. KB shall give prompt notice in writing to TR
of (i) any information that indicates that any representation or warranty of any KB Party contained in any Initial Agreement was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy the condition specified in Section 7.1 hereof, (iii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with any of the transactions contemplated by the Initial

Agreements, the Partnership Agreement and the Ancillary Agreements, and (iv) any emergency or other change in the normal course of business or in the operation of the business of KB USA and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or material adjudicatory proceedings involving the business of KB USA or any KB USA Product.

                           (b) TR. TR shall give prompt notice in writing to KB
of (i) any information that indicates that any representation or warranty of any TR Party contained in any Initial Agreement was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy the condition specified in Section 7.2 hereof, or (iii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with any of the transactions contemplated by the Initial Agreements, the Partnership Agreement and the Ancillary Agreements.


                                    ARTICLE 7


                              CONDITIONS TO CLOSING

                  7.1 Condition to Obligations of KB Parties. The obligations of the KB Parties to consummate the transactions contemplated by this Agreement, the Partnership Agreement and the Ancillary Agreements are subject to the satisfaction, as of the Closing, of the sole condition that no action, suit or proceeding by a Third Party shall be pending before any court or any foreign, federal, state or local governmental or regulatory authority (or shall be threatened by any such governmental or regulatory authority), and no investigation of any governmental or regulatory authority shall have been commenced (and be pending), in each case seeking to restrain, enjoin, invalidate or delay (or questioning the validity or legality of) any of the transactions contemplated by the Initial Agreements, the Partnership Agreement and the Ancillary Agreements, or seeking material damages in connection therewith, which KB, in good faith and with the advice of counsel, believes make it undesirable to proceed with the consummation of the transactions contemplated hereby or thereby.

                  7.2 Condition to Obligations of TR Parties. Except as provided in Section 7.3 hereof, the obligations of the TR Parties to consummate the transactions contemplated by this Agreement, the Partnership Agreement and the Ancillary Agreements are subject to the satisfaction, as of the Closing, of the sole condition that no action, suit or proceeding by a Third Party shall be pending before any court or any foreign, federal, state or local governmental or regulatory authority (or shall be threatened by any such governmental or regulatory authority), and no investigation of any governmental or regulatory authority shall have been commenced (and be pending), in each case seeking to restrain, enjoin, invalidate or delay (or questioning the validity or legality of) any of the transactions contemplated by the Initial Agreements, the Partnership Agreement and the Ancillary Agreements, or seeking material damages in connection therewith, which TR, in good faith and with the advice of counsel, believes make it undesirable to proceed with the consummation of the transactions contemplated hereby or thereby.

         7.3 Additional Condition to Certain Obligations of TR Parties. The obligations of the TR Parties to consummate the transactions contemplated by
Section 2.4(d) - 2.4(h) of this Agreement shall be subject to the occurrence prior to December 31, 1998 of the transactions described in Section 2.4(c) of this Agreement.


                                    ARTICLE 8


                            GUARANTEES OF PERFORMANCE

         8.1 Guarantee by KB. KB hereby unconditionally and irrevocably guarantees to TR, TR Holdings and the KBI Parties when due the punctual and complete payment, performance and observance of, and compliance with, the agreements, covenants, liabilities, and obligations of any Affiliate of KB contained in (i) any Initial Agreement, (ii) any Ancillary Agreement to which such Affiliate is a party, (iii) the Partnership Agreement (other than the obligation of the General Partner pursuant to Section 8.4(a) of the Partnership Agreement to eliminate any negative balance in its Capital Account upon the dissolution of the Partnership and the obligations of the Partnership pursuant to Articles 4 and 5 and Section 8.4(b) of the Partnership Agreement; but including the obligation of the General Partner set forth in Section 2.9(c) thereof to contribute cash in respect of items that will result in allocations pursuant to Section 4.3(q) thereof), and (iv) any Future KB Agreement; provided, however, that such guarantee shall not apply to the payment obligations of the Partnership under Section 4.01 of the KBI Supply Agreement; and provided, further, that nothing in this Section shall be construed to create any obligation of the General Partner at any time to restore its Capital Account (other than pursuant to Section 8.4(a) or Section 2.9(c) of the Partnership Agreement) or any obligation of the General Partner or the Partnership to achieve any specified amount of Profit (as defined in the Partnership Agreement), and nothing in this Section shall be construed as a guarantee by KB of any such obligation (other than the obligation of the General Partner to make contributions pursuant to Section 2.9(c) of the Partnership Agreement) or any obligation of the General Partner or the Partnership to achieve any specified amount of Profit (as defined in the Partnership Agreement). Any obligation of, or performance, compliance, observance or payment by, any such Affiliate now or hereafter owing, due, created, incurred, required, contracted or payable, whether matured or unmatured, whether absolute or contingent, under or out of any of the foregoing Agreements shall be referred to hereinafter as a "KB Guaranteed Obligation." Notwithstanding the foregoing, such guarantee shall be limited by any limitation on the amount or nature of damages or indemnities set forth in any Initial Agreement or any Ancillary Agreement applicable to the breach of the obligations guaranteed hereby, including without limitation any limitation as to consequential damages.

         8.2 Guarantee by TR. TR hereby unconditionally and irrevocably guarantees to KB, KBLP and KB USA when due the punctual and complete payment, performance and observance of, and compliance with, the agreements, covenants, liabilities and obligations of any Affiliate of TR contained in (i) any Initial Agreement, (ii) any Ancillary Agreement to which such Affiliate is a party (including without limitation all agreements, covenants, liabilities and obligations of KBI-E under the Distribution Agreement), (iii) the Partnership Agreement and (iv) any Future TR Agreement. Any obligation of, or performance, compliance, observance or payment by, any such Affiliate now or hereafter owing, due, created, incurred, required, contracted or payable, whether matured or unmatured, whether absolute or contingent, under or out of any of the foregoing Agreements shall be referred to hereinafter as a "TR Guaranteed Obligation." Notwithstanding the foregoing, such guarantee shall be limited by any limitation on the amount or nature of damages or indemnities set forth in any Initial Agreement or any Ancillary Agreement applicable to the breach of the obligations guaranteed hereby, including without limitation any limitation as to consequential damages.

         8.3 Definitions. The term "Beneficiary" shall mean (as the context requires) (i) KB, KBLP, KB USA and any other Affiliate of KB that is a party to any Future TR Agreement with respect to the TR Guaranteed Obligations and (ii) TR, TR Holdings, the KBI Parties and any Affiliate of TR that is a party to any Future KB Agreement with respect to the KB Guaranteed Obligations. The term "Guaranteed Obligations" shall mean the KB Guaranteed Obligations or the TR Guaranteed Obligations (as the context requires). The term "Guarantor" shall mean (i) KB as guarantor of the KB Guaranteed Obligations and (ii) TR as guarantor of the TR Guaranteed Obligations. The term "Primary Obligor", with respect to TR, shall mean TR Holdings, the KBI Parties and any other Affiliate of TR that is the party to the applicable Initial Agreement, Ancillary Agreement, Future TR Agreement or the Partnership Agreement, and with respect to KB, shall mean KBLP, KB USA and the Partnership and any other Affiliate of KB that is the party to the applicable Initial Agreement, Ancillary Agreement, Future KB Agreement or the Partnership Agreement.

         8.4 Liability of Guarantor Unconditional. The liability of a Guarantor shall be absolute and unconditional and shall not be limited, diminished, or affected by the happening from time to time of any event, including but not limited to any of the following, whether or not any such event occurs with notice to or with the consent of the Guarantor or once or more than once:

                  (a) the waiver, surrender, compromise, settlement, discharge, release or termination of any or all of the applicable Guaranteed Obligations;

                  (b) the failure to give any notice to the applicable Primary Obligor;

                  (c) the extension of the time for payment or performance of any of the applicable Guaranteed Obligations;

                  (d) the change (whether or not material) of the terms of any Initial Agreement, the Partnership Agreement, any Ancillary Agreement or any Future Agreement or any assignment by any party thereto of any rights or any delegation of duties thereunder;

                  (e) the taking of or failure to take any action referred to in any Initial Agreement, the Partnership Agreement, any Ancillary Agreement or any Future Agreement;

                  (f) the illegality, invalidity, unenforceability (including, but not limited to, by reason of any statute of limitations or automatic stay) or irregularity of any of the applicable Guaranteed Obligations or any Initial Agreement, the Partnership Agreement, any Ancillary Agreement or any Future Agreement;

                  (g) any failure, omission, delay or lack of diligence on the part of the Guarantor in the enforcement, assertion or exercise of any right, power or remedy conferred on the Guarantor under any Initial Agreement, the Partnership Agreement, any Ancillary Agreement or any Future Agreement, or the inability of the Guarantor to enforce any provision of any Initial Agreement, the Partnership Agreement, any Ancillary Agreement or any Future Agreement for any reason, or any other act or omission on the part of the Guarantor, including (but not limited to) failure by the Guarantor to perfect or protect any lien or security interest granted to the Guarantor, to commence and prosecute any action to collect the Guaranteed Obligations or to enforce or collect any judgment obtained by the Guarantor;

                  (h) the dissolution or liquidation of the applicable Primary Obligor, the sale or other disposition of all or substantially all of the assets of the Primary Obligor, the Bankruptcy of the Primary Obligor; and

                  (i) any other event, action or circumstance that would, in the absence of this Section 8.4 result in the release or discharge of the Guarantor from the performance or observance of any obligation or agreement contained in this Guarantee.

         8.5 Direct Action Against a Guarantor. In the event that any Affiliate of a Guarantor shall default in the payment of or fail to perform or observe any of the Guaranteed Obligations when and as the same shall become due, any Beneficiary may, subject to the provisions of Article 9 hereof, proceed directly against the Guarantor under this Article 8. The obligations and liabilities of the Guarantor under this Article 8 shall not be conditioned or contingent upon the pursuit by any Beneficiary at any time of any right or remedy against any Affiliate of the Guarantor or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations. Each Guarantor waives any and all notice of the creation, renewal, amendment, extension or accrual of any of the Guaranteed Obligations.

         8.6 Continuing Guarantee. The liabilities and obligations of a Guarantor pursuant to this Article 8 constitute a continuing guarantee, shall not be discharged until performance and payment in full of all of the Guaranteed Obligations of the Guarantor, payment of all amounts payable by the Guarantor under this Article 8 and cancellation of the Guarantee by the Beneficiary and shall remain in full force and effect notwithstanding any increase or decrease (including a decrease to zero) from time to time in the amount of the Guaranteed Obligations. If demand for, or acceleration of the time for, payment by the Primary Obligor to the Beneficiary of the Guaranteed Obligations is stayed upon the Bankruptcy of the Primary Obligor, all Guaranteed Obligations of which payment or performance is stayed that would otherwise be subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor immediately on demand by the Beneficiary.

         8.7 Subordination. All indebtedness, obligations, Guaranteed Obligations and other amounts due, of whatever nature, of a Primary Obligor to a Guarantor (the "Subordinated Obligations"), whether now existing or hereafter incurred, whether created directly or acquired by a Guarantor by assignment or otherwise, whether matured or unmatured, whether absolute or contingent, whether characterized as principal, premium, interest, additional interest, fees, expenses or otherwise and whether the Primary Obligor is bound alone or with any others or as principal or as surety, are hereby assigned to the Beneficiary and shall be subject and subordinate to the Guaranteed Obligations of the Primary Obligor to the Beneficiary. This subordination is independent of the applicable Guarantee and shall remain in full force and effect notwithstanding any termination of or decrease in the Guaranteed Obligations of the Guarantor with respect to the Beneficiary. This subordination shall not be limited, diminished or affected by the happening from time to time of any event, action or circumstance that would, in the absence of this sentence, result in the release or discharge of the Guarantor from its agreement of subordination. Assets of the Primary Obligor held by the Guarantor shall not at any time be set off against the Subordinated Obligations. The Guarantor hereby undertakes to execute such additional documents and to do such additional acts as may be reasonably requested by the Beneficiary in order to carry out, complete or perfect this subordination.

         8.8 Limits on Subrogation. No payment by a Guarantor pursuant to any provision of this Article 8 or other satisfaction of the applicable Guaranteed Obligations shall entitle the Guarantor, by subrogation or otherwise, to any right or remedy against the applicable Primary Obligor until after the indefeasible payment in full of the Guaranteed Obligations of the Guarantor.

         8.9 Obligations Additional. The liabilities and obligations of each Guarantor under this Article 8 are in addition to and not in substitution for any present or future obligation of such Guarantor or any other obligor to the applicable Beneficiary incurred otherwise than under this Article 8, whether the Guarantor or such other obligor is bound with or apart from the Primary Obligor.

         8.10 Remedies Not Exclusive. No remedy conferred by this Article 8 is intended to be exclusive of any other available remedy or remedies, but, subject to the provisions of Article 9 hereof, each and every such remedy shall be cumulative and shall be in addition to every other remedy provided for in under each Initial Agreement, the Partnership Agreement, each Ancillary Agreement, and any Future Agreement whether now or hereafter existing at law or in equity or by statute.

         8.11 Effect of Assignment. In the event that any Affiliate of a Guarantor shall assign any Initial Agreement, the Partnership Agreement (or its Interest as a Partner thereunder), any Ancillary Agreement, any Future Agreement or any of its obligations hereunder or thereunder, in accordance with the terms of this Agreement and of such other agreement, the liabilities and obligations of the applicable Guarantor set forth in this Article 8 shall remain in full force and effect, and shall extend to the performance of, and compliance with, all agreements, covenants and obligations, and the payment in full of all indebtedness, of the assignee or assignees hereunder or thereunder. Without limiting the generality of the foregoing, in the event that KBLP sells or otherwise transfers all or any part of its Interest in the Partnership to a Third Party, or a Third Party acquires KB USA or KBLP, in either case in accordance with this Agreement and the Partnership Agreement, the obligations of KB under this Article 8 shall remain in full force and effect and such sale or other transfer shall not relieve KB of any of its obligations under this Article 8 with respect to any KB Guaranteed Obligation. Each Guarantor's guarantee is not intended for the benefit of any other parties (other than each Beneficiary) and is not assignable to, or enforceable by, any Person without the prior written consent of the Guarantor which consent may be granted or withheld in its sole discretion; provided, however, that in the event that a Partner shall assign any or all of its Interest in the Partnership to an Affiliate, in accordance with the Partnership Agreement, such Affiliate shall also be deemed a "Beneficiary" for all purposes of this Agreement and the other Initial Agreements, the Partnership Agreement, the Ancillary Agreements and all Future Agreements.


                                    ARTICLE 9


                                   ARBITRATION

         9.1 Binding Arbitration; Rules. Except as otherwise specifically provided herein, or in any other Initial Agreement, the Partnership Agreement or any Ancillary Agreement, subject to Section 9.4 hereof, any dispute, controversy or claim between TR and/or any of its Affiliates, on the one hand, and KB and/or any of its Affiliates, on the other hand, arising out of or relating to any Initial Agreement, the Partnership Agreement, any Ancillary Agreement or any Future Agreement, or the interpretation or breach hereof or thereof, shall be settled by arbitration before three arbitrators in accordance with the Rules and under the administration of the Association and the provisions of this Article 9, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall be final and binding on the parties.

         9.2 Venue; Language. All such arbitration proceedings shall be conducted in the English language in New York, New York.

         9.3 Arbitrators. The arbitrators shall be selected as follows: The party initiating the arbitration proceeding shall, in its notice initiating such proceeding, name one arbitrator who is willing to serve; within thirty (30) days after the date of such notice, the Responding Party (as defined below) shall name one arbitrator who is willing to serve and notify the initiating party thereof; and within twenty (20) days after such notice by the Responding Party, such two arbitrators shall together select a third arbitrator who is willing to serve and who is a person with substantial commercial experience in the pharmaceutical industry. If the party not initiating the arbitration proceeding fails to name an arbitrator within the thirty-day period following the notice initiating the proceeding or if the two arbitrators selected by the parties are unable to agree on a third arbitrator with the requisite qualifications who is willing to serve, then such arbitrator or arbitrators, qualified as required hereunder, shall be selected by the American Arbitration Association in accordance with the Rules. As used herein, Responding Party shall mean (i) TR, if the arbitration is initiated by any KB Party or the Partnership, and (ii) KB, if the arbitration is initiated by TR or any KBI Party.

         9.4 Interim Relief. This Article 9 shall not limit the right of any party to seek in any court of competent jurisdiction such interim relief, and only such interim relief, as may be needed to maintain the status quo or otherwise protect the subject matter of the arbitration until the arbitrators shall have had an opportunity to act.


                                   ARTICLE 10


                                 INDEMNIFICATION

         10.1 By the KB Parties. The KB Parties shall jointly and severally defend, indemnify and hold harmless the TR Parties, the Partnership, each of their respective Affiliates (other than the KB Parties) and each of their respective officers, directors, employees and agents (collectively, the "Section
10.1 Indemnitees") from and against any and all Indemnity Losses (i) arising out of, based upon or resulting from any breach by KB or any Affiliate of KB of any of their respective representations, warranties, covenants or other obligations contained in or made pursuant to the Initial Agreements, the Amended and Restated KBI License or the Partnership Agreement, or (ii) resulting from the inaccuracy of any representation or warranty contained in Article 3 of the KB USA Asset Contribution Agreement which would arise if the phrase "to the best knowledge of KB" were disregarded each time it appears (except insofar, and only insofar, as such knowledge qualifications set forth in the third sentence of
Section 3.5(a), in the first sentence of Section 3.7(a), in Section 3.7(b),
Section 3.8(e) and the second sentence of Section 3.8(f) apply to threatened matters described therein); provided, however, KB's obligations under this
Section 10.1 shall not include Indemnity Losses arising out of, based upon or resulting from any breach of the obligations of the Partnership pursuant to Articles 4 and 5 and Sections 8.4(a) and 8.4(b) of the Partnership Agreement. The indemnification of the Section 10.1 Indemnitees shall be on a net after-tax basis (determined pursuant to Section 10.3(d) hereof).

         10.2 By TR. TR shall defend, indemnify and hold harmless the KB Parties, the Partnership, each of their respective Affiliates and each of their respective officers, directors, employees and agents (collectively, the "Section
10.2 Indemnitees") from and against any and all Indemnity Losses arising out of, based upon or resulting from any breach by TR or any Affiliate of TR of any of their respective representations, warranties, covenants or other obligations contained in or made pursuant to the Initial Agreements, the Amended and Restated KBI License, the Assignment and Assumption of Amended and Restated License and Option Agreement between KBI and KBI-E, the KBI Sublicense between KBI and KBI-E or the Partnership Agreement. The indemnification of the Section
10.2 Indemnitees shall be on a net after-tax basis (determined pursuant to Section 10.3(d) hereof).

         10.3 Indemnification Procedures.

         (a) In the event of the occurrence of any event which any Person asserts is an indemnifiable event pursuant to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement (the "Indemnified Party"), such Person shall notify the Person that is obligated to provide such indemnification (the "Indemnifying Party") thereof promptly in writing, provided that no failure to so notify the Indemnifying Party shall relieve it of its obligations hereunder except to the extent that it can demonstrate damages attributable to such failure. If the claim for indemnification involves any civil, administrative or investigative claim, action, suit or proceeding (actual or threatened) by a Third Party, the Indemnifying Party shall be entitled to have sole control over the defense of such claim, provided that, within fifteen (15) business days of receipt of such written notice, the Indemnifying Party acknowledges responsibility therefor and notifies the Indemnified Party in writing of its election to so assume full control; provided, however, that:

                  (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                  (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (not to be unreasonably withheld) before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other relief would be imposed against the Indemnified Party; and

                  (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim.

After written notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such action, the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses incurred by such Indemnified Party in connection with the defense thereof.

                  (b) Notwithstanding the foregoing, if the parties to such Third Party claim, action or proceeding includes the Indemnifying Party and the Indemnified Party has been advised by counsel that one or more legal defenses may be available to it which may not be available to the Indemnifying Party, the Indemnifying Party shall not be entitled to assume the defense of such claim, action, suit or proceeding, notwithstanding its obligation to bear the fees and expenses of such counsel.

                  (c) If the Indemnifying Party does not assume sole control over the defense of such claim as provided in this Section 10.3, the Indemnifying Party may participate in such defense at its own expense and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with the applicable Initial Agreement, the Partnership Agreement or the applicable Ancillary Agreement, as the case may be. In no event shall an Indemnifying Party be required to indemnify an Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any such action, claim or proceeding agreed to without the written consent of the Indemnifying Party (not to be unreasonably withheld).

                  (d) The "net after-tax basis" of any indemnity payment to any Indemnified Party shall be calculated as follows: the amount of any indemnity payment shall be increased by the amount of all Taxes required to be paid by such Indemnified Party in respect of the receipt or accrual of the total payment (both indemnity payment and Taxes) and after consideration of any current tax savings of such Indemnified Party resulting by way of any deduction attributable to such indemnified amount. "Net after-tax basis" shall be calculated using the highest marginal U.S. federal corporate income tax rate in effect at the time of the payment and the effective state and local tax rate applied to the income of the Indemnified Party for its most recently completed taxable year. In the event that the Partnership is entitled to indemnification for any Indemnity Losses pursuant to Section 10.1 or Section 10.2 hereof, "net after-tax basis" shall be determined as if the Partnership were taxed as a corporation at such marginal corporate income tax rate and the effective state and local tax rate applied to the income of KBI Sub for its most recently completed taxable year.

         10.4 Subrogation. In the event that any party shall be obligated to indemnify another party or its Affiliate pursuant to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates.

         10.5 Survival. Except as otherwise specified herein or therein, all representations, warranties, covenants, indemnities and agreements contained in or made pursuant to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement (including any exhibit, schedule, appendix, certificate, document or statement delivered pursuant hereto) shall survive (and not be affected in any respect by) the Closing or any investigation conducted by any party or any information which any party may have from time to time, subject only to applicable statutes of limitations.

         10.6 Limitation on Damages. Notwithstanding anything in any Initial Agreement, the Partnership Agreement or any Ancillary Agreement to the contrary, in no event shall any Indemnifying Party be liable for special, indirect, incidental or consequential damages ("Special Losses") pursuant to this Article 10 or the indemnification provisions of any other Initial Agreement, the Partnership Agreement or any Ancillary Agreement; provided, however, that the foregoing limitation shall not apply (i) in the case of willful misconduct or gross negligence by the Indemnifying Party or any of its Affiliates, (ii) to any Special Losses which are incurred by any Indemnified Party to any Third Party or
(iii) to any breach of Section 3.12 hereof with respect to the business of KBI-E if (and only if) such breach results in the Bankruptcy of KBI-E and the rejection or material modification of the Distribution Agreement by the trustee in bankruptcy or debtor-in-possession; and provided, further, that the parties agree that Special Losses shall not include (w) any amounts payable by the Partnership to KBI Sub pursuant to Article 5 of the Partnership Agreement, (x) any amounts payable by KB to KBI-E pursuant to Section 2.2(c) of the Amended and Restated KBI License, (y) any amounts payable by KB or any of its Affiliates to KBI or any of its Affiliates pursuant to Section 4.01 of the KBI Supply Agreement, Sections 3.1(c), 4.1, 4.2 or 5.1(f) of the KBI-E Asset Option Agreement or Section 2.2 of the KBI Shares Option Agreement, and (z) in the event of any breach by KB or any of its

Affiliates of any of their respective covenants or other agreements contained in or made pursuant to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement which breach has the effect, directly or indirectly, of reducing the amount of contingent payments (or any other amount based on the amount of contingent payments) to which KBI or any of its Affiliates would otherwise be entitled pursuant to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement, the amount of such reduction.

                                   ARTICLE 11


                              TERM AND TERMINATION

         11.1 Term. The term of this Agreement shall commence on the date hereof and shall continue until terminated pursuant to the provisions of Sections 11.2 or 11.3 hereof.

         11.2 Cut-Off Date. This Agreement may be terminated by KB or TR if (without fault of the terminating party or any of its Affiliates) the Closing shall not have taken place on or prior to December 31, 1998.

         11.3 Exercise of KBI-E Asset Option and KBI Shares Option.

                  (a) This Agreement shall terminate (i) in respect of Section
3.6 hereof (except with respect to the Compounds omeprazole and perprazole and Group E Compounds and Group E Products) upon the occurrence of the Retirement Date (as defined in the Partnership Agreement), (ii) in respect of Section 3.6 hereof with respect to Group E Compounds and Group E Products upon the occurrence of the KBI-E Asset Purchase and (iii) in respect of Section 3.6A hereof (except with respect to Compounds omeprazole and perprazole) upon the occurrence of the KBI-E Asset Purchase.

                  (b) This Agreement shall terminate automatically in the event of the exercise of the option to purchase the outstanding shares of KBI as provided for in the KBI Shares Option Agreement and the payment to TR of all amounts due thereunder.

         11.4 Survival. The termination of this Agreement as specified herein shall not serve to eliminate any liability arising out of conduct, events or circumstances prior to the actual date of termination and any party hereto may, following such termination, pursue such remedies as may be available with respect to such liabilities. Without limiting the generality of the foregoing, the following provisions of this Agreement shall survive the termination hereof:
Article 1; Section 2.6; Section 3.2; Section 3.21; Article 4; Article 5; Article 8; Article 9; Article 10; this Section 11.4; and Article 12.

         11.5 Unilateral Termination. Notwithstanding anything to the contrary contained herein or therein, no party to this Agreement, any other Initial Agreement, the Partnership Agreement or any Ancillary Agreement shall have the right to unilaterally terminate such agreement because of any breach or breaches, material, fundamental or otherwise, of this Agreement, any other Initial Agreement, the Partnership Agreement or any Ancillary Agreement, by any other party hereto or thereto.

                                   ARTICLE 12


                                  MISCELLANEOUS

         12.1 Entire Agreement; Waiver or Modification. The Initial Agreements, the Partnership Agreement and the Ancillary Agreements (and the Exhibits, Schedules and Appendices hereto and thereto and the other documents delivered pursuant hereto and thereto) constitute the entire agreement among the parties with respect to the subject matter hereof, notwithstanding any provision of any of such documents to the contrary. The Initial Agreements, the Partnership Agreement and the Ancillary Agreements may be amended, modified, or supplemented only by a written instrument duly executed by each party hereto or thereto (as the case may be), which instrument shall specifically indicate that it is the desire of the parties to amend, modify or supplement such Agreement, and similarly may be waived only by a written instrument duly executed by the waiving party. No omission or delay on the part of any party in requiring the due and punctual fulfillment by another party of any of its obligations hereunder or thereunder shall constitute a waiver by the omitting or delaying party of any of its rights to require such due and punctual fulfillment of any obligation hereunder or thereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder, thereunder or otherwise.

         12.2 Third Party Beneficiaries. Except as otherwise provided expressly herein or therein, (i) nothing in any Initial Agreement, the Partnership Agreement or any Ancillary Agreement is intended to confer on any Person other than the parties hereto or thereto (as the case may be) or their respective successors or permitted assigns, any rights or obligations under or by reason of any Initial Agreement, the Partnership Agreement or any Ancillary Agreement (as the case may be) and (ii) there are no third party beneficiaries to any such agreements, except for the rights of Indemnified Parties pursuant to Article 10 hereof and the rights of Beneficiaries of the guarantees of KB and TR set forth in Article 8. Notwithstanding the foregoing, TR shall be a third party beneficiary of each representation, warranty, covenant, agreement and obligation of KB and its Affiliates contained in any Initial Agreement, the Partnership Agreement, any Ancillary Agreement or Future KB Agreement and shall be entitled to enforce each such representation, warranty, covenant, agreement and obligation.

         12.3 Force Majeure. No party (or any of its Affiliates) shall be responsible or liable to any other party (or any of its Affiliates) for any failure to perform any of its covenants or obligations under any Initial Agreement or the Partnership Agreement if such failure results from events or circumstances reasonably beyond the control of such party (collectively, "Events of Force Majeure"). Events of Force Majeure shall include, without limitation, any order, decree, law or regulation of any nature whatsoever of any court or governmental authority; war (whether or not declared); embargo; strike, lockout or other labor difficulty; riot; epidemic; disease; unavoidable accident; civil commotion; fire; explosion; earthquake, storm, flood or other act of God; failure of public utilities or common carriers; unavailability of, or material reduction in the supply of, raw materials or intermediates, labor, fuel, electricity, water or transport; provided, however, that the foregoing shall not include any event or circumstance which prevents any party from obtaining the funds sufficient to make any payment required to be made by it pursuant to any Initial Agreement or the Partnership Agreement, but shall include any such event or circumstance which prevents any party from transferring such funds to any other party to effect such payment. The party failing to perform as a result of an Event of Force Majeure shall promptly notify in writing the other parties of such Event of Force Majeure and shall take all action that is reasonably possible to remove or avoid the consequences of such Event of Force Majeure; provided, however, that nothing contained herein shall require the settlement of any strike, lockout or other labor difficulty, or of any investigation or proceeding by any governmental authority or of any litigation, by any party on terms unsatisfactory to it.

         12.4 Miscellaneous. The Article and Section headings in the Initial Agreements, the Partnership Agreement and the Ancillary Agreements are solely for the convenience and reference of the parties hereto and thereto and are not intended to be descriptive of the entire contents of, or to affect, any of the terms or provisions hereof or thereof. Any provision of any Initial Agreement, the Partnership Agreement or any Ancillary Agreement which provides that a party may not take a specified action without first obtaining the consent of another party shall be deemed to permit the party from whom consent is sought to give or withhold its consent in its sole discretion, unless such provision expressly sets forth a different standard. The word "including" when used in the Initial Agreements, the Partnership Agreement and the Ancillary Agreements shall mean "including without limitation" unless otherwise specified.

         12.5 Binding Effect; Assignment. The Initial Agreements, the Partnership Agreement and the Ancillary Agreements shall inure to the benefit of and be binding upon each of the parties hereto or thereto (as the case may be) upon such party's execution and delivery hereof or thereof (as the case may be), and upon its successors and permitted assigns. Except as otherwise provided herein or therein, no party shall assign any Initial Agreement, the Partnership Agreement or any Ancillary Agreement or any of its rights or obligations hereunder or thereunder without the prior written consent of the other parties hereto or thereto (as the case may be). Notwithstanding the foregoing, KB or TR (the "Assignor") may assign any or all of its respective rights or obligations under this Agreement (other than its obligations under Article 8 and Article 10) to any Person who is a Permitted General Partner (in the case of KB) or a Wholly-Owned Subsidiary of TR (in the case of TR); provided, however, that (i) as conditions to and prior to the effectiveness of such assignment, the assignee or assignees shall expressly assume in writing the due and punctual performance of all obligations which are so assigned and the Assignor shall deliver a copy of such assignment (including any assumption agreement referred to above) to the other Parent, and (ii) the Assignor shall remain liable as a co-obligor, with the assignee or assignees thereof, with respect to all obligations which are so assigned; and provided, further, that such assignment with respect to any assignee shall automatically become void in the event that such assignee ceases to be a Person who is a Permitted General Partner or Wholly-Owned Subsidiary, as the case may be (and a provision to such effect shall be included in each assumption agreement entered into and delivered pursuant to the foregoing clause
(i)). Any attempted or purported assignment of this Agreement, the Partnership Agreement or any Ancillary Agreement, or any interest herein or therein (as the case may be), in violation of any provisions of this Agreement or applicable law shall be void and shall not be effective to pass any right, title or interest herein or therein (as the case may be).

         12.6 Further Assurances. Each party shall execute such deeds, assignments, endorsements and other instruments and evidences of transfer, give such further assurances and perform such acts as are or may become necessary or appropriate to effectuate and carry out the provisions of the Initial Agreements, the Partnership Agreement and the Ancillary Agreements.

         12.7 Affiliates. Each party will cause its respective Affiliates to comply fully with the provisions of the Initial Agreements, the Partnership Agreement and the Ancillary Agreements being entered into by such party, to the extent such provisions relate, or are intended to relate, to such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder or thereunder.

         12.8 Notices. Any notice, request or other communication under or with respect to any Initial Agreement, the Partnership Agreement or any Ancillary Agreement shall be in writing and shall be deemed to have been duly given to any party upon receipt of: hand delivery, delivery by courier service, certified or registered mail (return receipt requested and postage prepaid), or telecopy transmission with confirmation of receipt, in each case to such party at its address or telecopy number set forth below:

         If to TR, TR Holdings, Inc., KBI, KBI SUB or KBI-E, to:

         TR
         One Merck Drive
         P.O. Box 100
         Whitehouse Station, NJ  08889-0100

         Attention:        Corporate Secretary
         Telecopier:       908-735-1246

         With a copy to:

         TR
         One Merck Drive
         P.O. Box 100
         Whitehouse Station, NJ  08889-0100

         Attention:        General Counsel
         Telecopier:       908-735-1244

         If to the Partnership, to:

         Astra Pharmaceuticals, L.P.
         725 Chesterbrook Boulevard
         Wayne, Pennsylvania  19087-5677

         Attention:        General Counsel
         Telecopier:       610-889-1280
         with copies to:

         Astra AB
         S-151
         85 Sodertalje, Sweden

         Attention:        General Counsel
         Telecopier:       011-46-8-553-288-12


         If to KB, KB USA or KBLP, to:

         KB
         S-151
         85 Sodertalje, SWEDEN

         Attention:        General Counsel

         Telecopier:       011-46-8-553-288-12

         With a copy to:

         Winthrop, Stimson, Putnam & Roberts
         One Battery Park Plaza
         New York, NY  10004

         Attention:        Frode Jensen
         Telecopier:       212-858-1500

         Any of the addresses set forth above may be changed from time to time by written notice from the party requesting the change. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

         12.9 Governing Law. The Initial Agreements and the Ancillary Agreements shall be governed by and construed in accordance with the laws of the State of New York, and the Partnership Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, in each case without giving effect to such state's conflict of law rules other than Section 5-1401 of the New York General Obligations Law.

         12.10 Severability. If any one or more of the provisions of any Initial Agreement, the Partnership Agreement or any Ancillary Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision hereof or thereof invalid, illegal or unenforceable in any respect. In the event any provision of any Initial Agreement, the Partnership Agreement or any Ancillary Agreement shall be held to be invalid, illegal or unenforceable the parties hereto or thereto (as the case may be) shall use reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof. If any Initial Agreement, the Partnership Agreement or any Ancillary Agreement shall be held to be unenforceable against any KB Party or the Partnership, the enforceability of such agreement against any other KB Party that is a party thereto or a guarantor of any liabilities or obligations under or arising out of such agreement shall not in any way be affected or impaired thereby. If any Initial Agreement, the Partnership Agreement or any Ancillary Agreement shall be held to be unenforceable against any TR Party, the enforceability of such agreement against any other TR Party that is a party thereto or a guarantor of any liabilities or obligations arising out of such agreement shall not in any way be affected or impaired thereby.

         12.11 Remedies.

                  (a) Subject to the provisions of Article 9 hereof, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

                  (b) KB and TR each acknowledge and agree that the remedy of damages for the failure by either of them or any of their respective Affiliates to perform their respective obligations under Section 2.1 through 2.4 of this Agreement would be inadequate and, provided that the board of directors of KBI approves the KBI Plan of Recapitalization and the actions and transactions contemplated thereby, that each of KB and TR shall have, in addition to all other legal remedies available to it, the right to seek to enforce the terms of such Sections 2.1 through 2.4 by a decree of specific performance and to obtain injunctive relief to the extent necessary in connection therewith.

         12.12 Expenses. Except as otherwise expressly provided herein or therein, each party shall bear the costs and expenses incurred by it in negotiating, entering into and performing any of its obligations under any Initial Agreement, the Partnership Agreement or any Ancillary Agreement.

         12.13 Execution. The Initial Agreements, the Partnership Agreement and the Ancillary Agreements may be executed in several counterparts, each of which shall be deemed to be an original.

         12.14 Publicity.

         (a) Prior to the Closing, in the absence of specific written agreement between the parties, no party (or any Affiliate thereof) shall issue any press release or make any other public announcement or furnish any statement to any Person concerning the transactions contemplated by any Initial Agreement, the Partnership Agreement or any Ancillary Agreement (other than the joint press release of KB and TR being issued in connection with the execution of this Agreement (the "Joint Press Release")), except that KB and TR (after consultation with counsel) may make such announcements and disclosures, if any, as may be required by applicable law, in which case the party making the announcement or disclosure will use its reasonable efforts to give advance notice to, and discuss such announcement or disclosure with, TR (if KB is the disclosing party) or KB (if TR is the disclosing party).

         (b) With respect to the Joint Press Release, each Parent (the "Indemnifying Parent") shall indemnify and hold harmless the other Parent (the "Indemnified Parent"), the Partnership, each of their respective Affiliates and each of their respective officers, directors, employees and agents from and against all Indemnity Losses arising out of, based upon, or resulting from any lawsuit brought by any shareholder of the Indemnifying Parent or any of its Affiliates against the Indemnified Parent or any of its Affiliates with respect to statements made or omitted to be made in the Joint Press Release. Any claim for indemnification pursuant to this Section 12.14(b) shall be on a net-after tax basis in accordance with, and shall be subject to the procedures set forth in, Section 10.3 hereof.

         12.15 Service of Process. Subject to the provisions of Article 9 hereof, each party hereto irrevocably appoints CT Corporation System as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to the activities of the Partnership or the enforcement of any provision of any Initial Agreement, the Partnership Agreement or any Ancillary Agreement or Future Agreement and which may be instituted in any court or tribunal of or in the State of New York or Delaware by another party hereto, and irrevocably consents to the jurisdiction of any such court or tribunal for the purpose of any such action, suit or proceeding. Service of process by any party upon any other party for such purpose shall be effective in every respect twenty (20) days after service of process upon such authorized agent is made, and a copy of such service is mailed to the other party (and in the case of the KB Parties, Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004) registered mail, return receipt requested, postage prepaid. Final judgment against any of the parties in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction (to the extent permitted by such jurisdiction) by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence (to the extent permitted by such jurisdiction) of the fact and of the amount of the indebtedness arising from such judgment.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ASTRA AB                                                    MERCK & CO., INC.
     (publ)


By            /s/  Hakan Mogren                             By             /s/  Judy C. Lewent
     ------------------------------------------------            ------------------------------
      Name:     Hakan Mogren                                      Name:     Judy C. Lewent
      Title:    President and Chief Executive Officer             Title:    Senior Vice President and
                                                                            Chief Financial Officer


ASTRA USA, INC.                                             MERCK HOLDINGS, INC.


By            /s/  Carl-Gustaf Johansson                    By             /s/  Peter E. Nugent
     ------------------------------------------------            ------------------------------
      Name:     Carl-Gustaf Johansson                             Name:     Peter E. Nugent
      Title:    Attorney-in-fact                                  Title:    President


ASTRA MERCK INC.                                            KBI SUB INC.


By            /s/  Judy C. Lewent                           By             /s/  Peter E. Nugent
     ------------------------------------------------            ------------------------------
      Name:     Judy C. Lewent                                    Name:     Peter E. Nugent
      Title:    Authorized Signatory                              Title:    President

By            /s/  Carl-Gustaf Johansson
     ------------------------------------------------
      Name:     Carl-Gustaf Johansson
      Title:    Authorized Signatory


KB USA, L.P.                                                ASTRA MERCK ENTERPRISES INC.

By    ASTRA AB, General Partner                             By             /s/  Judy C. Lewent
                                                                 ------------------------------
                                                                  Name:     Judy C. Lewent
                                                                  Title:    Authorized Signatory


By            /s/  Hakan Mogren                             By            /s/  Carl-Gustaf Johansson
     ------------------------------------------------            ------------------------------
      Name:     Hakan Mogren                                      Name:     Carl-Gustaf Johansson
      Title:    President and Chief Executive                     Title:    Authorized Signatory
                Officer

     ASTRA PHARMACEUTICALS, L.P.

     By     KB USA, L.P., General Partner

     By             /s/  Hakan Mogren
     ------------------------------------------------
            Name:  Hakan Mogren
            Title: President and Chief Executive
                   Officer of its General Partner

                 SCHEDULE 1.1 TO MASTER RESTRUCTURING AGREEMENT

                             CERTAIN KB USA PRODUCTS


Compound                                                      Trademark

metoprolol succinate                                          Toprol-XL

budesonide                                                    Pulmicort

budesonide                                                    Rhinocort

felodipine and metoprolol succinate                           Logimax

                 SCHEDULE 1.2 TO MASTER RESTRUCTURING AGREEMENT

                         Classification of Combinations

---------------------------------------------------------------------------------------------------------------------

Nature of the Combination                                                          Classification
---------------------------------------------------------------------------------------------------------------------
Group A, B or C Compound (other than omeprazole or perprazole) with                Group C Product / KBI Product
another Group A, B or C Compound (other than omeprazole or
perprazole)
---------------------------------------------------------------------------------------------------------------------

Group A, B or C Compound (other than omeprazole or perprazole) with a KB USA       Group D Product(1)
Compound
---------------------------------------------------------------------------------------------------------------------

Group A, B or C Compound (other than omeprazole or perprazole) with a Group D      Group D Product
Compound
---------------------------------------------------------------------------------------------------------------------

Group A, B or C Compound (other than omeprazole or perprazole) with a Group E      Group E Product
Compound
---------------------------------------------------------------------------------------------------------------------

KB USA Compound with a Group D Compound                                            Group D Product
---------------------------------------------------------------------------------------------------------------------

KB USA Compound with a Group E Compound                                            Group E Product
---------------------------------------------------------------------------------------------------------------------

Group D Compound with a Group E Compound                                           Group E Product
---------------------------------------------------------------------------------------------------------------------

Omeprazole with a Group A, B or C Compound                                         Omeprazole Product
---------------------------------------------------------------------------------------------------------------------

Omeprazole with a KB USA Compound                                                  Group D Product(2)
---------------------------------------------------------------------------------------------------------------------

Omeprazole with a Group D Compound                                                 Group D Product(2)
---------------------------------------------------------------------------------------------------------------------

Omeprazole with a Group E Compound                                                 Group E Product(2)
---------------------------------------------------------------------------------------------------------------------

Perprazole with a Group A, B or C Compound                                         Perprazole Product
---------------------------------------------------------------------------------------------------------------------

Perprazole with a KB USA Compound                                                  Group D Product(3)
---------------------------------------------------------------------------------------------------------------------

Perprazole with a Group D Compound                                                 Group D Product(3)
---------------------------------------------------------------------------------------------------------------------

Perprazole with a Group E Compound                                                 Group E Product(3)
---------------------------------------------------------------------------------------------------------------------

Logimax                                                                            KB USA Product
---------------------------------------------------------------------------------------------------------------------

Enalapril with felodipine                                                          KBI Product
---------------------------------------------------------------------------------------------------------------------

1. Will be considered a Group D Product for purposes of computing the Group D Products Contingent Amount and related distributions provided for in the Partnership Agreement and a Group C Compound for purposes of computing royalties payable under Article VII of the Amended and Restated KBI License.

2. "Omeprazole Product" for purposes of determining the amount of the applicable contingent amount pursuant to Section 3.7 and a "Licensed Compound" for purposes of Section 3.6A.

3. "Perprazole Product" for purposes of determining the amount of the applicable contingent amount pursuant to Section 3.7 and a "Licensed Compound" for purposes of Section 3.6A.

                 SCHEDULE 2.5 TO MASTER RESTRUCTURING AGREEMENT
                               Closing Statements


PART A:  WORKING CAPITAL

  (+)      Accounts Receivable, net of allowance for bad debts(2)

  (+)      Other Receivables (excluding any amounts due from TR/KB)

  (+) Prepaid Expenses and Other Current Assets (excluding any amounts related to income taxes)

  (-) Accounts Payable and Accrued Expenses (excluding any amounts due to TR/KB)(1), (2)

  (-)      Accrued Rebates and Returns(2)
  ---      ------------------------------
  (=)      EQUALS NET WORKING CAPITAL
  ===      ==========================
  (1) Amounts should not give effect to reserves related to contingent liabilities that are being retained by KBI pursuant to Section 2.6(a)

  (2) Including amounts related to transactions between KBI and Merck-Medco Managed Care, LLC.

PART B:  CASH AMOUNT STATEMENT

         KBI Consolidated Cash & Short-term Investments    $
                                                           --------------------
         Less:  KBI Common Stock Dividend
                                                           --------------------
         KBI CASH AMOUNT                                   $
                                                           ====================

PART C:  WORKING CAPITAL STATEMENT

-------------------------------------------------------------------------------------------------------------
                                                          BASE             ESTIMATED            ACTUAL
        ($'s 000's)                                       DATE            CLOSING DATE       CLOSING DATE
-------------------------------------------------------------------------------------------------------------
 (+)    Accounts Receivable
-------------------------------------------------------------------------------------------------------------
 (+)    Other Receivables
-------------------------------------------------------------------------------------------------------------
 (+)    Prepaid Expenses and Other Current Assets
-------------------------------------------------------------------------------------------------------------
 (-)    Accounts Payable and Accrued Expenses
-------------------------------------------------------------------------------------------------------------
 (-)    Accrued Rebates and Returns
-------------------------------------------------------------------------------------------------------------
 (=)    TOTAL WORKING CAPITAL
-------------------------------------------------------------------------------------------------------------

---------------------------------------------------                    --------------------------------------
        WORKING CAPITAL ADJUSTMENT
---------------------------------------------------                    --------------------------------------

PART D:  INVENTORY STATEMENT


Actual Closing Date Inventory                              $
                                                           --------------------
Less: Estimated Closing Date Inventory
                                                           --------------------
INVENTORY ADJUSTMENT                                       $
                                                           ====================


PART E:  TAX STATEMENT

(+)      Prepaid Income Taxes                              $
(-)      Income Taxes Payable
                                                           --------------------
(=)      NET INCOME TAXES PAYABLE                          $
(-)      Reserves for Tax Deficiencies Relating to
         Prior Years
                                                           --------------------
(=)      TAX AMOUNT (2)                                     $
                                                           ====================

  (2) Excludes the effect to any transactions contemplated by this Agreement, any of the other Initial Agreements, the Partnership Agreement, or any of the Ancillary Agreements.


PART F:  RESIDUAL KBI CASH STATEMENT

-----------------------------------------------------------------------------------------------
                                                          ESTIMATED              ACTUAL
        ($'s 000's)                                     CLOSING DATE          CLOSING DATE
-----------------------------------------------------------------------------------------------
 (+)    KBI Cash Amount
-----------------------------------------------------------------------------------------------
 (+)    Working Capital Adjustment
-----------------------------------------------------------------------------------------------
 (-)    Base Cash Amount                                   $25,000               $25,000
-----------------------------------------------------------------------------------------------
 (=)    NET KBI CASH AMOUNT
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
 (-)    KBI ADJUSTMENT LIABILITIES
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

 (=)    RESIDUAL KBI CASH AMOUNT
-----------------------------------------------------------------------------------------------

                 SCHEDULE 3.7 TO MASTER RESTRUCTURING AGREEMENT

               BASE SALES WEIGHTINGS AND RELATIVE SALES WEIGHTINGS

PART 1

         "Column A Rate" shall mean with respect to a product containing a particular Compound for any Fiscal Year the percentage computed by (i) multiplying for each sales tier described in the Supplemental Sales Weighting Table the applicable amount of Net Sales in such Fiscal Year of products containing such Compound by the percentage set forth in Column A of the Supplemental Sales Weighting Table across from such sales tier, (ii) computing the sum of the amounts so computed for each of the respective sales tiers and
(iii) dividing such sum by the total Net Sales of products containing such Compound during such Fiscal Year.

         "Column B Rate" shall mean with respect to a product containing a particular Compound for any Fiscal Year the percentage computed by (i) multiplying for each sales tier described in the Supplemental Sales Weighting Table the applicable amount of Net Sales in such Fiscal Year of products containing such Compound by the percentage set forth in Column B of the Supplemental Sales Weighting Table across from such sales tier, (ii) computing the sum of the amounts so computed for each of the respective sales tiers and
(iii) dividing such sum by the total Net Sales of products containing such Compound during such Fiscal Year.

         "Column C Rate" shall mean with respect to a product containing a particular Compound for any Fiscal Year the percentage computed by (i) multiplying for each sales tier described in the Supplemental Sales Weighting Table the applicable amount of Net Sales in such Fiscal Year of products containing such Compound by the percentage set forth in Column C of the Supplemental Sales Weighting Table across from such sales tier, (ii) computing the sum of the amounts so computed for each of the respective sales tiers and
(iii) dividing such sum by the total Net Sales of products containing such Compound during such Fiscal Year.

         "Column D Rate" shall mean with respect to a product containing a particular Compound for any Fiscal Year the percentage computed by (i) multiplying for each sales tier described in the Supplemental Sales Weighting Table the applicable amount of Net Sales in such Fiscal Year of products containing such Compound by the percentage set forth in Column D of the Supplemental Sales Weighting Table across from such sales tier, (ii) computing the sum of the amounts so computed for each of the respective sales tiers and
(iii) dividing such sum by the total Net Sales of products containing such Compound during such Fiscal Year.

         "Type 1 Combination Product" shall mean a combination product consisting of a KB USA Compound (other than Formoterol) and any Compound other than a Covered Compound, which combination product, based on its approved indications, competes in the same Therapeutic Category with a KB USA Product.

         "Type 2 Combination Product" shall mean a combination product consisting of Formoterol and any Compound other than a Covered Compound, which combination product, based on its approved indications, competes in the same Therapeutic Category with a Formoterol Product.

         "Type 3 Combination Product" shall mean a combination product containing (i) a KB USA Compound (other than Formoterol) and (ii) a Group A Compound, Group B Compound, Group C Compound, Group D Compound or Group E Compound.

         "Type 4 Combination Product" shall mean a combination product containing a KB USA Compound (other than Formoterol) and Formoterol.

         "Type 1 Inhaler Product" shall mean a product (other than Rhinocort) containing any KB USA Compound (other than Formoterol) as the sole active ingredient which is delivered in an inhaler other than a dry powder inhaler.

         "Type 2 Inhaler Product" shall mean a product containing Formoterol as the sole active ingredient which is delivered in an inhaler other than a dry powder inhaler.

PART 2

      BASE SALES WEIGHTINGS FOR NET SALES OF COVERED COMPOUNDS AND PRODUCTS

----------------------------------------------------------------------------------------------------------------------------
TYPE OF COMPOUND OR PRODUCT                                         BASE SALES WEIGHTING ("BSW")
----------------------------------------------------------------------------------------------------------------------------
Omeprazole Products (including without limitation combinations      100%
with other Covered Compounds)

----------------------------------------------------------------------------------------------------------------------------
Perprazole Products (including without limitation combinations      100%
with other Covered Compounds)

----------------------------------------------------------------------------------------------------------------------------
Other Group A and Group B Products (including without limitation    100%
combinations with other Covered Compounds but excluding
Perprazole Products)

----------------------------------------------------------------------------------------------------------------------------
Group C Products (including without limitation combinations with    100% (50% for ABCV Compounds)
other Covered Compounds but excluding Perprazole Products)

----------------------------------------------------------------------------------------------------------------------------
Formoterol Products (other than Type 1, 2, 3 and 4 Combination       75%
Products and Type 1 and 2 Inhaler Products)

----------------------------------------------------------------------------------------------------------------------------
Group D Products (including without limitation combinations with    100% (50% for ABCV Compounds)
other Covered Compounds)

----------------------------------------------------------------------------------------------------------------------------
KB USA Products (other than Type 1, 2, 3 and 4 Combination           50%
Products, Type 1 and 2 Inhaler Products and Formoterol Products)

----------------------------------------------------------------------------------------------------------------------------
Group E Products (including without limitation combinations with    100% (50% for ABCV Compounds)
other Covered Compounds)

----------------------------------------------------------------------------------------------------------------------------
Type 1 Combination Product                                          Greater of 30% or the percentage ("P") computed in
                                                                    accordance with the formula set forth in Note 1 below.

----------------------------------------------------------------------------------------------------------------------------
Type 2 Combination Product                                          Greater of 45% or the percentage ("P") computed in
                                                                    accordance with the formula set forth in Note 2 below.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Type 3 Combination Product                                          100%

----------------------------------------------------------------------------------------------------------------------------
Type 4 Combination Product                                           62.5%

----------------------------------------------------------------------------------------------------------------------------
Type 1 Inhaler Product                                              Greater of 20% or the percentage ("P") computed in
                                                                    accordance with the formula set forth in Note 3 below.

----------------------------------------------------------------------------------------------------------------------------
Type 2 Inhaler Product                                              Greater of 30% or the percentage ("P") computed in
                                                                    accordance with the formula set forth in Note 4 below.

----------------------------------------------------------------------------------------------------------------------------


Note 1:     P =   ((.4 x Net Sales of the Type 1 Combination Product) - (.1 x
                  Net Sales of the KB USA Product)) / Net Sales of the Type 1
                  Combination Product

Note 2:     P =   ((.6 x Net Sales of the Type 2 Combination Product) - (.15 x
                  Net Sales of the Formoterol Product)) / Net Sales of the Type
                  2 Combination Product

Note 3:     P =   ((.33 x Net Sales of the Type 1 Inhaler Product) - (.17 x Net
                  Sales of the KB USA Product delivered in all dry powder inhalers)) / Net Sales of the Type 1 Inhaler Product

Note 4:     P =   ((.5 x Net Sales of the Type 2 Inhaler Product) - (.25 x Net
                  Sales of the Formoterol Product delivered in all dry powder inhalers)) / Net Sales of the Type 2 Inhaler Product

PART 3

    RELATIVE SALES WEIGHTINGS FOR NET SALES OF COVERED COMPOUNDS AND PRODUCTS

    (including Outlicenses; provided, however, that this table shall not be construed as providing any authority or right to engage in
              Outlicensings not set forth in Sections 3.6 or 3.6A
                     or in the Partnership Agreement or the
                            Distribution Agreement)

-------------------------------------   ----------------------  -----------------------------------------------------------------
                                        PRODUCTS CONTAINING
                                          OMEPRAZOLE AND
TYPE OF NET SALES                            PERPRAZOLE         PRODUCTS OTHER THAN PRODUCTS CONTAINING OMEPRAZOLE AND PERPRAZOLE
-------------------------------------   ----------------------  -----------------------------------------------------------------
                                                                          PRODUCTS CONTAINING
                                                                          CRITICAL COMPOUNDS
-------------------------------------   ----------------------  -----------------------------------------------------------------
                                                                                         PRODUCTS OTHER THAN
                                                                     KBI PRODUCTS            KBI PRODUCTS
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
NET SALES OTHER THAN NET SALES BY
OUTLICENSEES
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
  Non-OTC Net Sales                     100% of applicable BSW  100% of applicable BSW  100% of applicable BSW
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
  OTC Net Sales                          40% of applicable BSW   40% of applicable BSW    40% of applicable BSW
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
NET SALES BY OUTLICENSEES
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
  Regulatory Outlicenses (non-OTC
  Net Sales)
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
    Outlicenses to TR under TR's RFO
    pursuant to Sections 3.6 and 3.6A
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
      Net Sales after loss of Market    Column D Rate           Column D Rate                     [*]%
      Exclusivity with Generic          multiplied by the       multiplied by the
      Competition                       applicable BSW          applicable BSW
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
      Net Sales before loss of Market   Column B Rate           Column B Rate                     [*]%
      Exclusivity or without Generic    multiplied by the       multiplied by the
      Competition                       applicable BSW          applicable BSW
-------------------------------------   ----------------------  ----------------------  -----------------------------------------
  Total Cash Outlicenses                     N/A                      N/A                         [*]%
-------------------------------------   ----------------------  ----------------------  -----------------------------------------


-------------------------------------   -----------------------------------------------------------------
                                        PRODUCTS OTHER THAN PRODUCTS CONTAINING OMEPRAZOLE AND PERPRAZOLE
-------------------------------------   -----------------------------------------------------------------
                                                    PRODUCTS NOT CONTAINING
                                                       CRITICAL COMPOUNDS
-------------------------------------   -----------------------------------------------------------------
                                                                 PRODUCTS OTHER THAN
                                            KBI PRODUCTS             KBI PRODUCTS
-------------------------------------   ----------------------  -----------------------------------------
NET SALES OTHER THAN NET SALES BY
OUTLICENSEES
-------------------------------------   ----------------------  -----------------------------------------
  Non-OTC Net Sales                     100% of applicable BSW   100% of applicable BSW
-------------------------------------   ----------------------  -----------------------------------------
  OTC Net Sales                          40% of applicable BSW    40% of applicable BSW
-------------------------------------   ----------------------  -----------------------------------------
NET SALES BY OUTLICENSEES
-------------------------------------   ----------------------  -----------------------------------------
  Regulatory Outlicenses (non-OTC
  Net Sales)
-------------------------------------   ----------------------  -----------------------------------------
    Outlicenses to TR under TR's RFO
    pursuant to Sections 3.6 and 3.6A
-------------------------------------   ----------------------  -----------------------------------------
      Net Sales after loss of Market            N/A                      N/A
      Exclusivity with Generic
      Competition
-------------------------------------   ----------------------  ----------------------------------------
      Net Sales before loss of Market           N/A                      N/A
      Exclusivity or without Generic
      Competition
-------------------------------------   ----------------------  ----------------------------------------
  Total Cash Outlicenses                        N/A                       [*]%
-------------------------------------   ----------------------  ----------------------------------------

-----------------------------------------------------------------------------------------------------
                                                   PRODUCTS CONTAINING      PRODUCTS OTHER
                                                     OMEPRAZOLE AND         THAN PRODUCTS CONTAINING
TYPE OF NET SALES                                      PERPRAZOLE           OMEPRAZOLE AND PERPRAZOLE
-----------------------------------------------------------------------------------------------------
                                                                            PRODUCTS CONTAINING
                                                                             CRITICAL COMPOUNDS
                                                                                KBI PRODUCTS
-----------------------------------------------------------------------------------------------------
        All other Regulatory Outlicenses
-----------------------------------------------------------------------------------------------------
           Net Sales after loss of Market            Column D Rate            Column D Rate
           Exclusivity with Generic                multiplied by the        multiplied by the
           Competition                               applicable BSW          applicable BSW
-----------------------------------------------------------------------------------------------------
           Net Sales before loss of Market           Column B Rate            Column B Rate
           Exclusivity or without Generic          multiplied by the        multiplied by the
           Competition                               applicable BSW          applicable BSW
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
    Non-Regulatory Outlicenses (non-OTC Net
    Sales)
-----------------------------------------------------------------------------------------------------
        Total Cash Outlicenses                            N/A                      N/A
-----------------------------------------------------------------------------------------------------
        Special Case Outlicensings (except for            N/A                      N/A
        Selected Uses)
-----------------------------------------------------------------------------------------------------
        Selected Uses                                 To be agreed            To be agreed
-----------------------------------------------------------------------------------------------------
        Omeprazole-for-Horses                              [*]%                      N/A
-----------------------------------------------------------------------------------------------------
        Other Non-Regulatory Outlicenses
-----------------------------------------------------------------------------------------------------
           Net Sales after loss of Market             To be agreed            To be agreed
           Exclusivity with Generic
           Competition
-----------------------------------------------------------------------------------------------------
           Net Sales before loss of Market            To be agreed            To be agreed
           Exclusivity or without Generic
           Competition
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
    OTC NET SALES BY OUTLICENSEES
-----------------------------------------------------------------------------------------------------
        Omeprazole                               [*]% multiplied by the             N/A
                                                     applicable BSW
-----------------------------------------------------------------------------------------------------
        Perprazole                                [*]% multiplied by              N/A
                                                   the applicable BSW
-----------------------------------------------------------------------------------------------------
        Other                                             N/A              [*]% multiplied by
                                                                           the applicable BSW
-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                  PRODUCTS OTHER THAN PRODUCTS CONTAINING OMEPRAZOLE AND PERPRAZOLE
-------------------------------------------------------------------------------------------------------------------------
                                                  PRODUCTS CONTAINING              PRODUCTS NOT CONTAINING
                                                  CRITICAL COMPOUNDS                  CRITICAL COMPOUNDS
-------------------------------------------------------------------------------------------------------------------------
                                                  PRODUCTS OTHER THAN                               PRODUCTS OTHER THAN
                                                     KBI PRODUCTS             KBI PRODUCTS             KBI PRODUCTS
-------------------------------------------------------------------------------------------------------------------------
        All other Regulatory Outlicenses
-------------------------------------------------------------------------------------------------------------------------
           Net Sales after loss of Market           Column D Rate            Column C Rate            Column C Rate
           Exclusivity with Generic               multiplied by the        multiplied by the        multiplied by the
           Competition                              applicable BSW          applicable BSW           applicable BSW
-------------------------------------------------------------------------------------------------------------------------
           Net Sales before loss of Market          Column B Rate            Column A Rate            Column A Rate
           Exclusivity or without Generic         multiplied by the        multiplied by the        multiplied by the
           Competition                              applicable BSW          applicable BSW           applicable BSW
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
    Non-Regulatory Outlicenses (non-OTC Net
    Sales)
-------------------------------------------------------------------------------------------------------------------------
        Total Cash Outlicenses                            [*]%                      N/A                      [*]%
-------------------------------------------------------------------------------------------------------------------------
        Special Case Outlicensings (except for       To be agreed                 N/A                 To be agreed
        Selected Uses)
-------------------------------------------------------------------------------------------------------------------------
        Selected Uses                                To be agreed            To be agreed             To be agreed
-------------------------------------------------------------------------------------------------------------------------
        Omeprazole-for-Horses                            N/A                      N/A                      N/A
-------------------------------------------------------------------------------------------------------------------------
        Other Non-Regulatory Outlicenses
-------------------------------------------------------------------------------------------------------------------------
           Net Sales after loss of Market            To be agreed            Column C Rate            Column C Rate
           Exclusivity with Generic                                        multiplied by the        multiplied by the
           Competition                                                      applicable BSW           applicable BSW
-------------------------------------------------------------------------------------------------------------------------
           Net Sales before loss of Market           To be agreed            Column A Rate            Column A Rate
           Exclusivity or without Generic                                  multiplied by the        multiplied by the
           Competition                                                      applicable BSW           applicable BSW
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
    OTC NET SALES BY OUTLICENSEES
-------------------------------------------------------------------------------------------------------------------------
        Omeprazole                                       N/A                      N/A                      N/A

-------------------------------------------------------------------------------------------------------------------------
        Perprazole                                       N/A                      N/A                      N/A

-------------------------------------------------------------------------------------------------------------------------
        Other                                    [*]% multiplied by      [*]% multiplied by      [*]% multiplied by
                                                  the applicable BSW      the applicable BSW       the applicable BSW
-------------------------------------------------------------------------------------------------------------------------

PART 4

                       SUPPLEMENTAL SALES WEIGHTING TABLE

-----------------------------------------------------------------------------------------------------------------------------------
NET SALES OF THE COMPOUND IN A FISCAL YEAR         COLUMN A              COLUMN B              COLUMN C              COLUMN D
                                                (Outlicenses of        (Regulatory         (Outlicenses of         (Regulatory
                                                 Non-Critical         Outlicenses of         Non-Critical         Outlicenses of
                                                Compounds with           Critical         Compounds without     Critical Compounds
                                              Market Exclusivity)     Compounds with      Market Exclusivity      without Market
                                                                    Market Exclusivity)    and with Generic      Exclusivity and
                                                                                             Competition)          with Generic
                                                                                                                   Competition)
-----------------------------------------------------------------------------------------------------------------------------------
First $50 million of Net Sales                       [*]%                 [*]%                  [*]%                  [*]%
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales from $50 million - $100 million            [*]%                 [*]%                  [*]%                  [*]%
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales from $100 million - $150 million           [*]%                 [*]%                  [*]%                  [*]%
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales from $150 million - $200 million           [*]%                 [*]%                  [*]%                  [*]%
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales over $200 million                          [*]%                 [*]%                  [*]%                  [*]%
-------------------------------------------------------------------------------

          EXAMPLE OF THE COMPUTATION OF COLUMN A RATES, COLUMN B RATES,
                        COLUMN C RATES AND COLUMN D RATES

         Assume that sales of products containing a Compound for which the Supplemental Sales Weighting Table is to be used to compute a Relative Sales Weighting are $45 million in each of the four Fiscal Quarters of a Fiscal Year. In the first Fiscal Quarter, the Column A Rate would be [*]% (reflecting $45
million of sales with a weighting of [*]% for weighted sales of $[      *
]). The Column A Rate in the second Fiscal Quarter would be [*]% (reflecting $5 million of sales at [*]% and $40 million of sales at [*]% for weighted sales of
$[      *      ]). The Column A Rate in the third Fiscal Quarter would be [*]%
(reflecting $10 million of sales at [*]% and $35 million of sales with a
weighting of [*]% for weighted sales of $[      *     ]). The Column A Rate in
the fourth Fiscal Quarter would be [*]% (reflecting $15 million of sales with a weighting of [*]% and $30 million of sales with a weighting of [*]% for weighted
sales of $[     *      ]). The Column A Rate for the Fiscal Year would be [*]%
(reflecting weighted sales of $[     *     ] and total sales of $180 million for
the Fiscal Year).

         Column B Rates, Column C Rates and Column D Rates are computed in the same fashion using the percentages set forth in the applicable columns.

                 SCHEDULE 3.8 TO MASTER RESTRUCTURING AGREEMENT

                     Example of the Computation of Inflation
                    Adjustments pursuant to Section 3.8 using
                           a Hypothetical Price Index

------------------------------------------
Inflation Benchmark                    4%
------------------------------------------

Original Amount             $      1,000
------------------------------------------

                                             -------------------------------------------    ------------------------------
                                                          Before 12/31/2016                        After 12/31/2016
----------------------------------------------------------------------------------------    ------------------------------
                                                  Excess       Pre-2016    Adjusted              Post-2016   Adjusted
                   Price         Annual %         Annual       Inflation   Original              Inflation   Original
        Year       Index*         Change         Inflation       Index      Amount                 Index      Amount
----------------------------------------------------------------------------------------    ------------------------------
        1997        1.0000                                       1.0000
--------------------------------------------------------------------------------------------------------------------------
        1998        1.0500          5.0%            1.0%         1.0100  $     1,010
--------------------------------------------------------------------------------------------------------------------------
        1999        1.1025          5.0%            1.0%         1.0201  $     1,020
--------------------------------------------------------------------------------------------------------------------------
        2000        1.1576          5.0%            1.0%         1.0303  $     1,030
--------------------------------------------------------------------------------------------------------------------------
        2001        1.1692          1.0%            0.0%         1.0303  $     1,030
--------------------------------------------------------------------------------------------------------------------------
        2002        1.1809          1.0%            0.0%         1.0303  $     1,030
--------------------------------------------------------------------------------------------------------------------------
        2003        1.1927          1.0%            0.0%         1.0303  $     1,030
--------------------------------------------------------------------------------------------------------------------------
        2004        1.2404          4.0%            0.0%         1.0303  $     1,030
--------------------------------------------------------------------------------------------------------------------------
        2005        1.2900          4.0%            0.0%         1.0303  $     1,030
--------------------------------------------------------------------------------------------------------------------------
        2006        1.3416          4.0%            0.0%         1.0303  $     1,030
--------------------------------------------------------------------------------------------------------------------------
        2007        1.4355          7.0%            3.0%         1.0612  $     1,061
--------------------------------------------------------------------------------------------------------------------------
        2008        1.5360          7.0%            3.0%         1.0930  $     1,093                1.0700
--------------------------------------------------------------------------------------------------------------------------
        2009        1.6436          7.0%            3.0%         1.1258  $     1,126                1.1449
--------------------------------------------------------------------------------------------------------------------------
        2010        1.7586          7.0%            3.0%         1.1596  $     1,160                1.2250
--------------------------------------------------------------------------------------------------------------------------
        2011        1.8817          7.0%            3.0%         1.1944  $     1,194                1.3108
--------------------------------------------------------------------------------------------------------------------------
        2012        2.0134          7.0%            3.0%         1.2302  $     1,230                1.4026
--------------------------------------------------------------------------------------------------------------------------
        2013        2.1141          5.0%            1.0%         1.2425  $     1,243                1.4727
--------------------------------------------------------------------------------------------------------------------------
        2014        2.2198          5.0%            1.0%         1.2550  $     1,255                1.5463
--------------------------------------------------------------------------------------------------------------------------
        2015        2.3308          5.0%            1.0%         1.2675  $     1,268                1.6236
--------------------------------------------------------------------------------------------------------------------------
        2016        2.4473          5.0%            1.0%         1.2802  $     1,280                1.7048
--------------------------------------------------------------------------------------------------------------------------
        2017        2.5697          5.0%                                                            1.7901  $    1,900
--------------------------------------------------------------------------------------------------------------------------
        2018        2.6982          5.0%                                                            1.8796  $    1,995
--------------------------------------------------------------------------------------------------------------------------
        2019        2.8331          5.0%                                                            1.9735  $    2,094
--------------------------------------------------------------------------------------------------------------------------
        2020        2.9747          5.0%                                                            2.0722  $    2,199
--------------------------------------------------------------------------------------------------------------------------

* Hypothetical price index used for illustrative purposes only. To be based on an Inflation Year of 12 months ending September 30 of each year.

                SCHEDULE 3.15A TO MASTER RESTRUCTURING AGREEMENT

                  Trigger Event: Certain Financial Calculations


Part A:  Cash and Short-Term Investments

         1.       Accrued interest combined with short-term investments

         2.       Bank drafts

         3.       Bankers acceptances

         4.       Brokerage firms' good faith and clearing-house deposits

         5        Cash

         6.       Cash in escrow

         7.       Cash segregated under federal and other regulations

         8.       Certificates of deposit included in cash by the company

         9. Certificates of deposit included in short-term investments by the company

         10. Certificates of deposit reported as a separate item in current assets

         11.      Checks (cashiers or certified)

         12.      Commercial paper

         13.      Demand certificates of deposit

         14.      Demand deposits

         15. Government and other marketable securities (including stocks and bonds listed as short-term)

         16.      Letters of credit

         17.      Margin deposits on commodity futures contracts

         18.      Marketable securities

         19.      Money-market fund

         20.      Money orders

         21.      Other short-term investments

         22.      Real estate investment trusts shares of beneficial interest

         23.      Repurchase agreements shown as a current asset

         24.      Restricted cash shown as a current asset

         25. Time deposits and time certificates of deposit (savings accounts shown in current assets)

         26.      Treasury bills listed as short-term


Part B:  Long-Term Debt

         1.       Advances to finance construction

         2.       Bonds, mortgages, and similar debt

         3.       ESOP loan guarantees

         4.       Gold and bullion loans

         5.       Indebtedness to affiliates

         6.       Industrial revenue bonds

         7.       Installment Obligations - nonrecourse

         8.       Loans

         9.       Loans on insurance policies

         10.      Long-term lease obligations (capitalized lease obligations)

         11. Notes payable, due within one year to be refunded by long-term debt when carried as noncurrent liability

         12. Obligations requiring interest payment that are not specified by type

         13. Purchase obligations and payments to officers (when listed as long-term liabilities)

Part C:  Short-Term Debt

         1.       Bank acceptances and overdrafts

         2.       Commercial paper

         3.       Current portion of any item defined as long-term debt

         4. Debt in default and/or demand notes when reported either as a separate line item or as a component of the current portion of long-term debt and there is no long-term portion of debt in default or demand notes

         5.       Installments on a loan

         6.       Interest payable (when combined with notes payable)

         7.       Loans payable to officers of the company

         8. Loans payable to parents, and consolidated and unconsolidated subsidiaries

         9.       Loans payable to stockholders

         10.      Notes payable to banks and others

         11.      Sinking fund payments

                SCHEDULE 3.15B TO MASTER RESTRUCTURING AGREEMENT

                        Trigger Event: Qualified Persons


Glaxo Wellcome PLC

Merck & Co., Inc.

Novartis AG

Bristol-Myers Squibb Company

Hoechst Aktiengesellschaft

Pfizer Inc.

American Home Products Corporation

SmithKline Beecham PLC

Johnson & Johnson

Roche Holding Ltd.

Eli Lilly and Company

Rhone-Poulenc S.A.

Pharmacia & Upjohn, Inc.

Schering-Plough Corporation

Bayer AG Group

Takeda Chemical Industries, Ltd.

Sankyo Company Limited

Zeneca Group PLC

Schering AG

Boehringer Ingelheim GmbH

Yamanouchi Pharmaceutical Co. Ltd.

Elf Aquitaine

Abbott Laboratories

Warner-Lambert Company

                  APPENDIX I TO MASTER RESTRUCTURING AGREEMENT

                              Ancillary Agreements

--------------------------------------------------------------------------------------------------------------------

                        NAME OF AGREEMENT                                     PARTIES                  EXHIBIT
--------------------------------------------------------------------------------------------------------------------
A.       Capitalization of the Partnership
--------------------------------------------------------------------------------------------------------------------
         1.       KBLP Assignment and Assumption Agreement         KBLP, Partnership                      N
--------------------------------------------------------------------------------------------------------------------
         2.       KBI Sub Assignment and Assumption Agreement      KBI Sub, Partnership                   I
                  (#1)
--------------------------------------------------------------------------------------------------------------------
         3.       Trademark Rights Contribution Agreement          KBI, KBI Sub, TR, KB                   S
--------------------------------------------------------------------------------------------------------------------
         4.       KBI Sub Assignment and Assumption Agreement      KBI Sub, Partnership                   J
                  (#2)
--------------------------------------------------------------------------------------------------------------------
         5.       Assignment and Amendment to Limited              Robert J. Rawn, Lori I.
                  Partnership Agreement                            Zyskowski, Partnership, KBLP,
                                                                   KB USA
--------------------------------------------------------------------------------------------------------------------
         6.       Assignment Agreement                             KBLP, KB USA, KBI Sub
--------------------------------------------------------------------------------------------------------------------
B.       Option Agreements
--------------------------------------------------------------------------------------------------------------------
         1.       KBI Shares Option Agreement                      KB, TR, TR Holdings                    H
--------------------------------------------------------------------------------------------------------------------
         2.       KBI-E Asset Option Agreement                     KB, KBI-E, TR, KBI                     M
--------------------------------------------------------------------------------------------------------------------
C.       Loan to TR
--------------------------------------------------------------------------------------------------------------------
         1.       Term Note                                        TR, [KB]
--------------------------------------------------------------------------------------------------------------------
D.       Operational Agreements
--------------------------------------------------------------------------------------------------------------------
         1.       Amended and Restated License and Option          KB, KBI                                A
                  Agreement
--------------------------------------------------------------------------------------------------------------------
         2.       Assignment and Assumption of Amended and         KBI, KBI-E                             F
                  Restated License and Option Agreement
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                        NAME OF AGREEMENT                                     PARTIES                  EXHIBIT
--------------------------------------------------------------------------------------------------------------------
         3.       KBI Sublicense Agreement                         KBI-E, KBI                             V
--------------------------------------------------------------------------------------------------------------------

         4.       Distribution Agreement                           KBI-E, Partnership                     B
--------------------------------------------------------------------------------------------------------------------

         5.       Second Amended and Restated Manufacturing        KB, KBI, TR, KB USA                    O
                  Agreement
--------------------------------------------------------------------------------------------------------------------

         6.       KBI Supply Agreement                             KBI, Partnership                       K
--------------------------------------------------------------------------------------------------------------------

         7.       Clinical Supply Agreement                        KB, Partnership                        U
--------------------------------------------------------------------------------------------------------------------

E.       Other
--------------------------------------------------------------------------------------------------------------------

         1.       Letter Agreement regarding omeprazole and
                  perprazole
--------------------------------------------------------------------------------------------------------------------

         3.       Pledge Agreement                                 KB, KBI                                Q
--------------------------------------------------------------------------------------------------------------------

         4.       Security Agreement                               KBI, KBI-E, KB                         W
--------------------------------------------------------------------------------------------------------------------